AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 2003

                                                      Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

             NEVADA                     IVP TECHNOLOGY CORPORATION                    65-6998896
 (State or Other Jurisdiction of    (Name of Registrant in Our Charter)    (I.R.S. Employer Identification
          Incorporation                                                                  No.)
        or Organization)

    2275 LAKESHORE BLVD. WEST,                     7372                       2275 LAKESHORE BLVD. WEST,
            SUITE 401                  (Primary Standard Industrial                   SUITE 401
    TORONTO, ONTARIO M8V 3Y3            Classification Code Number)            TORONTO, ONTARIO M8V 3Y3
             CANADA                                                                     CANADA
         (416) 252-6200                                                             (416) 252-6200
(Address and telephone number of                                             (Name, address and telephone
            Principal                                                        number of agent for service)
 Executive Offices and Principal
       Place of Business)

                                               Copies to:
             Clayton E. Parker, Esq.                                  Troy J. Rillo, Esq.
            Kirkpatrick & Lockhart LLP                             Kirkpatrick & Lockhart LLP
      201 S. Biscayne Boulevard, Suite 2000                  201 S. Biscayne Boulevard, Suite 2000
               Miami, Florida 33131                                   Miami, Florida 33131
                  (305) 539-3300                                         (305) 539-3300
          Telecopier No.: (305) 358-7095                         Telecopier No.: (305) 358-7095

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                   PROPOSED       PROPOSED
                                                                    MAXIMUM       MAXIMUM
                                                                   OFFERING      AGGREGATE      AMOUNT OF
         TITLE OF EACH CLASS OF               AMOUNT TO BE           PRICE        OFFERING    REGISTRATION
      SECURITIES TO BE REGISTERED              REGISTERED        PER SHARE (1)   PRICE (1)         FEE
------------------------------------------------------------------------------------------------------------
Common stock, no par value per share            131,886,552         $0.031       $4,088,483       $330.76
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of current date.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                   Subject to completion, dated October 29, 2003

                           IVP TECHNOLOGY CORPORATION
                       131,886,552 SHARES OF COMMON STOCK

     IVP Technology Corporation operates under the trade name ActiveCore Technologies Inc. This prospectus relates to the sale of up to 131,886,552 shares of ActiveCore's common stock by certain persons who are, or will become, stockholders of ActiveCore. Please refer to "Selling Stockholders" beginning on page 13. ActiveCore is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. ActiveCore will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by ActiveCore. ActiveCore has agreed to allow Cornell Capital Partners, L.P. to retain 3% of the proceeds raised under the Equity Line of Credit.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On October 21, 2003 the last reported sale price of our common stock was $0.031 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TALL." These prices will fluctuate based on the demand for the shares of common stock.

     Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay ActiveCore 92% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date, plus a retainage of 3%, payable to Cornell Capital Partners, L.P., of the amount of each advance. In addition, ActiveCore has paid Cornell Capital Partners a one-time commitment fee payable in 3,032,000 shares of common stock, a penalty for late approval of the company's SB-2 approved on February 14, 2003 of 168,889 shares and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. The 8% discount, the one-time commitment fee and the 3% retainage are underwriting discounts payable to Cornell Capital Partners L.P.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

     With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is October __, 2003.

                                          TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................2
RISK FACTORS..................................................................5
FORWARD-LOOKING STATEMENTS...................................................11
SELLING STOCKHOLDERS.........................................................12
USE OF PROCEEDS..............................................................16
DILUTION.....................................................................17
EQUITY LINE OF CREDIT........................................................18
PLAN OF DISTRIBUTION.........................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................22
DESCRIPTION OF BUSINESS......................................................36
MANAGEMENT...................................................................48
DESCRIPTION OF PROPERTY......................................................52
LEGAL PROCEEDINGS............................................................52
PRINCIPAL STOCKHOLDERS.......................................................53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................54
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
     OTHER STOCKHOLDER MATTERS...............................................56
DESCRIPTION OF SECURITIES....................................................62
EXPERTS......................................................................64
LEGAL MATTERS................................................................64
HOW TO GET MORE INFORMATION..................................................64
FINANCIAL STATEMENTS........................................................F-1

--------------------------------------------------------------------------------

     Our audited financial statements for the fiscal year ended December 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

     ActiveCore is a Toronto-based commercial and consumer software developer, licensor, publisher, marketer, and distributor. We concentrate on providing consumers and enterprises with mobile device and web software and provide information technology services to businesses. We operate through two divisions, enterprise and consumer. We have operations in the United Kingdom, Canada and the United States. In the enterprise division, we develop, market and distribute mobile device, web based and other software products and provide services primarily in the healthcare and insurance markets. In the consumer division, we develop, license, market, publish and distribute mobile device and web based entertainment software primarily in Europe and North America to wireless carriers and through web portals.

     Since July 1, 2002, ActiveCore has been concentrating on expanding its customer base and its distribution capacity in both the consumer and enterprise segments. In the consumer division, we are continuing to develop our own, and are searching for additional third party mobile game titles to fill our release schedule for publication and distribution for 2004 and 2005. This may entail completing strategic alliances with or acquiring development companies, as well as licensing completed products/titles for publication and distribution rights in certain geographical territories or for certain mobile hardware platforms. In the enterprise division, we also continue to develop our own software products as well as search for additional distribution rights for third party software products to round out our software offerings for our clients, as well as to add more information technology service personnel and obtain new information technology service contracts.

     In addition to the foregoing, we have also made an equity investment in one other company. The investment is a 5% equity stake in e-pocket Inc., which is a private company headquartered in Canada. e-Pocket has developed a digital cash software solution for banks, merchants and consumers for web based purchasers primarily for micro-payments, defined as payments under $10.00. e-Pocket is a development stage company that expects to have its first trial operation commence in November 2003 between a number of merchants and several banks. E-Pocket and ActiveCore have also signed a development agreement whereby ActiveCore will develop the code for e-pocket's micro-payments software based on mobile phones.

GOING CONCERN

     As reflected in our unaudited condensed consolidated financial statements for the six months ended June 30, 2003, our loss from continuing operations of $1,283,895, negative cash flows from operations of $1,638,716, accumulated deficit of $35,430,951 and our working capital deficiency of $1,554,310 raise doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional short term and long-term debt and capital including the ability to raise capital under the equity line of credit and implement our business plan. The condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

     We have entered into various software distribution and licensing agreements, acquired two operating businesses, have obtained committed term debt facilities and intend to raise additional equity capital, project/development finance debt and acquisition debt in order to expand our business operations. Management believes that actions presently being taken to obtain additional funding and to operate and expand its existing business operations provide the ability to continue as a going concern.

                                    ABOUT US

     ActiveCore's principal office is located at 2275 Lakeshore Blvd. West, Suite 401, Toronto, Ontario M8V 3Y3 Canada. Its telephone number is (416) 252-6200. ActiveCore also conducts business under several trade names including MDI Solutions which conducts a software product sales and data integration business for health care in both the U.S. and Canada; SilverBirch Studios which develops and sells mobile games worldwide and RecessGames.com which operates a themed destination web portal for the school age demographic group.

                                            THE OFFERING

     This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of ours. The selling stockholders consist of:

     o Cornell Capital Partners, who intends to sell up to 30,168,889 shares of common stock.

     o Other selling stockholders, who intend to sell up to 101,717,663 shares of common stock.

     Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $425,000 in any thirty-day period. Cornell Capital Partners will pay us 92% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. We have paid Cornell Capital Partners a one-time commitment fee in the amount of 3,032,000 shares of common stock, 168,889 shares as a penalty for late approval of our February 14, 2003 SB-2 filing and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. In addition, Cornell Capital Partners will be entitled to retain 3% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit. Maintenance of the Cornell Capital Partners Equity Line of Credit is a condition of our $2,000,000 term loan facility provided to our Canadian subsidiary ActiveCore Technologies Limited.

     We have engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 100,000 shares of IVP Technology's common stock. Westrock Advisors, Inc. is not participating as an underwriter in this offering.


COMMON STOCK OFFERED                         131,886,552 shares by selling
                                             stockholders

OFFERING PRICE                               Market price

COMMON STOCK OUTSTANDING                     297,921,703 shares
BEFORE THE OFFERING(1)

USE OF PROCEEDS                              We will not  receive  any  proceeds
                                             from  the  shares  offered  by  the
                                             selling stockholders.  Any proceeds
                                             we receive  from the sale of common
                                             stock  under  the  Equity  Line  of
                                             Credit  will  be used  for  general
                                             working capital purposes.  See "Use
                                             of Proceeds."

RISK FACTORS                                 The   securities   offered   hereby
                                             involve  a high  degree of risk and
                                             immediate substantial dilution. See
                                             "Risk Factors" and "Dilution."


OVER-THE-COUNTER BULLETIN BOARD SYMBOL       TALL

---------------

(1) Excludes warrants to purchase 265,000 shares of common stock, and up to 29,735,000 shares of common stock to be issued under the Equity Line of Credit.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

                                                  Three Months Ended                       Six Months Ended
                                              June 30, 2003    June 30, 2002         June 30, 2003    June 30, 2002
                                           ----------------------------------      ---------------------------------
Income Statements                                     (Unaudited)                             (Unaudited)
-----------------                          ---------------------------------       ---------------------------------
Revenues, net                              $      82,300       $      90,000       $     231,009       $     90,000

Gross Loss                                 $     (10,907)      $    (460,609)      $     (56,111)      $   (913,143)

Loss from Operations                       $  (1,137,477)      $  (1,316,953)      $  (1,638,716)      $ (2,063,326)

Other Income (Expenses)                    $    (146,418)      $      30,886       $    (206,559)      $     18,959

Loss from Continuing Operations            $  (1,283,895)      $  (1,286,067)      $  (1,845,275)      $ (2,044,367)

Gain (Loss) from Discontinued Operations   $   2,396,009       $    (211,959)      $   1,662,886       $   (211,959)

    Net Income (Loss)                      $   1,112,114       $  (1,498,026)      $    (182,389)      $ (2,256,326)

Loss Per Common Share from Continuing
  Operations - Basic and Diluted           $       (0.01)      $       (0.01)      $       (0.02)      $      (0.02)

Gain (Loss) Per Common Share from
  Discontinued Operations - Basic          $        0.02       $       (0.00)      $        0.02       $      (0.00)

Gain (Loss) Per Common Share from
  Discontinued Operations - Diluted        $        0.02       $       (0.00)      $        0.01       $      (0.00)

    Net income (Loss) Per Common Share
      - Basic and Diluted                  $        0.01       $       (0.01)      $       (0.00)      $      (0.03)

Weighted Average Number of
  Common Shares Outstanding - Basic          115,200,027         113,191,285         107,531,237        83,421,414

Weighted Average Number of
  Common Shares Outstanding - Diluted        133,678,287         113,191,285         114,394,419         83,421,414

                                                      Years Ended December 31,
                                                   -----------------------------
                                                       2002              2001
                                                   -----------------------------

Revenues, net                                      $  3,210,595    $     67,358

Gross Loss                                         $ (1,452,530)   $   (192,479)

Loss from Operations                               $(22,148,667)   $ (1,188,807)

Other Income (Expenses)                            $    835,377    $    (98,341)

Net Loss                                           $(21,313,290)   $ (1,287,148)

Net Loss Per Common Share -
   Basic and Diluted                               $      (0.32)   $      (0.03)

Weighted Average Shares Outstanding -
   Basic and Diluted                                 66,013,725      44,855,321




                                                   June 30, 2003    December 31,
Balance Sheets                                      (Unaudited)       2002
--------------                                     -----------------------------

Total Assets                                       $    596,845    $  1,926,616

Total Liabilities                                  $  1,761,835    $ 16,346,382

Stockholders' Deficiency                           $ (1,164,990)   $(14,419,766)

                                  RISK FACTORS

     We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          RISKS RELATED TO OUR BUSINESS

     WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

     Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the six months ended June 30, 2003 and the year ended December 31, 2002, we lost $182,389 and $21,313,290, respectively. The majority of these losses were related to the impairment of our goodwill and intangible assets and the cost of the issuance of 30,000,000 common shares at a value of $5,500,000 as "stock-based compensation" provided to management as a result of ActiveCore achieving three revenue milestones (see Summary or Management Discussion and Analysis), as well as for costs associated with financial advisory and legal expenses. ActiveCore has not been profitable since inception. Our accumulated deficit was $35,430,951 at June 30, 2003. Future losses may occur, as we are dependent on spending money to pay for development of mobile games, enterprise software and spending money on marketing of our enterprise software products prior to making sales and collecting revenues.

     During the 2003 fiscal year we divested ourselves of Ignition Entertainment, which was acquired in 2002, and have eliminated the financial burden associated with the development of PC and game console video games. However, our need for cash to finance software development and maintain adequate amounts of working capital is an ongoing factor in our operations. Our current plans are to have cash operating costs (excluding "stock-based compensation") associated with sales, administrative and development staff, overhead, legal, accounting and public company expenses of approximately $2,000,000 in 2003. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems despite having acquired several operating entities and despite earning revenue.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL AND DEBT FUNDING TO SUSTAIN OPERATIONS

     In addition to selling software products and operating integration services under the business trade name of MDI Solutions , ActiveCore is a software developer, publisher, licensor and distributor. In the course of our daily operations we spend money on computer programmers and other skilled technical personnel to develop products over a development timeline and on other resources, such as third party developers, or licensing firms, to obtain concepts or brands prior to commercialization of such products. This means that there are considerable time gaps between the point in time that we conceive of a product and the point in time when we are successful in selling it and the time we collect revenue.

     To the extent that we cannot obtain cash in advance or dedicated financing for our development projects and products and generate sufficient profits on sales, we are reliant on either term debt financing or sale of equity to obtain cash to pay our employees and suppliers. Thus unless we can become profitable with the existing sources of funds we have available and products that we have acquired, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales.

     Since inception in 1994 we have relied on external financing to fund the costs of maintaining a public listing and other aspects of our operations. Such financing has historically come from a combination of borrowings and the sale of common stock to third parties. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to scale back our business operations. Any of these events could be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital from either the equity market or from debt sources to fund our anticipated future expansion. Among other things, external financing may be required to cover our operating costs, to develop, license and publish mobile device games, to fund additional development of games for various mobile devices and web portals and to acquire businesses, which may or may not have revenue in place from existing products at the time of acquisition. We view acquisitions as an integral part of growing our business especially in regard to the enterprise division and we are actively searching for acquisitions to provide additional critical mass to our operations.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

     Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements for the years ended December 31, 2002 and 2001, which states that our ability to continue as a going concern depends upon our ability to secure financing, increase ownership equity and attain profitable operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, and excluding any acquisitions which may occur in 2003, we believe that we may need to obtain approximately $2,000,000 in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the equity line of credit and from our $2,000,000 term debt facility.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2003 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

     We had a working capital deficit of $1,554,310 at June 30, 2003, which means that our current liabilities as of that date exceeded our current assets on June 30, 2003 by $1,554,310. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2003 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit or alternatively reach agreement with some of our creditors to convert debt to equity as has taken place in the past. Alternatively we may be able to reach agreement with some of our creditors to convert short-term liabilities to long term liabilities or restructure to permit payables over an extended period of time.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

     Our success largely depends on the efforts and abilities of key executives and consultants, including Brian MacDonald, our Chairman of the Board of Directors and Chief Executive Officer and Mr. Peter Hamilton, President. The loss of the services of Mr. MacDonald or Mr. Hamilton could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. MacDonald or Mr. Hamilton. We also have a number of key employees that manage our enterprise and consumer division and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. In addition we need to attract additional high quality sales and consulting personnel. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

     ActiveCore commenced its current multi-product enterprise division operations in December 2001 when it obtained an agreement to distribute the
Classifier software product and new management and a new Board of Directors assumed their duties. Since December 2001 we also acquired Ignition Entertainment Limited in the United Kingdom in May 2002 and opened a sales and distribution office in Chicago in July 2002. Subsequently both of these operations were sold as we were unable to obtain access to our equity line of credit quickly enough to allow us to create and deliver products in the planned time frame. We also acquired Springboard Technology Solutions Inc. in Canada, in July 2002, subsequently renamed ActiveCore Technologies Limited, which has added more depth to the enterprise division especially in the area of outsourced IT services for health care in Canada. In September 2003 we acquired certain assets of the data integration division of SCI Healthcare Group in the United States and have recently created a new wholly owned subsidiary in the United Kingdom to sell mobile applications and web based services. The process of integrating these businesses, and the potential that we may acquire other businesses in both divisions makes an evaluation of our future prospects difficult. ActiveCore will continue to encounter the types of risks, uncertainties and difficulties frequently encountered by companies that pursue both organic as well as growth through acquisitions, including the ability to control overhead costs and professional expenses, and to maintain adequate liquid resources as sales revenues increase. Many of these risks and uncertainties are described in more detail elsewhere in this "Risk Factors" section. If ActiveCore's management does not successfully address these risks, then its future business prospects will be significantly impeded and a process of reversing investment in certain areas may have to be undertaken.

THE GROWTH OF OUR CONSUMER DIVISION DEPENDS UPON OUR DEVELOPMENT AND ACQUISITION OF MARKETABLE GAME PRODUCTS FOR CELL PHONE AND OTHER MOBILE DEVICES

     Currently our products in the consumer division are concentrated on games that work on a number of cell phones produced by Nokia, Motorola and other manufacturers. These games are distributed by Tira Wireless, a third party distributor, to wireless carriers such as Verizon, Rogers AT&T, O2 and others. Our ultimate success will depend upon the number of games that we are able to produce, the number of games we are able to license from other developers, the quality and playability of the games that we either produce or license, the growth in consumer adoption of new generation mobile phones and the uptake of games on to these phones. There are many other success factors such as product quality, graphics, price, commercial availability and marketing which impact revenue opportunities for game products. Within the global marketplace for cell phone games our consumer division also depends upon continued interest and expansion of mobile games as a form of entertainment. While the new generation cell phone industry is currently in its formative stages economic factors such as product, platform and infrastructure costs which are beyond our control may restrict the growth rate of the industry.

IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, OUR ENTERPRISE PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE

     The market for mobile device and data integration software is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to source distribution agreements for saleable products or modify or improve our own enterprise products in response to changes in technology or industry standards, our enterprise software product offerings could rapidly become less competitive or obsolete. A portion of our future success will depend, in part, on our ability to:

     o enhance and adapt current software products and develop new products that meet changing customer needs;

     o adjust the prices of mobile software applications to increase customer demand;

     o    successfully advertise and market our products; and

     o influence and respond to emerging industry standards and other technological changes.

     Although we do not intend to expend a great deal of money on development of our own products for the enterprise division we need to respond to changing technology and industry standards in a reasonably timely and cost-effective manner. We may not be successful in effectively using new technologies, developing new products or enhancing our existing product lineup on a timely basis. Our pursuit of necessary technology may require time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that give us a profit margin with which to actively pursue reselling these products. Finally, we may not succeed in adapting various products to new technologies as they emerge.

WE COULD BE SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS

     Both the consumer and the enterprise software industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding copyright, patent and distribution rights. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. We may receive notices of claims that our products infringe or may infringe these rights. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our clients, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. We cannot provide any assurances that we would prevail in any such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If this litigation resulted in an adverse ruling, we could be required to:

     o    pay substantial damages;

     o    cease the manufacture, use or sale of infringing products;

     o    discontinue the use of certain technology; or

     o obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all.

     Although software development companies that we contract with as distributors of their products agree to indemnify us against infringement by their developers of the intellectual property rights of others, it is unlikely that all suppliers will have sufficient funds to completely indemnify us if such a need should arise. Consequently, if it is determined that the software that we distribute infringes upon the intellectual property rights of others, we may be required to withdraw the product from distribution or to spend significant resources to satisfy any such claims, which may not be available at the time of any such determination. Any determination that our software suppliers products infringe upon another's proprietary intellectual property rights may have a material negative impact on our business and results of operations and may require us to cease marketing the infringing products.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 297,921,703 shares of common stock shown as outstanding as of October 20, 2003, 101,886,552 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 196,035,151 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

     In addition, we have issued warrants to purchase 265,000 shares of common stock to Cornell Capital and warrants to purchase 500,000 shares of common stock to the International Brotherhood of Electrical workers in respect of the first tranche of our planned $2,000,000 term debt financing.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

     The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. For example, at June 30, 2003, at an assumed offering price of $0.03 per share, the new stockholders would have experienced an immediate dilution in the net tangible book value of $0.0322 per share. Dilution per share at prices of $0.0225, $0.0150 and $0.0075 per share would be $0.0257, $0.0191 and $0.0126, respectively.

     As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

     The common stock to be issued under the Equity Line of Credit will be issued at a 8% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering subject to rule 144 restrictions to affiliates and insiders. That means that up to 131,886,552 shares of common stock may be sold subject to various rules such as 144 and insider trading restrictions. Such sales may cause our stock price to decline. The officers and directors of the company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line the Company may request numerous draw downs pursuant to the terms of the equity line. Even if the Company uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to the Company the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

     It is not possible to predict if the circumstances whereby a short sales could materialize or to what level the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to ActiveCore Technologies.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

     We are to a great extent dependent on external financing to fund our operations. Our financing needs may be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $425,000 in any thirty-day period.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. The selling shareholders are categorized in groups based on their relationship to ActiveCore. The groups consist of selling shareholders (i) who have assisted in or provided financing to ActiveCore, (ii) officers and directors of ActiveCore or those who were shareholders of acquired companies, and (iii) consultants and professionals. A description of each selling shareholder's relationship to ActiveCore and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                            PERCENTAGE
                                          PERCENTAGE                            OF
                                              OF                            OUTSTANDING                       PERCENTAGE
                                          OUTSTANDING     SHARES TO BE     SHARES TO BE                        OF SHARES
                           SHARES           SHARES          ACQUIRED         ACQUIRED                         BENEFICIALLY
                        BENEFICIALLY     BENEFICIALLY       UNDER THE        UNDER THE       SHARES TO BE        OWNED
                        OWNED BEFORE     OWNED BEFORE      EQUITY LINE      EQUITY LINE      SOLD IN THE         AFTER
 SELLING STOCKHOLDER      OFFERING       OFFERING (1)       OF CREDIT        OF CREDIT         OFFERING       OFFERING(1)
--------------------    ------------     ------------     -------------     -----------      -------------    ------------
                      SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH ACTIVECORE TECHNOLOGIES, INC.
Cornell Capital
Partners, L.P.                433,889                *       29,735,000             9.1%      30,168,889(2)          0.0%
Westrock Advisors,
Inc.                          100,000                *               --               --           100,000           0.0%
Revelate Limited            5,000,000             1.7%               --               --         5,000,000           0.0%
Neil Fishenden                180,000                *               --               --           180,000           0.0%

                              SHARES ACQUIRED AS A RESULT OF ACQUISITION/DIVESTITURE ACTIVITIES

Barnoose Limited            3,676,271             1.2%               --               --         3,676,271           0.0%
SCI Healthcare Group        6,472,492             2.2%               --               --         6,472,492           0.0%
E-Pocket Inc.              10,000,000             3.4%               --               --        10,000,000           0.0%
Karora Technologies
Inc.                          800,000                *               --               --           800,000           0.0%

                                                    OFFICERS AND DIRECTORS

Brian MacDonald            23,179,449             7.8%               --               --        23,179,449           0.0%
Peter Hamilton             23,879,449             8.0%               --               --        23,879,449           0.0%
Kevin Birch                12,037,173             4.0%               --               --        12,037,173           0.0%
Geno Villella               4,278,421             1.4%               --               --         4,278,421           0.0%
J. Steven Smith             2,000,000(3)             *               --               --         2,000,000           0.0%
Stephen Lewis               2,000,000(4)             *               --               --         2,000,000           0.0%

                                           EMPLOYEES, CONSULTANTS AND PROFESSIONALS

Sonny Goldstein             1,000,000                *               --               --         1,000,000           0.0%
Snider Financial
Group Inc.                  2,000,000                *               --               --         2,000,000           0.0%
Hawk Associates Inc         2,000,000                *               --               --         2,000,000           0.0%
Danson Partners LLC         3,114,408            1.04%               --               --         3,114,408           0.0%
                          -----------                        ----------             ----        -----------          ----
Total                     102,151,552                        29,735,000             9.1%        131,886,552          0.0%
                          ===========                        ==========             ====        ===========          ====
----------
*       Less than 1%.
(1)     Applicable   percentage  of  ownership  is  based  on  297,921,703  shares  of  common  stock outstanding as of October 20, 2003 together with securities  exercisable or convertible  into shares of common stock within 60 days of October 20, 2003, for each  stockholder.  Beneficial ownership  is  determined  in  accordance  with the  rules  of the  Securities  and  Exchange
        Commission  and generally  includes  voting or investment  power with respect to  securities.
        Shares of common  stock  subject to  securities  exercisable  or  convertible  into shares of common stock that are  currently  exercisable  or  exercisable  within 60 days of October 20,
        2003 are  deemed to be  beneficially  owned by the person  holding  such  securities  for the purpose of computing  the  percentage  of  ownership  of such person,  but are not treated as

                                       12

        outstanding for the purpose of computing the percentage  ownership of any other person.  Note that  affiliates  are  subject  to Rule 144 and  Insider  trading  regulations  -  percentage computation is for form purposes only.
(2)     Consists of 168,889  shares of common  stock,  265,000  shares of common  stock  underlying a warrant with 15,000  shares  having an exercise  price of $0.50 per share and 250,000  shares having an  exercise  price of $0.099 per share and  29,735,000  shares of common  stock to be issued under the Equity Line of Credit.
(3)     Of that total,  500,000 shares were issued on December 31, 2002, 500,000 on June 24, 2003 and
        1,000,000 shares will vest on November 1, 2003.
(4)     Of that total,  1,000,000  shares were issued on June 24, 2003,  and  1,000,000  will vest on
        November 1, 2003.

     The following information contains a description of each selling shareholder's relationship to ActiveCore Technologies and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with ActiveCore, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH ACTIVECORE

     o CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and former holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with ActiveCore Technology. That transaction is explained below:

          EQUITY LINE OF CREDIT. In April 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay the Company 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 3% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners received 3,032,000 shares of common stock, 168,889 shares as a penalty for the late approval of the Company's February 14, 2003 SB-2 filing and warrants to purchase 265,000 shares of common stock as a commitment fee. We are registering 29,735,000 shares in this offering which may be issued under the Equity Line of Credit.

THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL PARTNERS, INCLUDING:

          The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

          To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

          The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

     o WESTROCK ADVISORS, INC. Westrock Advisors, Inc. is an unaffiliated registered broker-dealer that has been retained by us. Greg Martino, Westrock Advisors, Inc.'s President, makes the investment decisions on behalf of Westrock Advisors. For its services in connection with the Equity Line of Credit, Westrock Advisors, Inc. received a fee of 100,000 shares of common stock. These shares are being registered in this offering.

     o REVELATE LIMITED. Shabir Randeree makes the investment decisions for Revelate Limited. Under the terms of our acquisition of Ignition Entertainment, Revelate was to receive 5,000,000 shares for providing a committed Letter of Credit and Factoring facility for Ignition. The facility was in place until ActiveCore divested of Ignition Entertainment with effect from March 31, 2003.

     o NEIL FISHENDEN. Mr. Fishenden was paid 180,000 shares of ActiveCore as a premium payment on a note for 80,000 pounds that was provided to Ignition Entertainment in December 2002.

SHARES ACQUIRED AS A RESULT OF ACQUISITION ACTIVITIES

     o BARNOOSE LIMITED. The investment decisions for Barnoose are made by Martin Monnickedam. Barnoose was one of the original shareholders of Ignition at the time it was purchased by IVP Technology in May 2002.

     o SCI HEALTHCARE GROUP. In September 2003, SCI Healthcare sold its data integration division to ActiveCore for consideration of $200,000 cash and $6,472,492 shares of ActiveCore's common stock. Messrs. Peterson, Roher and Cudmolinsky make the investment decisions for SCI healthcare.

     o E-POCKET INC. In June 2003, ActiveCore purchased 5% of the equity of e-Pocket in exchange for the issuance of 10,000,000 shares of ActiveCore's Common Stock. Mr. Peter Turk makes the investment decisions for e-Pocket.

     o KARORA TECHNOLOGIES INC. In March 2003 and in August 2003 two separate transactions were entered in to by ActiveCore to obtain first the exclusive healthcare rights to XML connector then subsequently the full source code and exclusive ownership of XML connector. Consideration was 500,000 shares valued at $12,500 and $87,644 in cash for the rights to the healthcare followed by another 300,000 shares and valued at $8,400 and $7,139 in cash for the full source code ownership. Messrs. Gavin Terrill and Mr. Peter McBride make the investment decisions for Karora.

OFFICERS AND DIRECTORS

     o BRIAN MACDONALD, PETER HAMILTON, KEVIN BIRCH AND GENO VILLELLA. Mr. MacDonald and Mr. Hamilton are officers and directors of our Company. Mr. Birch is an officer of our Company and Mr. Villella is an employee of our Company. A portion of the shares being registered in this offering on behalf of Messrs. MacDonald, Hamilton, Birch and Villella were issued in connection with the stock purchase agreement between ActiveCore and International Technology Marketing, Inc. As explained elsewhere in this prospectus the reason for acquiring ITM was to obtain the management services of Messrs. MacDonald, Hamilton, Birch, and Villella. Of the 50,000,000 shares provided in consideration for the acquisition of ITM, 20,000,000 were issued in the quarter ended September 30, 2002; 10,000,000 were issued in the quarter ended December 31, 2002 and the remaining 20,000,000 were issued in the quarter ended June 30, 2003. International Technology Marketing Inc. and ActiveCore Technologies completed a stock purchase agreement on September 17, 2001, which was subsequently ratified by a resolution passed at the annual shareholders' meeting held on November 16, 2001. In negotiating the agreement between ITM and ActiveCore it was originally agreed that the 50,000,000 shares would be released upon achievement of milestones for revenue achievement. 30,000,000 of the shares were released in accordance with the original milestone agreement and recorded as "compensation shares" and valued at market as at the last trading day of the quarter in which they were released. In the quarter ended September 30, 2002, 20,000,000 shares became eligible for release and in the quarter ended December 31, 2002, 10,000,000 shares became eligible for release, the shares were valued at the closing price of the shares as at September 30, 2002 and December 31, 2002, respectively, and totaled $5,500,000. This value was recorded as an expense in the financial statements for the year ended December 31, 2002 which greatly increased our operating loss for the fiscal year on a non-cash basis. Following the end of the fiscal year it became apparent to the board of directors that the arrangement whereby milestone attainment would result in additional shares being released at progressively higher share prices actually worked against the interests of shareholders as greater expenses would have been incurred thereby resulting in reduced profits and thereby reduced share prices. The board of directors decided to amend the agreement dated August 17, 2001 to remove the requirement for milestone attainment. In total, Messrs. MacDonald, Hamilton and Birch each received 14,973,913 shares of common stock and Mr. Villella received 4,278,261 shares of common stock in connection with the ITM stock purchase agreement. All of these shares are being registered in this offering.

          In addition to the 50,000,000 shares referenced above as a result of the ITM acquisition, ActiveCore is registering 2,000 shares of common stock issued in connection with the acquisition of Springboard

          Technology Solutions now renamed ActiveCore Technologies Limited our Canadian subsidiary. These shares were issued to Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock in connection with that acquisition, which was consummated on July 1, 2002. The cost of the acquisition was accounted for as $260 which was the market value of the shares at issue date. Messrs. MacDonald, Hamilton and Birch each received 560 shares of common stock. Mr. Villella and Ms. Bullock each received 160 shares of common stock. All of these shares are being registered in this offering.

          In the quarter ended June 30, 2003 Messrs. MacDonald and Hamilton converted debts owed to them by ActiveCore into shares and each was provided with 17,084,976 shares representing conversion of debts at the rate of $0.025 per share. In the quarter ended September 30, 2003, Mr. Birch also converted amounts owed to him by Active Core and received 1,562,700 shares converted at the rate of $0.025 per share.

     o J. STEVEN SMITH. J. Steven Smith is an independent director of ActiveCore and is the President and CEO of ROH Inc., an Alexandria, Virginia based IT software and services company. As compensation for serving as a director, 1,000,000 shares of common stock vested on the first anniversary of his election to the board of directors and an additional 1,000,000 shares will vest on November 1, 2003. Mr. Smith was elected on November 16, 2001. Mr. Smith does not receive any other consideration for his time and attention to ActiveCore Technologies. These shares are being registered in this offering.

     o STEPHEN LEWIS. Stephen Lewis is an independent director of ActiveCore and is a self employed consultant and former business owner. As compensation for serving as a director, 1,000,000 shares of common stock vested on first becoming a director of ActiveCore and a second 1,000,000 shares will vest on November 1, 2003. Mr. Lewis was named to the board on June 23 2003. Mr. Lewis is the independent financial expert on our board.

CONSULTANTS AND PROFESSIONALS

     o SONNY GOLDSTEIN. Mr. Goldstein has been employed by the Company as a consultant in relation to strategic planning and finance. Mr.
          Goldstein provides the Company with advice on its dealings with various investors and prospective investor groups including the International Brotherhood of Electrical Workers who have provided the Company with a term loan at the subsidiary level. Mr. Goldstein was issued 1,000,000 shares for his services.

     o SNIDER FINANCIAL GROUP INC. Snider financial in addition to acting as an agent in several financings also assisted the Company in locating and negotiating brand name properties for game development such as Zorro. The shares being registered in this filing are related to fees earned for negotiating brand name properties. Mr. Ted Snider makes the investment decisions for Snider Financial Group Inc.

     o HAWK ASSOCIATES INC. In April 2003 the Company entered into an Investor Relations support agreement with Hawk Associates. Mr. Frank Hawkins makes the financial and investment decisions for Hawk Associates.

     o DANSON PARTNERS LLC. Wayne Danson makes the investment decisions on behalf of Danson Partners LLC. Danson Partners LLC was a consultant to ActiveCore Technologies and provided consulting services in connection with various financial and accounting matters. In connection with its services, Danson Partners LLC was paid a fee of $200,000. Of that total, $75,000 was paid in cash with the balance paid by the issuance of 1,125,397 shares of common stock in relation to the Company's Equity Line of Credit with Cornell Capital. Over the course of the year in which Danson Partners was engaged by the Company an additional 1,000,000 shares were provided to him as a bonus and 2,000,000 shares were provided to him on the basis that he convert his outstanding fees to equity. This was accomplished on October 15th. These shares are being registered in this offering.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. ActiveCore Technologies will pay Cornell Capital 3% of each advance as an additional fee.

     ActiveCore is registering 29,735,000 shares of common stock for issuance under the Equity Line of Credit. At a recent price of $0.03 per share, ActiveCore would receive gross proceeds of $892,050.

     For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $50,000 plus 3% retainage payable to Cornell Capital Partners.

GROSS PROCEEDS                                                          $892,050

NET PROCEEDS                                                            $815,289

USE OF PROCEEDS:                                                          AMOUNT
--------------------------------------------------------------------------------

Repayment of Loans                                                      $129,000
Sales and Marketing                                                      100,000
Administrative Expenses, Including Salaries                              300,000
General Working Capital                                                  286,289
                                                                        --------
TOTAL                                                                   $815,289
                                                                        ========

     In addition to the net proceeds described above, Cornell Capital Partners holds warrants to purchase 265,000 shares of common stock, which shares are being registered in this offering. Of that total, warrants to purchase 15,000 shares have an exercise price of $0.50 per share and warrants to purchase 250,000 shares have an exercise price of $0.099 per share. If all warrants were exercised, then ActiveCore would receive net proceeds of $32,250 from such exercise. Any proceeds received upon issuance of outstanding warrants will be used for general working capital purposes.

                                    DILUTION

     The net tangible book value of our Company as of June 30, 2003 was ($1,343,394) or ($0.0057) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.03 per share which is in the range of the recent share price.

     If we assume that our Company had issued 29,735,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.03 per share (i.e., the number of shares registered in this offering under the Equity Line of Credit), less retention fees of $26,762 and offering expenses of $50,000, our net tangible book value as of June 30, 2003 would have been ($0.0020) per share. Note that at an offering price of $0.03 per share, ActiveCore Technologies would receive gross proceeds of $892,050. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0035 per share and an immediate dilution to new stockholders of $0.0320 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                               $   0.0300
Net tangible book value per share before this offering    ($0.0057)
Increase attributable to new investors                     $0.0035
                                                        -----------
Net tangible book value per share after this offering                  ($0.0022)
                                                                      ----------
Dilution per share to new stockholders                                $   0.0322
                                                                      ==========

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                  DILUTION PER
                            ASSUMED         NO. OF SHARES TO      SHARE TO NEW
                         OFFERING PRICE      BE ISSUED (1)         INVESTORS
                         --------------      -------------         ---------
                           $0.0300            29,735,000           $0.0322
                           $0.0225            29,735,000           $0.0257
                           $0.0150            29,735,000           $0.0191
                           $0.0075            29,735,000           $0.0126


(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

     SUMMARY. In April 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 3% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock. On February 14, 2003, the SB-2 Registration Statement that was filed by the Company was declared effective. To date, the Company has received $1.1 million in exchange for the issuance of 29,000,000 shares of common stock under the Equity line of Credit. The Company is registering an additional 29,735,000 shares of common stock for the Equity line of Credit pursuant to this registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

     EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 10 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence.

     We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

     The amount of each advance is limited to a maximum draw down of $425,000 in any thirty-day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock received under the equity line of credit.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.03 per share, we would issue 29,735,000 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $892,050. These shares would represent less than 9.1% of our outstanding common stock upon issuance. We are registering 29,735,000 shares of common stock for the sale under the Equity Line of Credit. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at the current price of $0.03 per share. Put another way we do not have sufficient common shares available to draw down the entire $10,000,000 available under the equity line at current share prices.

     There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.03 per share and 25%, 50% and 75% discounts to the recent price.

 Purchase Price                $0.0075       $0.0150       $0.0225       $0.0300

 No. of Shares(1):          29,735,000    29,735,000    29,735,000    29,735,000

 Total Outstanding (2):    327,656,703   327,656,703   327,656,703   327,656,703

 Percent Outstanding (3):         9.1%          9.1%          9.1%          9.1%

(1)  Represents  the  maximum number of shares being registered hereunder.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

     Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

     We expect to incur expenses of approximately $50,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, we paid Cornell Capital Partners a one-time commitment fee payable in 3,032,000 shares of common stock, 168,889 shares of common stock as a penalty for late approval by the SEC of the February 14, 2003 SB-2 and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. In addition, we issued 100,000 shares of common stock to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee and 1,040,000 shares of common stock to Danson Partners, LLC as a consulting fee.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 3% of the proceeds received by us under the Equity Line of Credit, and received a one-time commitment fee of 3,032,000 shares of our common stock and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. The 8% discount, the 3% retention and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock.

     Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock. The offering expenses consist of: a SEC registration fee of $331, printing expenses of $2,500, accounting fees of $15,000, legal fees of $15,000 and miscellaneous expenses of $17,169. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information should be read in conjunction with the consolidated financial statements of IVP Technology operating under the registered name ActiveCore Technologies Inc. and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of the company please see the section entitled Description of the Business which follows this section.

BUSINESS OVERVIEW

     ActiveCore is a Toronto-based commercial and consumer software developer, licensor, publisher, marketer, and distributor. We concentrate on providing consumers and enterprises with mobile device and web software and provide information technology services to businesses. We operate through two divisions, enterprise and consumer. We have operations in the United Kingdom, Canada and the United States. In the enterprise division, we develop, market and distribute mobile device, web based and other software products and provide services primarily in the healthcare and insurance markets. In the consumer division, we develop, license, market, publish and distribute mobile device and web based entertainment software primarily in Europe and North America to wireless carriers and through web portals.

     For three years prior to current management taking over day-to-day control of the Company, following the November 2001 approval by our shareholders of the purchase of International Technology Marketing, Inc., ActiveCore was solely focused on distributing an enterprise software product marketed under the "PowerAudit" name. Beginning in December 2001, the company acquired rights to distribute several additional enterprise software products from several other third party vendors. In May 2002, the Company also acquired Ignition Entertainment Limited, a UK based company engaged in the development, licensing, publishing, marketing and distribution of primarily platform (X-box,
Playstation, GameCube and GameBoy) video games. In July 2002, we acquired Springboard Technology Solutions Inc. since renamed ActiveCore Technologies Limited, a Toronto based consumer and enterprise software development and IT services company. In the second quarter of 2003, with effect for accounting purposes from April 1, 2003, the Company divested the operations of Ignition Entertainment. Currently, our consumer division concentrates on games for mobile devices and web portals. In September 2003 we acquired certain assets pertaining to data integration services for the United States healthcare market from SCI Healthcare Group.

ENTERPRISE DIVISION

     ActiveCore's enterprise division primarily operates through its wholly owned subsidiary, ActiveCore Technologies Limited, formerly Springboard, which was acquired on July 1, 2002 to develop, market, license and install data solutions and other applications for mid-size companies, large corporations and government agencies. A number of ActiveCore's clients are in the health care field thus, in-order to provide marketing focus for the health care sector clients, the Company created the registered trade name of MDI Solutions to identify products and services specifically for the health care vertical. Through ActiveCore, MDI Solutions has developed, and currently markets, two software products specific to the health care vertical namely "MD Link" and "MD Eye". ActiveCore's other enterprise data solution offerings use Vaayu(TM), developed by ActiveCore, ActiveLink formerly XML Connector developed by Karora Technologies Inc., and Classifier(TM) and iBos(TM), products developed by The Innovation Group PLC. (TIG plc.) . In addition to its enterprise operations ActiveCore also has an established wireless and web application development group which operates under the trade style of SilverBirch Studios. SilverBirch focuses on developing "handheld" applications most recently in the form of on-line games for web portals and mobile games for Java enabled mobile phones or Symbian OS devices. Currently the development group is also developing the e-Pocket micro payment solution for mobile phones and similar devices which will be marketed by e-Pocket Inc. On a world wide basis "SilverBirch Studios" has been established as a Nevada registered trade name for ActiveCore Technologies, Inc.

     ENTERPRISE SOFTWARE PRODUCTS

     The enterprise software division currently markets data integration and data management solutions. These solutions are made up of separate software products that can operate on a stand-alone basis or integrate with other enterprise level software. The Company believes that these products provide enterprises with increased economy, efficiency and effectiveness when enterprises are faced with the necessity of obtaining data from the field, wherever that may be, and moving it into processes that take place in the front and back office environment through to business decision making levels. The enterprise software products currently represented by the Company are described below.

     THIRD PARTY VENDOR PRODUCTS

     CLASSIFIER(TM). On December 28, 2001, we entered into a two-year, non-exclusive licensing agreement to distribute the Classifier(TM) software program, developed by The Innovation Group, Plc. Subsequently, on September 30, 2002 we renegotiated the agreement with The Innovation Group, Plc to add another product, i-Bos(TM) (see product description herein), and relinquished the financial services industry vertical back to The Innovation Group, Plc. In the course of our contract renegotiation we also obtained the right, on a non-exclusive basis, to distribute both the Classifier(TM) and the i-Bos(TM) product in the UK market. Meanwhile we retained the right to sell such software in the United States, Mexican and Canadian markets. Our distribution agreement allows us to earn up to a 100% margin on the wholesale price, provided certain minimum selling prices are met. We anticipate that the distribution agreement will be renewed on December 31, 2003.

     The Classifier(TM) product is a sophisticated business intelligence solution that provides data analysis benchmarking which can monitor on-going improvements on business activities, such as specific products, lines of business and other information of a business operation. The Classifier(TM) was designed to create and broadcast business intelligence knowledge views direct to decision makers over corporate Intranets and the Internet. The Classifier(TM) turns a database into a website, enabling more people to access data with a web browser. The Classifier(TM) incorporates a high-performance and powerful data analysis server, a web report publishing facility, versatile data transformation features and the ability to connect and extract data from multiple back office data sources.

     I-BOS(TM). On September 30, 2002, the Company obtained the non-exclusive right to market The Innovation Group Plc's i-Bos(TM) product (Innovative
Business Operating System) in North America and the United Kingdom to all verticals except financial services.

     I-Bos(TM) is an application development environment for business analysts. It is process and rule centric and allows analysts to build complete business applications for specific vertical markets without any programming knowledge in a language that is understood by that business sector. i-Bos(TM) is currently used primarily in financial services arenas, however it can be used in any process driven organization such as government, health care or any other organization where it is important that certain steps be taken prior to other operations being performed.

     INTERNALLY DEVELOPED PRODUCTS

     VAAYU(TM). Vaayu(TM) is a platform-independent software product that mobile-enables existing Enterprise Applications within an organization, allowing staff and field workers to remotely access internal data and systems through a variety of handheld and wireless devices, including Palm OS devices, RIM devices, handheld computers and other mobile devices. Recently the Company obtained an exclusive source code agreement for XML/Connector from Karora Technologies Inc., which should allow ActiveCore to expand the use of Vaayu into the health care vertical where multiple legacy systems may be connected to Vaayu's mobile enablement capabilities.

     MD LINK. During the last fiscal year the Company has also developed for its medical data integration business a software product that connects independent data systems within a healthcare organization, enabling connectivity and information sharing with stand-alone or legacy applications through industry protocols such as HL7 and XML. We believe that the capabilities of this product will also be improved as a result of the acquisition of the XML/Connector source code.

     MD EYE. MD Eye is a software product that monitors the runtime status of systems and interfaces within an interfacing environment, keeping watch over critical elements such as disk space usage, processor utilization, network connectivity, queue sizes and other IT system critical elements. This product is used in many of MDI Solutions services contracts to assist in monitoring systems and to automatically call for human intervention.

     ENTERPRISE SERVICES

     The primary services provided by the Enterprise Division are performed by staff that are on call or operate under contract as outsourced IT personnel in both the health care market and in the network solutions market. Network solutions staff are typically specialists in working with data networks, often in high value professional office environments. Specialists in particular medical data structures are employed under the MDI Solutions banner for the health care market. In September 2003 we acquired certain personnel in the data integration group of SCI Healthcare Group Inc. and through this acquisition have been able to expand our data integration services to the Untied States where we now service 18 health care centers.

CONSUMER DIVISION

     Since the divestiture of Ignition Entertainment Limited, the consumer division has been reduced to two operating trade names, specifically SilverBirch Studios and RecessGames.com under which ActiveCore develops and markets mobile and on-line games. Effective April 1, 2003 the Company divested Ignition and its operations have been recorded as discontinued operations for the current fiscal year. Ignition had been primarily concerned with developing for the personal computer and video games platforms market. The development of high quality platform video games is an expensive and time consuming process entailing long lead times and has substantial risk associated with picking the correct genres of games, correct timing for releases and is subject to retail acceptance in the market. With the divestiture of Ignition ActiveCore was able to rid itself of this business risk and reduce the amount of money needed to fund the Company.

CURRENT EVENTS

     CONSUMER DIVISION

     During the first quarter of 2003, we signed a development and distribution agreement with Tira Wireless Inc. (www.tirawireless.com) for non-exclusive distribution of our games and other applications for mobile phones and other handheld devices through to Tira's Mobile Operator/Carrier channels on a world wide basis. Tira distributes games and applications through AT&T Wireless, Nokia, Mobilkom Austria, End2End, Telecom1, Vodaphone, Vizzavi Portugal, Jamba and O2 which span the globe in terms of service to mobile subscribers. In addition to using Tira Wireless as a distributor and publisher, we have also executed a software distribution agreement with Handango, Inc. which firm distributes a wide range of mobile applications through its on-line web store. Handango is the leading publisher and platform for mobile software. Handango markets more than 25,000 applications from more than 8,000 Handango Software Partners through an extensive global distribution network of online, retail, and enterprise channels reaching more than five million mobile users each month. Handango provides its partners with worldwide distribution, marketing support, on-time payment processing, e-commerce services, product launch assistance and business development expertise.

     Our initial publication and release schedule for Java(TM) games consists of 14 entertainment products which have been created specifically for mobile phone platforms. During the second quarter of 2003 the Company delivered 4 cell phone games to Tira which are now in various stages of the distribution cycle including replication for various phone models, acceptance testing by carriers and placement on wireless carrier game portals. ActiveCore's mobile games have been created by SilverBirch Studios, an internal development group. In addition to developing mobile applications, SilverBirch is currently completing work on a mobile phone game themed website "vortal" for a school age demographic segment to be initiated and marketed under the trade name "RecessGames.com". The RecessGames.com portal is currently scheduled for launch in late 2003.

     ENTERPRISE DIVISION

     The enterprise division has made steady progress with particular emphasis on the MDI Solutions division. In February 2003 the group received its first order for the MD Link product as an HL7 integration solution from Guelph General Hospital for current and future system interfaces within their facility. Due to the SARS outbreak in Toronto the installation of the MD Link product was not completed until the second quarter of 2003. In addition MDI Solutions has executed multiple contracts with four of the Toronto area's largest hospitals and has been awarded a short term contract for services at the Sault Area Hospital and the Children's Hospital of Eastern Ontario. In addition we have been retained by EDS Canada to service a portion of the Swiss Healthcare system in Basel Switzerland. Most of these contracts are for a combination of time, material and retained consulting services and have an initial term ranging from six to twelve months with four automatically renewing for additional periods.

     The outbreak of SARS resulted in 44 deaths in the Toronto area, including a number of health care workers, was concentrated in health care facilities. The business impact on ActiveCore was substantial as the Company was faced with minimal revenues from its service contracts and prolonged collection periods during the later part of the first quarter, the entire second quarter and two of the three months in the third quarter. The financial repercussions of the outbreak, retaining staff in spite of reduced revenue opportunities, have continued into the third quarter however the Company believes that the fourth quarter will show improvement as various Toronto based hospitals catch up on integration issues and the movement of Toronto service personnel is again allowed in to US and other region health care facilities.

     The key health centers which are serviced by MDI under these contracts are Mount Sinai, a 462 bed hospital and critical care facility, located in downtown Toronto; St. Joseph's Health Centre, a 350 bed community service facility located in West Toronto; York Central Hospital, a 430 bed community hospital located in Toronto's North West region; and The Rouge Valley Health System, a two site 411 bed hospital health center, located in Toronto's Eastern region. The four health centers are amongst the ten largest hospitals in the Toronto area. ActiveCore has hired additional staff to service the anticipated growth in service contracts and is investing in marketing and sales personnel to obtain greater penetration in both the US and Canadian health care markets.

     Effective September 20th 2003 MDI solutions took over 18 service contracts for healthcare facilities in the United States. Amongst the facilities serviced are; Fairfield Medical Center a 222 bed general acute care facility located in Lancaster, Ohio; Good Samaritan Regional Medical Center, a 188 bed facility located in Corvallis Oregon; Hawaii Health Systems Corporation, the fourth largest public hospital system in the United States with 12 physical locations; the Catholic Health System of Buffalo NY with four hospitals and dozens of diagnostic centers, primary care sites, long term care facilities, home health agencies with more than 8,000 full and part-time employees and 1,200 physicians servicing Western New York; the Renal Care Group, Inc. of Nashville, TN; the Southern Regional Health System in Riverdale, Georgia near Atlanta, a 410-bed medical / surgical facility and Pekin Hospital a 131 bed facility located near Peoria, Illinois.

ACQUISITIONS AND REORGANIZATIONS

     ActiveCore Technologies maintains an active interest in acquisitions and the reorganization of its component parts to better service clients of both its consumer and enterprise divisions. Investment in its existing operations augmented by growth through acquisitions is a key goal of management as is the effective use of capital to drive acceptable returns on investment. At its annual general meeting of shareholders in Miami on May 28, 2003 ActiveCore shareholders gave consent to an increase in the authorized common shares from 150,000,000 to 500,000,000 shares. The increase in the number of authorized common shares was necessary to complete the issuance of shares to the original shareholders of Ignition and to provide sufficient room in its share structure to complete acquisitions using shares and for other equity and debt capital raising activities. It is management's belief that acquisitions and reorganizations ought to be undertaken when such activities are perceived to be accretive i.e. the cost of share dilution is offset by earnings in the future.

RESULTS OF OPERATIONS

     THREE MONTHS ENDED JUNE 30, 2003 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2002

     REVENUES. During the three months ended June 30, 2003, we generated $82,300 in revenue in comparison to revenue of $90,000 in the corresponding period ended June 30, 2002. From a revenue source perspective in the second quarter of fiscal year 2003, $82,300 of revenue was generated by ActiveCore Technologies Limited from services work and product installation chiefly by the Company's MDI division. The Company accounted for the divestiture of Ignition Entertainment as discontinued operations with effect from April 1, 2003 therefore no revenue from Ignition UK was included in the results for the three months ended June 30, 2003. ActiveCore Technologies acquired Ignition on May 28, 2002 and did not acquire Springboard, now ActiveCore Technologies Limited, until July 1, 2002. Consequently, the revenue recorded in the second quarter of fiscal year 2002 was entirely generated by Ignition Entertainment Limited in the UK. During the second quarter of 2003 revenue from the MDI group was down substantially from what was expected as a result of the SARS outbreak in Toronto which constrained revenue earning opportunities within the existing hospital contracts and in terms of expanding our operations to other health care units in the US and Canada.

     COST OF SALES. Cost of sales was $93,207 for the three months ended June 30, 2003 versus $550,609 in the three months ended June 30, 2002. The principal cost of sales items in the second quarter 2003 consisted of amortization of the Classifier software license of $89,202 while the principal cost of sales in the second quarter ended June 30, 2002 was video game production costs in the Ignition operation in addition to the amortization of the classifier license. The Company recorded amortization of prepaid licences of $92,982 related to ActiveCore's Classifier(TM) and I-Bos(TM) distribution and license agreement in both the second quarter of 2003 and 2002. The result of the cost of sales components elaborated above led to a negative gross margin of $10,907 in the three months ended June 30, 2003 versus a negative gross margin of $460,609 in the three months ended June 30, 2003.

     OPERATING EXPENSES. Total operating expenses for the three months ended June 30, 2003 were $1,126,570 versus $856,344 in the three months ended June 30, 2002. These expenses resulted in losses from operations of $1,137,477 in the most recent quarter and $1,316,953 in the quarter ended June 30, 2002.

     The largest components of second quarter fiscal year 2003 operating expenses were related to stock based compensation, salaries and wages and other general and administration expenses. These expenses are discussed below.

     ActiveCore's Canadian operations accounted for $157,573 in wages and salary costs which represented the cost of developers, data management staff, administration and sales and marketing staff. Salaries and wages include costs of all group insurance and government payroll taxes. In the period ended June 30, 2002 there were no wage and salary costs incurred for operations as Ignition's figures have been removed and shown as discontinued operations and that subsidiary's US operation Ignition USA was not in place at the time.

     Stock based compensation of $656,922 in the second quarter ended June 30, 2003 includes $540,000 charged to operations due to the acceleration of release of 20,000,000 shares that were formerly part of the acquisition terms of ITM in September 2001. In the quarter ended June 30 2002 there was no stock based compensation paid. Under the original ITM purchase agreement, shares were to be released to the shareholders of ITM as sales revenue targets were met - at the time the original agreement was made it was anticipated by both the former directors of IVP and the owners of ITM that the stock issued in exchange for ITM acquisition would have been valued as at the date of the agreement and accounted for as a large goodwill value on the balance sheet. However during the Company's prolonged SB-2 approval process it was determined that the common stock needed to be accounted for as at the quarter end in the each of the quarters where the original sales revenue targets were achieved. In practice this meant that regardless of how successful the Company was in achieving increased sales, and regardless of how well the share price responded to the increased revenue, the Company was likely to record large losses based on the valuation of the share releases at the time the revenues were recognized. In addition the recording of higher share compensation values was acting as a disincentive for management since management were likely to be taxed on the increased value of the stock received as it was being recognized as income rather than a one time capital gain over the original purchase price of the equity purchase in ITM. The other stock based compensation amounts consist of payments of $63,500 related to director's fees for the current year and $125,000 related to payment to a consultant for the next twelve months. No costs related to Ignition were recorded in the quarter as Ignition was divested with effect from April 1, 2003. In the second quarter of 2002 no stock based compensation was recorded as the managers of the Company had not yet met the first milestone payment on the ITM compensation shares.

     General and Administrative expenses were $198,470 in the quarter ended June 30, 2003 versus $150,100 in the quarter ended June 30, 2002. In the most current quarter the largest component of G & A was a write-down of commitment fees on the equity line of credit and the cost associated with the retention of Hawk Associates as the Company's new Investor Relations firm. Hawk has been retained at a rate of $7,000 per month in addition to a one time 2,000,000 restricted stock grant.

     Consulting fees for the three months ending June 30, 2003 were $45,256 versus $330,980 in the quarter ended June 30, 2002. The fees in the second quarter ended June 30, 2003 reflect the cost of management's accrued salaries whereas, in the second quarter ended June 30, 2002, the costs reflected the value of various financial and marketing consultants who were assisting the company in making it ready for the SB-2 filing and expanding its product set and sales opportunities.

     Legal and accounting expenses were $57,996 in the three months ended June 30, 2003 versus $165,877 in the three-month period ended June 30, 2002. The decrease between the periods was primarily due to reduced audit fees as a result of the groundwork that had been laid during the company's extended SB-2 process. Likewise the Company had lower legal fees due to the end of the SB-2 process.

     Management fees and financial advisory fees in the period ended June 30, 2003 were nil versus $52,452 and $150,000 respectively in the quarter ended June 30, 2002. The financial advisory charges were directly related to the costs of retaining Danson Partners to assist in bringing the Company up to SEC standards in accounting and finance, the contract with Danson Partners expired at the end of February 2003.

     In the quarter ended June 30, 2003 the Company incurred depreciation charges of $10,353 versus $6,935 in the quarter ended June 30, 2002. These charges were related to primarily computer equipment in use in the Company's offices.

OTHER INCOME/EXPENSES

     In the quarter ended June 30, 2002 the Company realized a gain of $96,334 on the early extinguishment of debt related to the short term loan from DCD Group. In the quarter ended June 30, 2003 there was no corresponding event.

     Interest income from cash on deposit was $1,354 in the quarter ended June 30, 2003 versus $42 in the quarter ended June 30, 2002.

     Interest expense was much higher in the period ended June 30, 2003 at $148,778 than in the comparative period ended June 30, 2002 which was $54,218. In the current quarter the Company incurred imputed interest charges related to the Equity Line of Credit and interest costs on the Berra term loan whereas in the quarter ended June 30, 2002 the interest expense was related to several term loans including the Berra note and a convertible debenture obtained from an unrelated party.

     The company recorded a foreign exchange gain of $1,006 for the three months ended June 30, 2003 as a result of the decline of the US dollar in relation to the Canadian Dollar. In the quarter ended June 30, 2002 the Company had a foreign exchange loss of $11,272 in respect of the decline of the Canadian dollar versus the US dollar.

     NET LOSS FROM CONTINUING OPERATIONS. As a result of the items specified above, the Company incurred a net loss of $1,283,895 or 0.01 cent per share versus a loss of $1,286,067 or 0.02 cents per share in the second quarter of 2002.

NET INCOME (LOSS)

     DISCONTINUED OPERATIONS

     The Company recorded a net gain on discontinued operation from the sale of Ignition Entertainment Limited of $2,396,009 in the quarter ended June 30, 2003 versus a loss on discontinued operations of $211,959 for the quarter ended June 30, 2002. As a result of the divestiture of Ignition the Company earned net income of $1,112,114 for the quarter ended June 30, 2003 versus a net loss of $1,498,026 in the quarter ended June 30, 2002. This resulted in a earnings per share of 1 cent per diluted share for the quarter ended June 30, 2003 versus a loss of 1 cent per share in the quarter ended June 30, 2002.

     TWELVE MONTHS ENDED DECEMBER 31, 2002 COMPARED WITH THE TWELVE MONTHS ENDED DECEMBER 31, 2001

     REVENUES. During the twelve months ended December 31, 2002, we generated $3,210,595 in revenue in comparison to revenue of only $67,358 in the 2001 fiscal year. From a revenue source perspective in 2002, $3,093,481 of revenue was generated from the sale of video game entertainment products and $117,114 resulted from the sale of data solution products and services. In terms of entertainment products $2,896,532 and $196,949 respectively, were generated by Ignition Entertainment Limited and IVP Technology (now ActiveCore) d.b.a as Ignition USA. Ignition Entertainment Limited was formed in December 2001 and commenced operations in April 2002, when it made several acquisitions of operating companies and other assets. ActiveCore acquired Ignition on May 28, 2002. ActiveCore acquired Springboard on July 1, 2002. Accordingly, ActiveCore had no revenue from either Ignition Entertainment Limited or Springboard in the comparable period in the prior year. All revenue for the comparative period ended December 31, 2001 was from one installment sale of the PowerAudit software program in the year 2000, during the fiscal year 2001 the account receivable related to the installment sale was written off to bad debts. In fiscal 2002, IVP elected to terminate the distribution license for PowerAudit as management determined that it could not run a profitable business based on the product.

     COST OF SALES. Cost of sales was $4,663,125 for the twelve months ended December 31, 2002 versus $259,837 in 2001. The principal cost of sales items in 2002 consisted of video entertainment product cost of goods sold of $2,702,472 in the UK subsidiary coupled with publisher's fees and production and sales cost in the US operation of $26,985 and purchases of third party hardware and software of $41,130 in Springboard Technology. In addition, the company recorded amortization of prepaid licences of $1,358,899 related to ActiveCore's Classifier(TM) and I-Bos(TM) distribution and license agreement, and product development costs of $251,796 incurred in Ignition Entertainment Limited for game development. The remaining component of cost of sales related to carriage and duty charges of $30,047. In 2001 the Company recognized cost of sales of $259,837 related to the amortization of the PowerAudit distribution agreement. The result of the cost of sales components elaborated above led to a negative gross margin of $1,452,530 in 2002 of which $1,640,742 represented non-cash items. In the fiscal year 2001 the negative gross margin was $192,479.

     OPERATING EXPENSES. Total operating expenses for the twelve months ended December 31, 2002 were $20,696,137 versus $996,328 in the fiscal year ended December 31, 2001.

     The largest components of fiscal year 2002 operating expenses related to two non-cash items, namely, a charge of $11,086,863 related to the write off of the excess of the purchase price of Ignition and Springboard over the net assets acquired and a charge for $5,500,000 related to "stock based compensation". In the case of the first item it was determined by management that it would not be possible to determine an inexpensive methodology to conservatively address the regulatory requirements to value the intellectual property assets acquired with the acquisitions of Ignition Entertainment and Springboard Technology. Company management determined that the only appropriate course of action was to write off the excess of purchase price, primarily intellectual property assets. The size of the write off of the Ignition assets was increased as a result of the process leading to the approval of the Company's SB-2 when it was determined that the purchase price of Ignition was required to be increased to comply with rules related to the pricing of ActiveCore's shares three days before and after closing date. The second largest component of operating expenses arose as a result of the accounting treatment of shares issued to complete the purchase of ITM. Rather than recognizing a large goodwill amount on the acquisition of ITM, which company had little in the way of tangible assets, it was decided to recognize the value of the shares issued for the stock purchase agreement, on the books of ActiveCore only, as "earned" by management as its revenue milestones were achieved and value the shares as at the stock price on the last day of the quarter in which the milestones are achieved. Specifically as shares to the former shareholders of International Technology Marketing, Inc. were issued from the escrow as revenue milestones are met, the issued shares were priced at the end of quarter share price and expensed on the income statement at that value. There were no comparable expenses in the 2001 fiscal year.

     In 2002 the Company expensed $1,176,084 in salary and wage costs versus none in 2001. On January 1, 2002 the company became active and moved out of the development stage. The breakdown of salaries and wages consisted of $46,025 in ActiveCore's Chicago sales office, $175,110 in Springboard Technology in Toronto and $954,948 in Ignition's offices in London and Banbury UK. Salaries and wages include costs of all group insurance and government payroll taxes. The Company had a high cost base in its UK operation in relation to salaries in the US and Canadian operations. There were no salary and wage costs in 2001 as there were no active operations in 2001.

     Consulting fees for the year ending December 31, 2002 and December 31, 2001 were $1,000,876 and $420,694 respectively. Consulting fees in 2002 consisted of $312,641 for Ignition Entertainment - primarily the cost of certain people employed in that operation, $46,543 for the former Springboard Technology also for certain staff employed in operating capacities who bill as consultants, and $641,692 at the parent company level of which $250,000 related to the share conversion value of Devonshire's strategic marketing contract, and $161,158 represented payments of cash and shares to ActiveCore's officers and directors specifically $60,933 to Brian MacDonald, the President and CEO, in the form of cash; $15,226 to Peter Hamilton, the then SVP Corporate Development, in the form of cash and $85,000 which was represented by 500,000 shares valued at .17 cents as stock based compensation to J. Stephen Smith, our independent director. In the case of Messrs. MacDonald and Hamilton the bulk of the salaries listed above had been accrued, and was subsequently paid to them in 2003 through the issuance of restricted shares of the Company's common stock. In 2001 consultancy fees were primarily related to the cost of caretaker management and finders fees related to locating the ITM management team to take over operations at ActiveCore Technologies.

     Legal and accounting expenses were $523,063 in the fiscal year 2002 and $119,773 in the fiscal year 2001. The significant rise in these expenses was due to the Company's filing of an SB-2 and the attendant requirements to upgrade its accounting treatments from prior years, the cost of acquisitions of both Springboard and Ignition and the cost of ongoing operations such as contract creation and review. At the parent level the Company spent $399,714, while the former Springboard expensed $21,065 and Ignition expensed $102,282. In 2001 the expenses were primarily for legal filing requirements, the annual shareholders' meeting and the Company's audits. We anticipate spending approximately the same amount in 2003 as we did in 2002 as the requirements of the Sarbanes Oxley Act have greatly increased the cost of remaining a public company.

     Research and development expenses were $110,112 for the fiscal year 2002 in ActiveCore and $37,800 in the year ended 2001. The bulk of the money spent in 2002 related to work done to create Vaayu and several other enterprise products as expenses related to platform games was included in cost of sales. In 2001, $37,800 was related to the PowerAudit distribution agreement and consisted of development support expenses.

     In 2002, the Company expensed $220,523 in management fees which consisted of $53,040 at the parent level and $167,483 at Ignition Entertainment Limited. At ActiveCore Technologies the fee was paid as salary to the other managers Kevin Birch, Geno Villella and Sherry Bullock. The Ignition expenses were payments to Montpelier which was the management company which received payments for Vijay Chadha, Ajay Chadha and Martin Monnickendam for management services. In 2001 management fees consisted of $59,500.

     Amortization and depreciation in 2002 was $92,447 versus none in 2001. Amortization in 2002 consisted primarily of fixed asset depreciation of $75,572 in Ignition, $16,012 in the former Springboard and $863 in the parent company. In 2001 ActiveCore had no fixed assets. We will fully amortize the remaining $356,806 on the balance sheet for the Classifier and I-Bos distribution license in 2003 as our distribution agreement will expire at the end of December 2003. We believe that this distribution agreement will probably be renewed for a further period without cost.

     In 2002, the Company also expensed $166,275 in financial advisory fees of which $165,000 pertained to fees earned by Danson Partners for assistance in the registration process and $1,275 in fees to the company's stock transfer agent, Pacific Stock Transfer. The Danson contract ran from March 2003 to February 2003.

     In 2002, the Company incurred general and administrative expenses of $819,894 in the fiscal year end December 31, 2002 and $358,561 in the period ended December 31, 2001. At the IVP level, the company expensed $340,387 of which the largest components consisted of the following: $133,795 in finance commitment fees, $63,235 in fees and licences, $28,481 in rental and infrastructure charges, $87,530 in travel and lodging primarily as a result multiple locations in the UK and the USA, $5,286 for investor relations including press releases and $4,178 for website expenses. The Chicago office cost the company $15,689 in general rent and other expenses including travel. The Springboard Technology operation cost the company $38,212 in total including all rent, taxes, communication and business promotion. The Ignition Entertainment operations in London and Banbury incurred $441,297 in expenses related to rents and other overheads. In Ignition the largest components were rent, taxes, utilities, and insurance of $153,167; printing, advertising and telephone of $87,009; travel and motor vehicle expenses were $80,143 and other overhead items such as factoring costs, equipment running costs, subscriptions and equipment rental costs came to $120,978.

     Initially, the Company expected general and administrative expenses to be higher in fiscal 2003 as a result of owning both the Canadian and UK subsidiaries for a full year rather than for the 6 and 7 month periods incurred in 2002, respectively. However with the subsequent divestiture of the Ignition subsidiary this will not be the case.

OTHER INCOME/EXPENSES

     The most salient item in Other Income/(Expenses) consisted of a non-cash gain from the re-negotiation of the Company's distribution license for
Classifier and I-Bos with The Innovation Group Plc. The Company recognized a gain of $1,021,238 as a result of renegotiating the license agreement to remove the remaining cost of the distribution agreement following the first installment in early 2002. There was no corresponding amount in the previous fiscal year ended December 31, 2001.

     Interest income from cash on deposit was $9,287 and incurred interest expense of $111,623 which was up slightly from the $98,341 incurred in the previous fiscal year. There was no interest income in the fiscal 2001 year.

     The Company recorded a foreign exchange loss of $83,525 for the year as a result of the decline of the US dollar in relation to both the UK Pound and the Canadian Dollar in 2002. There was no corresponding gain or loss in the previous fiscal year as the company was not carrying on operations.

     NET LOSS. As a result of the items specified above, the Company incurred a net loss of $21,313,290 versus a loss of $1,287,148 in the previous fiscal year. The loss on a per share basis was $0.32 versus a loss of $0.03 in the previous year based on a weighted average of 66,013,725 and 44,855,321 shares outstanding, respectively. As is shown in the Company's cash flow statement, discussed below, the majority of our losses resulted from the accounting treatment of various share issuances and the write downs of goodwill, and amortization.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to December 31, 2001 the Company financed its operations through a combination of convertible securities and the private placement of shares. In the fiscal year ended December 31, 2002 the company entered into several financing arrangements. These included an Equity Line of Credit with Cornell Capital Partners LP for $10,000,000 and factoring and letter of credit facilities with a division of DcD Group, Revelate Limited, to assist in providing working capital for Ignition Entertainment Limited. This latter arrangement has been cancelled as at the quarter ended June 30, 2003. In the third quarter of 2003, the Company obtained the first $500,000 tranche of a planned $2,000,000 term debt offering. With the divestiture of Ignition our need for cash to fund operations has been reduced substantially with most of the need to repay extended payables and to fund day to day operations until our product sales and service revenues are sufficient to meet operating costs and the costs of remaining a public company. Maintaining the Cornell Equity Line of Credit in place is a condition of our term debt arrangement.

     As of June 30, 2003, our need for cash included satisfying $1,745,980 of current liabilities which consisted of accounts payable of $680,872, $91,371 of accrued liabilities, taxes payable of $155,371, and other current liabilities of $2,856, accrued interest of $11,909, the current portion of leases payable of $20,154, amounts payable to related parties of $76,427 and notes payable of $689,020, which includes outstanding amounts to Berra, Cornell Capital Partners and a promissory note in the first quarter of 2003 for $221,824, which evidences the cash portion owed to a software licensor. The note will be repaid in nine equal installments of $25,203, commencing on June 1, 2003. As indicated in the liquidity section above the Company subsequent to the quarter ended June 30, 2003 entered into a $500,000 term loan which was the first tranche of an expected two million dollar term debt program with several labor union funds. In the quarter ended June 30, 2003 the only long term debt was the extended portion of leases payable of $15,855. The Company substantially reduced its short term and long term debt from the fiscal period ended December 31, 2002 through the issuance of the common shares that were due to the original shareholders of Ignition Entertainment and also from the conversion of shareholders loans, accrued expenses and unpaid salaries to several directors and officers. In the quarter ended June 30, 2003 Mr. MacDonald and Mr. Hamilton converted debts owed to them of $445,319 each into 17,804,976 restricted common shares each.

     Our independent accountants have issued a going concern opinion on our financial statements that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional bank or non-bank term and operating credit, convertible debt, equity capital or access capital under the equity line and implement our business plan to market and sell our various enterprise software and services and our various consumer software titles through our wholly owned subsidiaries.

     At June 30, 2003 the Company had cash on hand of $754 versus $63,162 at the fiscal year end. In addition, as at the quarter end, certain shareholders have also supported the company to the extent of $76,427 and while there is no legal commitment for them to do so the Company believes that certain shareholders will continue to support the Company in a similar manner. These advances are shown in short term liabilities and they have no fixed terms for repayment.

     During February 2003, the Company received $970,000 proceeds from the issuance of a $1 million promissory note net of a 3% cash fee of $30,000, which yields an effective interest rate of approximately 12% per annum. The promissory note is non-interest bearing and is to be paid in full within 95 calendar days. The Company has the discretion to repay the note either through cash received from the issuance of stock under the Equity Line of Credit Agreement or by cash from other sources. If this note is not fully paid when due, the outstanding principal balance owed will be payable in full together with interest at the rate of 24% per annum or the highest rate permitted by law, if lower. See below for partial repayment of this note.

     In April 2002, ActiveCore entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10 million. On February 14, 2003 an SB-2 that was filed by the Company was declared effective by the SEC. Under the terms of the Equity Line of Credit, the Company may provide notice to Cornell and Cornell will purchase from the Company shares equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. Cornell Capital Partners is entitled to retain 3.0% of each advance. In April 2002, ActiveCore paid Cornell a one-time fee equal to $330,000, paid in the form of 3,032,000 shares of common stock. In addition, ActiveCore Technologies entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, ActiveCore paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.20 per share, or an aggregate of $20,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock. To date, the Company has received $1.1 million under the Equity Line of Credit in exchange for 29,000,000 shares of common stock. Except for the Equity Line of Credit, the company has no commitments for equity capital although the company continues to explore other funding alternatives in an effort to broaden its capital sources.

     The Company anticipates that its cash needs over the next 12 months will consist of general working capital needs of $2,000,000, plus the satisfaction of current liabilities of $1,745,980. As of June 30, 2003 the Company had a working capital deficiency of $1,554,310. The Company anticipates that its cash needs over the next 12 months will come primarily from a combination of operating credit lines, term loans, which may or may not be secured by assets, or contain conversion features which may lead to additional shares being issued, or the sale of equity under the Equity Line of Credit. Draw downs on the Equity Line of Credit may cause the share price to decline in value unless buyers are present to take up the supply of new shares entering the market.

     If the Company is unable to obtain additional funding through our Equity Line of Credit facility or from other sources of debt and equity capital, then the failure to obtain this funding will have a material adverse effect on our business and this may force us to re-organize, reduce our investment in, or otherwise divest one or more of our operations, or to reduce the cost of all operations to a lower level of expenditure which may have the effect of reducing our expected revenues and potential net income in 2003 and 2004.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     The following chart sets forth IVP's contractual obligations and commercial commitments as of June 30, 2003 and the time frames for which such commitments and obligations come due.

                                                           PAYMENTS DUE BY PERIOD TOTAL
                                                           ----------------------------
                                                         LESS THAN                                AFTER
                                              TOTAL       1 YEAR      1-3 YEARS    4-5 YEARS     5 YEARS
Contractual Obligations
Current Obligations                         $1,649,399  $ 1,649,399     $     --   $    --    $    --
Convertible Debenture                               --           --           --        --         --
Leases Payable                                  36,009       20,154       15,855        --         --
Due to Related Parties                          76,427       76,427           --        --         --
Operating Leases                                    --           --           --        --         --
Montpelier Consulting Agreement                     --           --           --        --         --
Officer Contracts                                   --           --           --        --         --
Software Licensing Contracts                        --           --           --        --         --
                                            ---------   ----------     ---------   -------    -------
Total Contractual Cash Obligations          $1,761,835  $ 1,745,980    $  15,855   $    --    $    --
                                            ==========  ===========    =========   =======    =======

CAPITAL RESOURCES

     Pursuant to the Equity Line of Credit, the Company may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund its working capital needs. The periodic sale of shares is known as an advance. The company may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time the company will deliver shares of common stock and Cornell Capital Partners will pay the advance amount, less the 3% retention. The Company may request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the registration statement, whichever occurs first. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

     The Company is registering 29,735,000 shares of common stock in connection with the Equity Line of Credit. The Company cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and the Company has not determined the total amount of advances the Company intends to draw. Nonetheless, if the Company issued all 29,735,000 shares of common stock at a recent price of $0.03, per share then the Company would receive gross proceeds of $892,050 under the Equity Line of Credit. The Company's stock price would have to rise substantially for us to have access to the full amount available under the Equity Line of Credit. These shares would represent 9.1% of our outstanding common stock upon issuance. Accordingly, the Company would need to register additional shares of common stock in order to fully utilize the $10 million available under the Equity Line of Credit at the current price of $0.03 per share. To date, the Company has received $1.1 million in exchange for 29,000,000 shares of common stock under the Equity Line of Credit under the prior SB-2.

     In April 2002, ActiveCore Technologies, Inc. raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures accrued interest at a rate of 5% per year and mature two years from the issuance date. The debentures were convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, ActiveCore Technologies had the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. ActiveCore Technologies had the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, the Company was to issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed. As is further disclosed in the Company's financial statements the Company redeemed this convertible debenture and accrued interest in February 2003.

     On January 31, 2002, the company entered into an interim financing agreement for (pound) 600,000, (U.S.$856,334) on an unsecured basis with the European based venture capital and merchant banking firm DcD Holdings Limited. The loan bore an interest rate equal to the HSBC Bank base rate, minus 5% if that figure is positive, and interest was payable monthly. The loan was due on April 30, 2002. On May 1, 2002, the Company converted the loan, plus accrued interest into 4,000,000 shares of our common stock.

     On July 30, 2003 ActiveCore Technologies Limited, the Canadian subsidiary of the Company received the first tranche, consisting of $US500,000, of a planned $US2,000,000 term loan. A condition of the Company receiving further tranches is that the Equity Line of Credit be maintained in effect during the term of the loan.

CONSOLIDATED STATEMENT OF CASH FLOWS

     Cash on the balance sheet of ActiveCore Technologies Corporation decreased from $63,162 in December 2002 to $754 on June 30, 2003. While there was a net loss on operations of $182,389 in the six months ended June 30, 2003, there were net non-cash expense adjustments of $(1,288,066). In the period ended June 30, 2002, the non-cash adjustments were $1,580,737 consisting of amortization of a portion of the Classifier license agreement and stock issued for services.

NET CASH USED IN OPERATING ACTIVITIES

     Net cash used in operating activities was $1,470,457 for the six months ended June 30, 2003 and $572,251 for the six months ended June 30, 2003. The use of cash in operating activities was principally the result of net losses during both reporting periods although in 2002 cash was primarily used to maintain a public listing and to service the Classifier and Orchestral PowerAudit distribution agreements while in 2003 the Company was carrying on an active business.

NET CASH USED IN INVESTING ACTIVITIES

     Net cash used by investing activities was $11,066 related to an increase in fixed assets in the six months ended June 30, 2003.

NET CASH PROVIDED BY FINANCING ACTIVITIES

     During the six months ended June 30, 2003 the Company raised cash of $1,295,691 from financing activities and repaid a note payable, redeemed the convertible debenture from Cornell Capital and made a reduction on certain items payable to employees or shareholders together with lease payments to yield a net decrease in cash of 276,331 cash. In the same period in 2002 the Company completed one transaction which consisted of borrowing $856,334 from DCD group which was subsequently converted to shares in May 2002.

CRITICAL ACCOUNTING POLICIES

     ORGANIZATION

     The consolidated financial statements of IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. (formally Mountain Chef, Inc.) and consolidated subsidiaries (the "Company") include the accounts of the parent, ActiveCore Technologies, Inc., incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: ActiveCore Technologies, Ltd. (formerly Springboard Technology Solutions Inc.), a Canadian company; and Erebus Corporation, an inactive company. The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, the Company was involved with various unsuccessful activities relating to the sale of technology products before becoming inactive by the end of 1997. The Company began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising capital and negotiations and acquisition of software distribution licenses. On January 1, 2002, the Company began operations and emerged from the development stage.

     The Company operates two units, enterprise and consumer. The enterprise unit develops, markets, licenses, installs and services data solutions. The consumer unit develops and publishes interactive software games designed for mobile phones, other handheld devices, web-sites, personal computers and video game consoles. The consumer unit also distributes games, hardware and accessories developed or manufactured by third parties.

     OPERATIONS OF THE COMPANY - GOING CONCERN

     The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has a net loss of $182,389 and a negative cash flow from operations of $1,470,457 for the six months ended June 30, 2003. The Company also has a working capital deficiency of $1,554,310 and a stockholders' deficiency of $1,164,990. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan to continue in operation is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

     In view of these matters, realization of certain of the assets in the accompanying condensed consolidated financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

     REVENUE RECOGNITION

     RISK AND UNCERTAINTIES

     A significant portion of all of the Company's net sales are derived from software publishing, distribution and other sales activities, which are subject to increasing competition, rapid technological change and evolving consumer preferences, often resulting in the frequent introduction of new products and short product lifecycles. Accordingly, the Company's profitability and growth prospects depend upon its ability to continually acquire, develop and market new, commercially successful software products and obtain adequate financing. If the Company is unable to continue to acquire, develop and market commercially successful software products, its operating results and financial condition could be materially adversely affected in the near future.

     REVENUE RECOGNITION

     Publishing revenue is derived from the sale of internally developed interactive software titles or from the sale of titles licensed from third-party developers. Publishing revenue amounted to $1,087,906 and $407,326 for the six months ended June 30, 2003 and 2002, respectively. Publishing revenues have been reclassified to gain (loss) from discontinued operations on the accompanying condensed consolidated statement of operations in connection with the sale of Ignition Entertainment, Ltd. (See Note 2).

     Distribution revenue is derived from the sale of third-party interactive software titles, accessories and hardware. Distribution revenue amounted to $103,051 and $90,000 for the six months ended June 30, 2003 and 2002, respectively.

     Revenues from Services and Commercial Software sold under licenses were $127,958 and $0 in the six months ended June 30, 2003 and 2002, respectively. The Company had no Services or Commercial Software sales in the corresponding period of 2002, because it had not yet acquired Springboard Technology Solutions, a Services and Commercial Software producing subsidiary, which has since been renamed ActiveCore Technologies Ltd.

     The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions." SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence ("VSOE") of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company's consumer software transactions generally include only one element, the interactive software game or commercial software under license. The Company recognizes revenue when the price is fixed and determinable; there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company's payment arrangements with its customers provide primarily 60 day terms and to a limited extent with certain customers 30 or 90 day terms. The Company does not have any multi-element arrangements that would require it to establish VSOE for each element, nor does the Company have any sales activity that requires the contract method of accounting.

     The Company's distribution arrangements with customers generally do not give customers the right to return products; however, the Company at its discretion may accept product returns for stock balancing or defective products. In addition, the Company sometimes negotiates accommodations to customers, including price discounts, credits and product returns, when demand for specific products falls below expectations. The Company's publishing arrangements generally do not require the Company to accept product returns and provide price protection. The Company establishes a reserve for future returns and other allowances based primarily on its return policies, price protection policies and historical return rates. The Company may not have a reliable basis to estimate returns and price protection for certain customers or it may be unable to determine that collection of the receivable is probable. In such circumstances, the Company defers the revenues at the time of the sale and recognizes them when collection of the related receivable becomes probable or cash is received.

     Revenue from product sales is recognized when title passes to the customer, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectability is deemed probable. The Company provides for estimated product returns at the time of the product shipment, if necessary. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and is effective beginning with the fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB 101 for all periods presented.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In November 2002, the EITF reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and /or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered items is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus will be applicable to agreements entered into in fiscal periods beginning after June 15, 2003 with early adoption permitted.

     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123," ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

     The Company believes that the adoption of the above pronouncements will, not have a material effect on the Company's condensed consolidated financial position or results of operations.

     ANNUAL SHAREHOLDERS' MEETING

     On May 28, 2003, the Company held its 2002 annual shareholders' meeting. At the meeting, Brian MacDonald, Peter Hamilton and J. Stephen Smith were elected to the board of directors. In addition, the shareholders voted to increase the Company's authorized common stock to 500,000,000 shares. In connection with the re-election of the directors, there were 73,111,302 shares voted in favor of the directors, no votes against and 130,830 abstentions. In connection with the increase in authorized common stock there were 71,390,374 shares voted in favor, 1,847,758 votes against and 4,000 abstentions.

                             DESCRIPTION OF BUSINESS

     IVP Technology conducts operations under the trade name ActiveCore Technologies, Inc. ActiveCore is based in Toronto and has operations in the U.S., Canada and the United Kingdom. The company operates two divisions, Consumer and Enterprise. The consumer division currently consists of a fairly distinct group that does business under the SilverBirch Studios and RecessGames.com business styles. The Enterprise division currently operates under the name of ActiveCore Technologies as well as a registered trade name of MDI Solutions in Canada and in the United States. The two divisions variously: develop, market, license, publish and distribute software and provide, in the case of the Enterprise division, outsourced IT services. A review of each of the divisions and their respective products follows.

ENTERPRISE DIVISION

     ActiveCore's enterprise division currently provides specialty data integration services to the healthcare and financial services market with healthcare services being marketed under the registered trade name of MDI Solutions in both Canada and the United States. The website for ActiveCore is www.activecore.com and the website for MDI is www.mdisolutions.com. These websites do not constitute part of this prospectus.

     The enterprise division currently markets general and industry specific data management products and IT services. Our data management products, which are a combination of our own and third party products, are either stand alone or are middleware which link other products/applications together. ActiveCore believes that the data solutions products it represents can provide enterprises with increased economy, efficiency and effectiveness when enterprises are faced with the necessity of obtaining data from the field, wherever that may be, and moving it into processes that take place in the front and back office environment through to business decision making levels. Although we have not represented these products for sufficient time to build up a large stable of clients using these products, the vendors or other resellers that also sell these products have represented to us that the products that we represent are already in use in a number of enterprises such as insurance companies, banks, governments and manufacturing industries. Generally sales cycles are long in the data management and enterprise marketplace. The division markets software products through its services staff assisted by senior management and product managers.

     A description of ActiveCore's Enterprise Division software products follows. Development of third party products has been completed by their respective owners while our products are subject to improvement as our customers dictate. ActiveCore expects that all of the products we sell will be subject to upgrades as technology changes. At this time, ActiveCore cannot predict when upgrades will be required or available. As a result, ActiveCore cannot predict if and when it will earn revenues for such upgrades.

     CLASSIFIER. ActiveCore has entered into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, PLC. ActiveCore received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory and latterly the United Kingdom. We expect to renew the license to sell Classifier upon the expiry of our license in December 2003.

     DESCRIPTION OF CLASSIFIER. The Classifier product is a sophisticated business intelligence solution that provides data analysis benchmarking and which can monitor on-going improvements on business activities, such as specific products, lines of business or other information within a business operation. Classifier was designed to create and broadcast business intelligence knowledge views direct to decision makers over corporate Intranets and the Internet. Classifier turns a database into a web site, enabling more people to access data with a web-browser. Classifier incorporates a high-performance and powerful data analysis server, a web-report publishing facility, versatile data transformation features and the ability to connect and extract data from multiple back office data sources.

     MARKET FOR CLASSIFIER. The market for Classifier is almost exclusively centered on larger facilities where polling multiple databases for changes in volumes, makeup and conditions and other decision-making components could have a material impact on the way operations are managed. The product can be adapted to various industry sectors.

     I-BOS(TM). ActiveCore obtained the license to distribute I-Bos as part of a re-negotiation of the Classifier product. ActiveCore has entered into a two-year, non-exclusive licensing agreement to distribute the I-BOS operating system, developed by The Innovation Group, PLC. ActiveCore received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory and latterly the United Kingdom.

     DESCRIPTION OF I-BOS. I-Bos is an application development environment for business analysts. It is process and rule centric and allows analysts to build complete business applications for specific vertical markets without any programming knowledge in a language that is understood by that business sector.

     MARKET FOR I-BOS. ActiveCore intends to take the I-Bos product to several health care environments where authorization for drug administration or other high value processes are currently subject to significant manual intervention or where other processes need to be automated for surety of performance. We expect to renew the license to sell Classifier upon the expiry of our license in December 2003.

     VAAYU. On June 27, 2002, ActiveCore announced the release of Vaayu. Subsequently, leading up to and with completion following the acquisition of XML Connector, described below, we integrated the Vaayu product into the XML Connector product as the remote data transmission function of ActiveLink.

     ACTIVELINK (XML CONNECTOR). In two transactions in July and September 2003 ActiveCore acquired sole ownership of the source code to XMLConnector from Karora Technologies Inc. In July 2003 we paid the equivalent of $87,644 and 500,000 shares to acquire the source code for the healthcare vertical and in September we paid an additional $7,139 and an additional 300,000 shares for complete title to the product.

     DESCRIPTION OF ACTIVELINK: ActiveLink is comprehensive, custom software typically used to extend or integrate existing applications. Disparate applications such as legacy, workflow, line of business, ERP, accounts receivable, and accounts payable can all work together with ActiveLink. ActiveLink consists of two main modules: Studio and Solution Server. The Studio is the graphical design tool employed to build integration solutions using the ActiveLink components: Resources, Tasks, and Events. In the studio solutions are quickly and efficiently constructed, debugged, and stored in XML files. These files use an XML Schema that conforms to industry standards (OAG, ACCORD, FIXML, and more). The resulting XML files afford solutions that are simple to deploy, update, and transport. ActiveCore is in the process of repackaging the software product for specific industries with predetermined modules. As indicated under the Vaayu description above we have integrated the Vaayu functionality - remote access and transmission - into the ActiveLink product.

     MARKET FOR ACTIVELINK: ActiveLink is currently being sold by our service personnel in MDI Solutions and ActiveCore to our hospital and insurance clients and re-marketed to several insurance software product companies who will be able to use the product to link their applications to legacy systems.

     OTHER SOFTWARE: ActiveCore is engaged in a process whereby additional enterprise software specifically oriented towards mobile applications will be represented in North America and Europe. We believe that the additional software will be completely synergistic to our current operations. An announcement will be made upon contract finalization.

     SERVICES

     ActiveCore under its own name as well as under its MDI Solutions banner operates as a supplier of highly trained personnel for specific data management and integration services on an outsourced basis. Under MDI, for example, the company has been successful in obtaining ongoing services work for a number of Canadian hospital and health care providers. With the acquisition of certain assets of the integration group of SCI Healthcare Group, ActiveCore has commenced performing these services in the United States as well. Our network services personnel are also engaged in outsourced delivery of network support. In all cases we bill clients on an hourly, daily or monthly basis and in many cases with monthly retainers. Generally, we enter into service agreements with our clients, which agreements specify the rate and the nature of the contracted services to be provided.

     MARKET FOR PRODUCTS AND SERVICES

     To date, ActiveCore has sold relatively few licenses for enterprise software products. ActiveCore believes that the market for enterprise software has slowed considerably over the past several years. ActiveCore also believes that the market is usually characterized by long selling cycles and competition from numerous vendors. Based on the experience of its managers, ActiveCore believes that the trend in commercial software has moved towards systems integration of various products into existing IT environment and service providers such as IBM, CGI and various other integration companies often have an edge over strictly stand alone software product developers. Thus many times the key to success in selling software products into a customer location is to operate as a systems integration company or a services company to a particular industry segment. To that end, ActiveCore has identified health care as a market segment that it intends to focus its initial sales efforts. ActiveCore believes that hospitals and others in the health care area have a need for enterprise software products. ActiveCore has 25 healthcare facility clients in the US and Canada with several of the hospitals with ActiveCore products installed and in operation. We view this process of gradually gaining product acceptance as a normal state in the sales development process. We anticipate that it will take us several years to make a solid and profitable business out of distributing data management solutions without the addition of mobile applications as a front end to "back office" systems. The company is currently addressing this gap in its end to end product offerings and will be announcing solutions to this issue in the near future.

     OUTLOOK - ENTERPRISE PRODUCT LINE

     The growth of the internet together with a proliferation of various other IT configurations including radio frequency, wireless telephone, and satellite using various communication protocols, has become an important way for corporations to communicate with field employees and for professionals to access personal and business information, download new applications, access new services and interface with organizational data and topical information. ActiveCore believes that inter-party interfaces over the internet, as well as wireless access to internet content and enterprise data will make small personal computers and converged cell phones/PDA's and other data enabled communication devices increasingly valuable to users. Moreover with the continued expansion of mobile capabilities, networks and hardware and the expansion of mobile usage additional software products will be developed which will meet the needs of workers who will be able to conduct regular business activities over mobile devices.

     ActiveCore competes within the global market for software applications. These applications are developed for handheld/portable/cell phone devices, client server/networked installations and ASP configurations. The market for these applications is evolving rapidly and is highly competitive. Competitors include (i) Microsoft, as the developer of the handheld personal computer Windows CE operating system and the ".net" development platform, which also develops software applications for devices that run on Windows CE and on Smart Phones, (ii) the community of developers that has developed products for the palm operating system; (iii) the community of developers that has emerged since the introduction of these devices that creates applications for Linux, Sun, and other operating system platforms; and (iv) the host of developers that are developing entertainment and enterprise applications on other handheld devices including telephones, personal entertainment devices and other communication devices. Nearly all of ActiveCore's competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than us to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than does ActiveCore.

     ActiveCore believes that systems integrators are in the best position to market software to their existing clients. Therefore we do not intend to compete directly against any of the larger software creators and marketing companies in the promotion of software that competes directly with any specific software product. One of the key ways in which we market is directly to our growing list of clients for which we provide outsourced data integration and network services. Our ongoing investment in this area will in the long run outpace our investment in the Consumer Division as the company does not have sufficient financial resources to compete as strictly a consumer/entertainment software creator. Rather it is our intention to grow the Enterprise division as opportunities for profitable growth present themselves.

CONSUMER DIVISION

     ActiveCore's consumer division specializes in the development, licensing, publishing, marketing and distribution of mobile device entertainment programs, generically, cell phone games.

     ActiveCore's main focus is the creation, acquisition and publishing of games for mobile phones and its own themed destination portal for the school age demographic group called Recessgames.com. Game concepts are either developed in house, acquired from third party developers or other distributors or are developed in conjunction with branded properties such as Zorro(R).

     DEVELOPMENT

     ActiveCore currently has a development department in its Toronto office and has contractors/employees in Finland and Columbia and occasionally uses contractors in India and the United Kingdom to assist in development efforts. To date in 2003 the company has completed development on six cell phone games, opened up its www.silverbirchstudios.com web site for game sales and is nearing completion of its Recessgames.com portal. This website does not constitute a part of this prospectus.

     To date the company has completed development on 6 games and is working on 10 additional games which will be released over the next 12 months. The games that have been completed are: Zorro- The Blade of Zorro; Tycoon Cribbage, Free Cellblock, El Presidente, Covert Solitaire and Animal Snap. Of these games the last five are being distributed by Tira Wireless through some of their wireless carriers. The Company has not yet signed a distribution agreement for Zorro(R).

     LICENSING, PUBLISHING AND DISTRIBUTION

     ActiveCore has signed a distribution agreement with Tira Wireless to allow Tira to distribute certain of its cell phone games to Tira's wireless carrier partners and its portal partners. To date relatively little revenue has been generated from this source due to the lag time between product completion, multiple phone platform conversion, integration of the games into the wireless carriers' catalogs (decks) and subsequent sale to cell phone users and subsequent reporting through the channel back to the company. We anticipate that it will well into 2004 before and substantial revenues are earned from these games.

     MARKETING

     ActiveCore depends upon the wireless publisher and distributor and the wireless carriers to market its games on various wireless carrier catalogs. For its Recessgames.com site the company has engaged the services of Strategic
Objectives Inc. to plan and execute the launch of the Recessgames portal in either the fourth quarter or 2003 or the first quarter of 2004. Strategic Objectives will be tasked with both Marcom (marketing communications) and PR (public relations) in relation to the Recessgames.com site. The first structures the audience message and positions the marketing and advertising related to the portal site. Typically the Marcom function is related to the 2-3 months preceding the introduction to the market while public relations is an ongoing function which has as its aim the promoting the Recessgames site in relation to its customers and its competitors by creating opportunities in press and other media.

     MARKET POSITIONING FOR ACTIVECORE'S CONSUMER DIVISION

     ActiveCore markets and positions its two consumer division "business names" separately. SilverBirch Studios has been positioned as a high quality games development studio while Recessgames is being positioned as a destination site for the school age demographic and will feature not only games but ring tones and the playability of the destination site itself.

     INDUSTRY SIZE AND THE RELATIONSHIP BETWEEN HARDWARE AND SOFTWARE

     ActiveCore believes that the next five years mobile phone use by consumers will rise substantially as the devices become more than a means of communication. Already over one billion cell phones are in use in the world but many of these are first and second generation models. As carriers upgrade to 3G and 4G network infrastructures and as the screens and memory capacities of cell phones improve there will be increased abilities for applications to work on the devices. Many commentators believe that the cell phone will become virtually a hand held computer in terms of functionality and effectiveness within the next few years. The current market for cell phone games is relatively young as many games are built for specific phones and the absolute numbers of specific phones vary.

COMPETITION

     There are several hundred cell phone game developers and several thousand games in production however each wireless carrier usually maintains a catalog of less than 50 games. The bulk of cell phone games are currently distributed by way of games portals such as Jamba, 9Squared, end2End, handy.de. There are few games portal companies that are publicly traded therefore there is little publicly available information on the revenue and profitability of these games portals. We believe that we have an opportunity to gain a market advantage by joining a destination, demographically specific site with the sale of games. Offsetting the relatively few games sold via wireless carriers with the large number sold on portals is the economic reality that wireless carriers will have larger marketing budgets and inevitably more control over what game gets placed onto a consumers cell phone. Thus top line games tend to go to wireless carriers where the combination of carrier marketing and consumer purchasing power can be focused. There are no statistics available at this point in time which indicate which companies, games or mechanisms for distribution are the most profitable.

EMPLOYEES AND CONSULTANTS

      ActiveCore has 25 employees based in Toronto with an additional 7 employees in the United States. In addition the company has 3 contract employees in Finland and 4 employees in the UK these staff are augmented with contract personnel as needed. ActiveCore has entered into several consulting relationships, which are described below.

      o In September 2003, ActiveCore entered into a consulting agreement with Sonny Goldstein to facilitate new term debt financing arrangements. The Company paid 1,000,000 shares with a value of $29,000 for these services to continue to August 2004.

      o In August 2003, ActiveCore paid Mr. Yvan Coessens 150,000 shares of ActiveCore to act as an investor relations person in Europe. Mr. Coessens is located in Belgium and provides services to ActiveCore continental European shareholders. Mr. Coessens' shares were recorded as stock issued for services and were valued at $4,950.

      o In July 2003, ActiveCore issued 2,000,000 shares to Snider Financial Group Inc. for services rendered in respect of brand licensing on an ongoing basis throughout 2003-04. Snider Financial's shares were recorded as stock issued for services and were valued at $50,000.

      o In July 2003 ActiveCore entered into a consulting contract with Gerald Campbell and paid the consultant 4,000,000 common shares of ActiveCore. Mr. Campbell consults for the Company in the area of medical data integration. Mr. Campbell's shares were recorded as stock issued for current and deferred consulting services and were valued at $100,000.

      o In June 2003, ActiveCore entered into a contract with Hawk Associates for investor relations services. Under the terms of the contract ActiveCore issued to Hawk 2,000,000 common shares recorded in the June 30, 2003 consolidated financial statements as current and deferred consulting services. In addition to the stock grant, Hawk Associates is paid a fee of $6,600 per month.

      o In June 2003, ActiveCore entered into a consulting contract with Rodger Cowan and paid the consultant 5,000,000 common shares of ActiveCore. Mr. Cowan consults for the company in the area of entertainment software distribution. Mr. Cowan's shares were recorded as stock issued for compensation on the June 30, 2003 financial statements.

      o In August 2001, International Technology Marketing entered into employment/consulting agreements with Brian MacDonald and Peter J. Hamilton. Mr. MacDonald is employed as Chairman and CEO formerly President and Treasurer and Mr. Hamilton is employed as President formerly Vice President, Sales or other duties as determined by the CEO. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Each of Mr. MacDonald and Mr. Hamilton has a salary of CAD $96,000 per year, plus 6% of sales revenue. As ITM is a dormant corporation following its acquisition by ActiveCore it has no sales revenue and therefore ActiveCore is not liable to pay any portion of its sales revenues to Mr. MacDonald or Mr. Hamilton. ActiveCore guarantees the payments under these employment contracts. Neither Mr. MacDonald nor Mr. Hamilton receives any further compensation for service as an officer or director of ActiveCore.

SIGNIFICANT CONTRACTS

      CLASSIFIER AND I-BOS. On December 28, 2001, ActiveCore Technology entered into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, Plc. ActiveCore Technology received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory. Subsequently, on September 30, 2002 we renegotiated the agreement with The Innovation Group, Plc. to add another product, "i-Bos", and relinquished the financial services industry vertical back to The Innovation Group Plc. In the course of our contract renegotiation we also obtained the right, on a non-exclusive basis, to distribute both the Classifier and the i-Bos product into the UK market. Meanwhile we retained the right to sell such software in the United States, Mexican and Canadian markets.

      Pursuant to the terms of this agreement, ActiveCore Technologies was obligated to pay The Innovation Group $3,620,268 by December 31, 2002. ActiveCore Technologies has paid The Innovation Group (pound)500,000 or approximately $714,000 in connection with the license. The remaining payments have been waived as part of the September 30, 2002 amendment. On February 16, 2002, ActiveCore Technologies borrowed $864,180 from DcD Limited that was used, in part, to pay the March 31, 2002 installment to the Innovation Group. The agreement with The Innovation Group allows ActiveCore to retain 50% of the gross revenue from any sale originated by ActiveCore.

      MOBILE SOFTWARE PUBLISHER CONTRACTS. ActiveCore has a distribution agreement with Tira Wireless inc. with respect to certain cell phone games distributed by Tira. Under the terms of the contracts Tira may receive exclusive rights to certain ActiveCore games pending agreed levels of performance in terms of placement of ActiveCore games on certain wireless carriers otherwise the distribution is on a non-exclusive basis.

      CORPORATE HISTORY OF ACTIVECORE TECHNOLOGIES FORMERLY IVP TECHNOLOGY CORPORATION

      ActiveCore is a Toronto headquartered commercial and consumer software developer, licensor, publisher, marketer, and distributor that has operations in the United Kingdom, Canada and the United States. ActiveCore also provides information technology services to corporations and institutions. We operate through two divisions, Consumer and Enterprise.

      LEGAL AND CORPORATE EVOLUTION

      Prior to March 2000 and from inception in 1994, ActiveCore went through various "reorganizations" including reverse share splits and several control changes. In March 2000, ActiveCore engaged in a recapitalization transaction whereby through the services of TPG Capital Corporation, ActiveCore paid 350,000 shares worth $500,000 and $200,000 in cash to TPG Capital Corporation to merge with a non-active reporting entity, Erebus Corporation, whose sole shareholder was TPG Capital Corporation to become a reporting issuer with the SEC and thereby retain its status as a listed company on the OTCBB. A rule change at the OTCBB was the motive for the transaction as failure to remain a listed company on the OTC BB would have relegated the shares to the pink sheets. Management and the board of directors at that time viewed such a development as a detriment to stockholders and other investors. In addition to the payment of the cash and shares there exists a reset provision in the contract between TPG Capital and ActiveCore which obligated, on a contractual basis, ActiveCore to provide TPG Capital with shares sufficient to "make up" the difference between the share price value for 350,000 shares as at the date of the merger of Erebus and ActiveCore, and at a point one year later. Based on the relative share prices in the market in March 2000 and in March 2001 it would appear that ActiveCore owes TPG Capital an additional 3,028,378 shares. ActiveCore does not intend to pay these shares over to TPG Capital as James Cassidy reached a settlement agreement with the SEC related to various practices associated with merging non-active shell reporting entities with OTCBB companies that had not achieved reporting status with the SEC prior to the rule change on the OTCBB.

      In September 2001, ActiveCore, represented by its then corporate counsel, the then board members and executives who are not in any way connected to our current management team or the current board of directors, negotiated and entered into, on a arms length basis, an agreement with the five founders of International Technology Marketing Inc., a newly formed company, to gain the management services of the ITM founders for the benefit of ActiveCore. The founders of ITM were and are experienced finance, marketing and technology persons. The legal mechanism chosen for obtaining the services of the new management team was accomplished by the two companies (ActiveCore and ITM) entering into a stock purchase agreement which was dated August 17, 2001. This agreement provided for the "acquisition" of shares of ITM and the issuance of up to 50,000,000 shares of ActiveCore to be released to the individual founders of ITM, who would be performing the management duties at ActiveCore. The trigger mechanism for releasing tranches of shares to the ITM founders was achievement of certain revenue milestones for ActiveCore that the ITM founders performing the management services would achieve through application of their management expertise.

      The sole purpose and motive of the ITM "acquisition" was to secure the future management services of the shareholders of ITM. ITM had no operations and no sales at the time of the "acquisition," however its founders had experience in consumer and enterprise software development, distribution and marketing. The founding shareholders of ITM were Brian MacDonald, Peter Hamilton, Kevin Birch, Geno Villella and Sherry Bullock who, except for Sherry Bullock who has resigned, remain managers of ActiveCore. At the time of the acquisition, ActiveCore believed that retaining an experienced management team would facilitate the implementation of its business plan. In particular, Messrs. MacDonald and Hamilton had been employed by Softkey Software International and/or Insight Business Consultants Inc., a software company that grew sales from $10 million in 1989 to $3 billion in 1997. During that time, Messrs. MacDonald and Hamilton gained experience with enterprise, entertainment and business software, which ActiveCore believed could increase their market opportunities in obtaining distribution arrangements, reseller networks and other distribution channels. The resumes of the principals were disclosed to the shareholders of ActiveCore prior to a shareholder vote approving the transaction
- the ITM shareholders and ActiveCore's current management did not have any influence on the outcome of the shareholder vote and did not have a right to vote on the transaction. A resolution of the acquisition of ITM was included in a proxy statement sent to the registered shareholders of ActiveCore which was, at the properly constituted annual general meeting of the company held on November 16, 2001, approved by a majority of shareholders. .

      Concurrent with the approval of the acquisition of ITM, the ActiveCore shareholders voted to increase the number of authorized shares of ActiveCore from 50,000,000 to 150,000,000 common and created a new class of 50,000,000 "blank check" preferred, which, in part, was intended to permit ActiveCore to issue sufficient shares to pay for the management services obtained through the stock purchase agreement between of ITM and ActiveCore, and, in part, to provide sufficient shares to acquire additional assets, entities and financing. The issuance of the 50,000,000 shares for ITM was accomplished in three stages and has been fully accounted as share based compensation. In the third quarter ended September 30, 2002, the founders of ITM were eligible to receive 20,000,000 shares and these shares were recorded as "compensation shares" and valued as at the close of business on September 30, 2002. At the end of the fourth quarter of 2002, the founders of ITM were eligible to receive an additional 10,000,000 shares and the shares were likewise valued at the share price as that date. Finally, in the end of the second quarter of 2003 the final 20,000,000 shares were issued and accounted for as share based compensation.

      In the case of the June 2003 issuance of 20,000,000 shares the board of directors of ActiveCore decided to amend the agreement between ITM and ActiveCore to enable the stock in ActiveCore to be granted to the ITM founders without achievement of the milestones. The Board of Directors decided that the accounting treatment of the share milestones was not beneficial to the shareholders of ActiveCore as any milestone achievement would result in a large charge to the company's income statement thereby perpetuating losses and an attendant loss of share value.

      TECHNOLOGY AND MARKET POSITIONING EVOLUTION

      From ActiveCore's creation in 1994 until mid 1999, ActiveCore was dormant from a revenue generating perspective as the thrust of the business was that it was engaged in the search for active businesses or technology opportunities to exploit.

      In 1999, ActiveCore concluded an agreement with Orchestral Corporation, a small Ontario based software developer, to distribute, on an exclusive basis for certain countries, a software product under the name PowerAudit and to pay for additional development work on that product. From March 1999 and until December 28, 2001, ActiveCore was solely engaged in operating as the exclusive distributor of the PowerAudit product for the United States and Europe. ActiveCore attempted to market the product as a "wireless" solution for remote field employees. During the three year period that PowerAudit was purportedly being distributed by ActiveCore only one sale was made for less than $150,000. From December 31, 2001 onward no sales were made of the PowerAudit program.

      Upon assuming their offices in December 2001, the new management team commenced a review of the business of the Company and also began to search for attractive revenue and profit producing entities and reseller licenses that could be acquired. On December 28, 2001, ActiveCore concluded its first distribution/reseller agreement with a supplier of software other than Orchestral to augment the enterprise software business.

      On June 13, 2002, ActiveCore gave notice to Orchestral that it was terminating the 1999 software distribution agreement between Orchestral Corporation and ActiveCore for the PowerAudit product. The business reasons for terminating the PowerAudit distribution agreement was based on three factors. First, ActiveCore did not own or possess access to the source code and the right to modify the software source code to maintain its attractiveness in the face of technology evolution without using the Orchestral company's assistance. To purchase the source code would have been very costly to ActiveCore even though Power Audit had not been a commercial success for ActiveCore in the time since it acquired the distribution rights in 1999. Second, the PowerAudit distribution agreement was set to expire in May 2003. In the case of the later factor, it was determined by the board of directors that if ActiveCore expended marketing efforts and funds creating a brand or sales channel for the Power Audit product, it would have been in effect creating conditions for a more expensive renewal of the distribution agreement. This was particularly the case as Orchestral Corporation had tied in ActiveCore to a support agreement whereby it was to be obligated to pay approximately $4,300 per month even without clients. Despite being the exclusive distributor for two large markets, the USA and Europe, the Company was not successful in generating revenue. In fact only one sale of PowerAudit was ever concluded by the company and that was with the assistance of Orchestral Corporation. The customer subsequently had financial difficulties and the receivable that had been recorded for the sale was subsequently written off as a bad debt on the books of ActiveCore. As the cost of extending the PowerAudit distribution agreement was not specified at the time the original agreement was executed, any improvements in the sales channel or customer base for PowerAudit would have eventually increased the cost to ActiveCore of renewing the distribution license. ActiveCore has recorded the amount payable under the contract with Orchestral however just recently it has engaged in a process whereby it is disputing the amount payable as a result of the onerous and seemingly unusual circumstances under which the contact was completed.

      As a result of the termination of the PowerAudit license and the acquisition and subsequent divestiture of Ignition Entertainment, business has evolved from being solely focused on the distribution of enterprise products, such as PowerAudit, to include consumer software products, such as mobile phone games and other entertainment products. ActiveCore is seeking to expand its product offerings in the mobile application arena for both enterprise and consumer lines by attempting to develop, license or acquire such product offerings, although it has no current agreements to license or acquire any new offerings at this time.

ACQUISITIONS AND DISPOSITIONS

      ACQUISITION OF INTERNATIONAL TECHNOLOGY MARKETING, INC.

      On September 17, 2001, ActiveCore entered into a stock purchase agreement with International Technology Marketing, Inc. Pursuant to this agreement, ActiveCore agreed to issue 50 million shares of restricted common stock to the shareholders of International Technology Marketing, who include Messrs. MacDonald, Hamilton, Birch and Villella, the members of our current management team, and to Ms. Bullock, a former member of our management team, in exchange for all of International Technology Marketing's common stock. On March 25, 2002, we "issued" the 50 million shares of common stock to the former shareholders of International Technology Marketing. The shares were valued at approximately $6.8 million based on the average trading price of the common stock for the 60 days prior to the acquisition.

      The accounting treatment in 2002 and 2003 has been to account for the "issuance" of the shares against earnings on a non-cash basis at the quarter end that revenue milestones are reached for the market value of the shares being released from safekeeping. For example, in the quarter ended September 30, 2002 the company reached the first and second revenue milestones of over $1,000,000 in revenue on a cumulative basis. On this basis the former ITM shareholders were eligible to receive 20,000,000 shares which were valued for accounting purposes at $0.19 per share or $3,800,000 at the quarter ended September 30, 2002. The former shareholders of ITM are entitled to vote the ActiveCore shares held in escrow pending satisfaction of the performance goals.

      The performance goals were as follows:

      o     10,000,000 shares to be disbursed upon aggregate sales of $500,000.

      o     10,000,000   shares  to  be  disbursed  upon   aggregate   sales  of
            $1,000,000.

      o     10,000,000   shares  to  be  disbursed  upon   aggregate   sales  of
            $2,000,000.

      o     10,000,000   shares  to  be  disbursed  upon   aggregate   sales  of
            $6,000,000.

      o     10,000,000   shares  to  be  disbursed  upon   aggregate   sales  of
            $16,200,000.

      The acquisition of International Technologies Marketing did not have a significant impact on ActiveCore's revenues because ITM did not have any revenues prior to acquisition. The acquisition increased ActiveCore's cost structure by approximately $210,000 per year, consisting primarily of the salaries of Messrs. MacDonald, Hamilton, Birch and Villella.

      ACQUISITION OF IGNITION ENTERTAINMENT LIMITED

      On  May  28,  2002,  the  Company  acquired  all of  the  shares  Ignition
Entertainment Limited, which had been formed in late 2001, only a few months prior to ActiveCore's acquisition of the company. Ignition was made up of several existing companies and individuals with considerable expertise and products in the games industry. Ignition is an United Kingdom based video game developer, licensor, publisher, marketer and distributor and its prospects for rapid growth in sales revenues. The purchase was done for the equivalent of 50,000,000 common shares of ActiveCore and was accounted for in the second quarter of fiscal year 2002. Pursuant to this agreement, ActiveCore agreed to issue 15,000,000 shares of ActiveCore's common stock and 3,500,000 shares of convertible preferred shares of ActiveCore over approximately the next two years. Upon conversion of the preferred stock, these payments would equal 50 million shares of ActiveCore common stock. These shares were to be held in escrow until disbursed in accordance with the escrow agreement. The shares were valued at approximately $6.8 million based on the average trading price of the common stock for the 60 days prior to the acquisition however the acquisition cost was much higher following the application of certain accounting rules based on the value of shares just prior to and just following the effective date of acquisition. The acquisition of Ignition facilitated the entry of ActiveCore into the Consumer games market. Ignition's website is at www.ignitionent.com. With the advent of the acquisition of Ignition Entertainment ActiveCore began to fully operate two "divisions" namely enterprise and consumer.

      ActiveCore also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition. Revelate Limited received 5,000,000 shares of ActiveCore's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition. The Ignition management team and employees were also to have the opportunity to earn an additional 1,500,000 shares of preferred stock over three years, which are also convertible into 15,000,000 shares of common stock. These shares were subject to revenue and profit milestones which were set in arms length negotiation with the shareholders of Ignition prior to ActiveCore purchasing the company.

                                                  PAYMENT SCHEDULE FOR ACQUISITION
                                      OF IGNITION ENTERTAINMENT LIMITED AND INCENTIVE PAYMENTS
                                                                             AFTER THE
                                            BETWEEN       AFTER THE       PRECEDING TIME      AFTER THE
                               WITHIN      91 AND 180  PRECEDING TIME     PERIOD AND SIX      PRECEDING
                              90 DAYS OF  DAYS AFTER     PERIOD TO           MONTHS TO        TIME AND MAY             ON
TIME PERIOD:                   CLOSING    MAY 28, 2002   MAY 28, 2003      MAY 28, 2003       28, 2004            MAY 29, 2004
------------                  ----------  ------------ --------------     ---------------     ------------        ------------


GOALS:                           --       --            --                 $13,000,000        $26,000,000         $45,000,000
Gross Revenues (in
 U.S. Dollars)

Net Income (in U.S.              --       --            --                 $1,000,000         $5,000,000          $15,000,000
 Dollars)

PAYMENTS:                        --       5,000,000 to  --                 if reach both      if reach both       if reach both
Incentive Payments of                     Revelate                         above goals        above goals         above goals
ActiveCore common and                     Limited                          500,000 shares     500,000 shares      500,000 shares
  preferred shares                                                         of convertible     of convertible      of convertible
                                                                           preferred stock    preferred  stock    preferred stock

Release of 50 Million Shares     --       15,000,000    1,000,000 shares   1,000,000 shares   1,000,000 shares    500,000 shares of
of ActiveCore common stock                shares        of preferred stock of preferred stock of preferred stock  preferred stock
(upon conversion of all                   of common     (convertible to    (convertible to    (convertible to     (convertible to
preferred stock issued                    stock         10,000,000 shares  10,000,000 shares  10,000,000 shares   5,000,000 shares
                                                        of common stock)   of common stock)   of common stock)    of common stock)

      The acquisition of Ignition Entertainment had a significant impact on ActiveCore's revenues and costs. In addition, the acquisition of Ignition increased ActiveCore's cost structure by approximately $4,000,000 per year, consisting primarily of research and development, rent, salaries, marketing, advertising, depreciation and amortization expenses.

      ACQUISITION OF SPRINGBOARD TECHNOLOGY SOLUTIONS INC.

      On July 1, 2002, ActiveCore acquired all the outstanding shares of Springboard Technology Solutions Inc. (since renamed ActiveCore Technologies Ltd.) for consideration of 2,000 common shares on the basis of a one for one exchange which was governed by a purchase and sale agreement. Springboard Technology Solutions Inc. was owned by Brian MacDonald, Peter Hamilton, Kevin Birch, Geno Villella, and Sherry Bullock all of whom were officers of ActiveCore at the time. Since January 2001, Springboard had provided the physical infrastructure for ActiveCore. Springboard Technology is a data solutions company that provides network solutions, web and software development and data interface and integration services. The company was in operation for three years prior to the ActiveCore acquisition. At the time of acquisition, Springboard Technology had 10 full-time employees and consultants excluding the management of ActiveCore (formerly IVP).

      ActiveCore Technologies' acquisition of Springboard was not considered a "significant" acquisition because Springboard's net assets and results of operations are less than 10% of ActiveCore's consolidated net assets. ActiveCore accounted for the Springboard acquisition under the purchase method of accounting in the third quarter of fiscal 2002.

      The purchase price for Springboard was the issuance of 2,000 shares of common stock on a one for one basis resulting in a cost of approximately $260 which was accounted for in the quarter ended September 30, 2002. Concurrent with the acquisition of Springboard Technology ActiveCore also obtained ownership of Springboard's Vaayu software product, which augments the other enterprise software sold by ActiveCore's enterprise division.

      Since July 1, 2002, ActiveCore has been concentrating on expanding its customer base in both the consumer and enterprise divisions. ActiveCore will be developing or acquiring additional distribution capacity in both the enterprise and in the consumer divisions. Specifically ActiveCore is searching for additional 3rd party game titles to fill out its release schedule for publication and distribution for 2003 and 2004. As well ActiveCore is searching for potential acquisition candidates amongst development houses or distribution operations in Europe, North America and the Pacific Rim in order to grow its revenue levels as fast as possible.

      DISPOSITION OF IGNITION ENTERTAINMENT LIMITED

      During the period from May 28, 2002 to February 14, 2003 ActiveCore was engaged in a process to obtain approval of an SB-2 Registration Statement. The primary purpose of the SB-2 was to approve the $10,000,000 Equity Line of Credit from Cornell Capital Partners, details of which are included elsewhere in this prospectus. During this time period the managers of ActiveCore and Ignition were engaged in a process of spending money and incurring debts to purchase equipment, fund sales and develop new video game products in addition to paying for the legal and accounting fees required for SB-2 approval. As the SB-2 process wore on the Company's overall access to trade debt dried up such that the company's sales revenues began dropping rather than increasing and the output of game titles was delayed due to forced reductions in manpower as a result of cash shortfalls. Despite considerable funding provided by principals of the Company and other individuals the delay in the SB-2 approval created the perception by outside parties that there was something inherently wrong with the public status of the company and we were not able to overcome this perception.

      By May 2003, although ActiveCore had drawn down its first tranche under the Equity Line of Credit it was apparent that irreparable harm had been done to the entire games production and sales operation at Ignition Entertainment such that debts had climbed beyond the capacity of the Company to draw down on the Cornell Equity Line of Credit without undue pressure on the company's stock price. That is, increased draw downs would have placed the stock price at less that 1 cent thereby negating any ability to draw down on the equity line to fund sales and production.

      Given that the sales and production processes at Ignition were slowed to such an extent the board of directors determined that there was no alternative but to divest of the Ignition subsidiary to a buyer. Several groups were approached and it was determined that a group, some of which were original shareholders of Ignition at the time of ActiveCore's acquisition of Ignition in May 2003, presented the best economic value for ActiveCore.

      Effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders will return 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement.

      In connection with the sale agreement, the Company will retain rights to certain intellectual property and receive a source code licensing agreement for certain interactive software games developed by Ignition Entertainment Ltd. In addition to the source code licensing agreement, the Company will also receive a distribution agreement to distribute the interactive software games on a worldwide basis for a period of three years, renewable annually thereafter. The Company will pay Ignition Entertainment Ltd. a royalty fee of 30% of all gross revenues, less direct costs, from the sale, distribution or marketing of those game titles used by ActiveCore. As of June 30, 2003, the Company did not assign any value to the acquired intellectual property due to the uncertainty of obtaining financing to fund the conversion of acquired intellectual property into saleable products and uncertainty over the eventual sales revenues from any games that result from the intellectual property.

      Following is a summary of net liabilities of Ignition Entertainment Ltd. as of April 1, 2003 and December 31, 2002:

                                                   AS OF            AS OF
                                                 APRIL 1,        DECEMBER 31,
                                                   2003             2002
                                                -----------      ------------

Cash                                           $        160      $    213,923
Accounts receivable, net                             212,741          149,676
Inventory                                             78,955          383,738
Prepaid expenses                                     113,044           99,488
Property, plant and equipment, net                   417,727          442,674
Other assets                                          24,963                -
                                                   ---------        ---------
   Total Assets                                $     847,590      $ 1,289,499
                                                   ---------        ---------

Accounts payable                                   1,044,294        1,182,423
Accrued liabilities                                  134,058          240,833
Due to factor                                        211,249           94,746
Taxes payable                                        436,513          388,520
Translation adjustment                                93,790                -
Notes payable                                        129,366           80,220
Due to related parties                               424,329          720,376
                                                   ---------        ---------
   Total Liabilities                               2,473,599        2,707,118
                                                   ---------        ---------
   Net Liabilities of Discontinued
   Operations                                  $   1,626,009      $ 1,417,619
                                               =============      ===========


      ACQUISITION OF DATA INTEGRATION ASSETS OF SCI HEALTHCARE GROUP INC.

      On September 19, 2003 ActiveCore completed the acquisition of some of the data integration staff of SCI Healthcare Group Inc. of Ohio for consideration consisting of a promissory note for $200,000 and the issuance of 6,472,492 shares of common stock (valued at $200,000). SCI Healthcare Group conveyed 6 employees, 18 existing hospital and healthcare facility data integration contracts, its customer list of over 100 institutions, and certain software that were useful in managing the operation. Ms. Rhonda Lindsay has been named by ActiveCore to be the Vice President US operations. The group will operate under the MDI Solutions Group trade name. The promissory note was due on October 7, 2003 or within two business days of the release of certain liens on the purchased assets. The number of shares issued to SCI Healthcare is subject to an increase or reduction based on the gross revenue of the Integration Services Division for the one-year period following the acquisition. If gross revenue is less than $900,000 during such one-year period, then the shares will be reduced as follows:

                  REVENUE                          REDUCTION IN SHARES
                  -------                          -------------------
                  $800,000 to $899,999                    10%
                  $700,000 to $799,999                    20%
                  $699,999 or less                        30%

      If gross revenue is greater than $900,000 during such one-year period, then the shares will be increased as follows:

                 REVENUE                           INCREASE IN SHARES
                 -------                           ------------------
                 $900,001 to $1,000,000                   10%
                 $1,00,001 to $1,100,000                  20%
                 $1,100,001 or greater                    30%

                                   MANAGEMENT

      Our directors and officers are as follow:

NAME AND ADDRESS                          AGE   POSITION
------------------------------------      ---   ------------------------------

Brian MacDonald                           54    CEO & Chairman of the Board
16 Wetherfield Place                            Director
Toronto, Ontario M3B 2E1
Canada

Peter Hamilton                            55    President
2261 Rockingham Drive                           Director
Oakville, Ontario L6H 7J4
Canada

Graham Lowman                             64    Chief Financial Officer
2275 Lakeshore Blvd. West
Suite 401
Toronto, Ontario M8V 3Y3

Kevin Birch                               32    Senior VP & Chief Technology
6860 Meadowvale Town Centre Circle              Officer
Mississauga, Ontario L5N7T4
Canada

Stephen Lewis                             45    Director
461 Bedford Park Avenue
Toronto, Ontario, M5M 1K2
Canada

J. Stephen Smith                          64    Director
11614 Holly Briar Lane
Great Falls, VA 22066
United States


      Below are biographies of our executive officers as of December 31, 2002:

      BRIAN MACDONALD, CEO & CHAIRMAN OF THE BOARD. Brian MacDonald, IVP's CEO as appointed to the board in November 2001 and elected Chairman of the Board in December 2001. Prior to his position with IVP, Mr. MacDonald co-founded and was President and CEO of Springboard Technology Solutions Inc., a Toronto-based information technology and software development company. In 1995, he co-founded (with Mr. Peter Hamilton) and served as the Executive VP Corporate Development and CFO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago, London, and Australia. During this time, he assisted Lava Systems in raising over CAD $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Also, during his tenure with Lava Systems Inc., Mr. MacDonald assisted in the acquisition of 4 companies in the United Kingdom and Australia. Mr. MacDonald graduated from the University of Alberta in 1974 with an honors BA in Political Science, and received his Masters of Arts in Public Policy and Political Science from the University of British Columbia in 1979. He holds a Fellow of the Institute of Canadian Bankers designation. Mr. MacDonald has served in managerial capacities with The Toronto Dominion Bank, Banque Nationale de Paris, Confederation Life Insurance Company and ABN Amro Bank.

      PETER HAMILTON, PRESIDENT. Peter Hamilton, IVP's President was appointed a Director in November 2001. Mr. Hamilton oversees product development, distribution activities and sales for IVP Technology. In 1999, he co-founded with Mr. MacDonald, Springboard Technology Solutions Inc. and has served as the VP Sales and Consulting. Prior to his position with Springboard, in 1995, Mr. Hamilton co-founded (with Mr. MacDonald) and served as President and CEO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago,

London, and Australia. During this time, Mr. Hamilton was responsible for overseeing Lava's expansion of its operations into Europe, Australia, U.S. and Canada and developed business partners in South America, South Africa, the
Middle East and Scandinavia. He also assisted Lava in raising over CAD $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Prior to this, Mr. Hamilton served as Senior VP of Operations for SoftKey Software International, a publicly traded company on the New York Stock Exchange. He was responsible for SoftKey's day-to-day operations, including manufacturing, product distribution, information systems, finance, customer support, technical support and product data management and marketing. In addition, Mr. Hamilton integrated 18 new businesses into SoftKey's operations, during his tenure and was instrumental in the growth of the company from $2,000,000 in sales in 1989 to $300,000,000 in 1995.

      GRAHAM LOWMAN, CHIEF FINANCIAL OFFICER. Mr. Lowman joined ActiveCore in July 2002. Mr. Lowman was Administrator of The Boys Home in Toronto, Canada from February Lowman 1997 to June 2003. Before emigrating to Canada in the mid 70s he has held senior accounting positions in the UK with United Artists and Readers Digest, respectively. After two years with an Ontario Crown agency, Mr. Lowman became the Controller of the Canadian arm of a major division of W.R. Grace & Co. Since then he has held progressively senior positions as - VP Finance with a manufacturing operation in Ontario; CFO of a national accounting partnership; Financial Administrator for a major resort property; and Administrator of a substantial child welfare organization in Toronto. He joined ActiveCore in July 2002, and continues to manage the day-to-day financial and administrative functions of both the parent company and its Canadian subsidiary. Mr. Lowman is a certified management accountant and a Chartered Secretary.

      KEVIN BIRCH, SENIOR VP AND CHIEF TECHNOLOGY OFFICER. Kevin Birch has served as ActiveCore's Senior VP and Chief Technology Officer since November 2001. Mr. Birch is responsible for product development activities in both the enterprise and consumer divisions. His background includes architecting, developing and managing many complex software development projects in sectors as diverse as financial services, leisure products, health care and non-profit organizations in Canada and the United States. In 1999, Mr. Birch was the VP of Multimedia and Software Development for Springboard Technology Solutions Inc, a Toronto-based network solutions web and software application developer, that creates processes that enhance business productivity and profitability. Prior to this, he spent several years as an Interface Architect with HealthLink Clinical Data Network, Inc., where he was responsible for the development and support of information system interfaces in and between major health care facilities across Canada.

      J. STEPHEN SMITH, DIRECTOR. J. Stephen Smith has served as a Director of ActiveCore since November 2001. Mr. Smith has over 30 years experience in planning, directing and managing major projects in such diverse fields as radar system development, electronic intelligence system design, installation and operation, ship design and acquisition and Document Management System development and applied solutions. He has served as Vice-President Operations for CDI Marine, the nation's largest marine engineering firm and has held the positions of Director of Engineering, Vice-President and President of ROH, a diverse professional services company specializing in DMS solutions, web site development and applications and a broad range of support for the US Navy ship acquisition program. Mr. Smith graduated with a BBA from the University of Notre Dame and received his Masters in Science and Electronics Engineering from the U.S. Naval Postgraduate School.

      STEPHEN LEWIS, DIRECTOR. Mr. Lewis has served as a Director of ActiveCore since July 2003. Stephen Lewis has extensive financial, corporate governance and legal experience in large corporate environments and in fast growing entrepreneurial settings. Mr. Lewis is a seasoned executive and was CFO of the Lehndorff Group of companies from 1976 to 1994. The Lehndorff Group was a North American/European real estate investment and property management organization with assets and offices located across Canada and into the United States. Over a number of years Lewis rose within the organization to become executive vice president and chief financial officer, responsible for all facets of the group's finance, accounting, administration, M.I.S and human resources. He was also a member of the board of directors of numerous Lehndorff management companies and acted as chief liaison between management and the independent boards and committees that made up the Lehndorff Group. Mr. Lewis sold his franchise operations in 2002 and is currently acting in a consulting capacity on a number of different business ventures. Mr. Lewis is also a member of the board of directors of the Children's Aid Society of Toronto ("CAST"), one of the largest child welfare organizations in the World. Lewis was recently awarded a Queen's Jubilee Medal, an award granted to individuals whose achievements have benefited their fellow citizens, community and country.

      COMPENSATION OF NON-EMPLOYEE DIRECTORS. J. Steven Smith and Stephen Lewis will be paid 1,000,000 shares of common stock for each year of service on the board. There is no separate compensation for directors who are also a part of management for their services as a director of ActiveCore. All directors will be reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director.

      There are no family relationships among directors, executive officers or persons nominated to become directors of executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

      During a Board of Directors meeting held on March 19, 2002, an audit committee was established. The audit committee will report to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is comprised of Messrs. MacDonald, Lewis and Smith.

      During a Board of Directors meeting held on June 24 2003 a compensation committed was established to review compensation levels and agreements for senior management of the Company. The committee consists of Messrs. Lewis, Smith and Hamilton.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following summary compensation table shows certain compensation information for services rendered in all capacities for the years ended December 31, 2002, 2001 and 2000. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

                  ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
             ---------------------------------        -----------------------------------------
                                                        RESTRICTED
NAME &                                   OTHER            STOCK                              ALL
PRINCIPAL                               ACCRUED          AWARDS        OPTIONS/  LTIP       OTHER
POSITION            YEAR   SALARY    BONUS COMPENSATION  IN US$         SARS    PAYOUTS COMPENSATION
--------            ----   ------    ------------------  ------         ----    ------- ------------
Brian MacDonald(4)  2002   $60,933   --        --          --            --       --        --
                    2001   $7,440    --        --          --            --       --        --

John Maxwell        2002       --    --        --          $25,000       --       --        --
Pres. (2)(3)        2001       --    --        --          --            --       --        --
                    2000       --    --        --          150,000 (1)   --       --        --

John Trainor,       2002       --    --        --          $25,000       --       --        --
Sec'y.(2)(3)        2001       --    --        --          --            --       --        --
                    2000       --    --        --          144,000 (1)   --       --        --

----------
(1)   Messrs.  Maxwell and Trainor each received  200,000 shares of restricted  common stock valued at $.75 and $.72 per share, respectively, in lieu of cash compensation.
(2)   Effective  December 15,  2001,  Messrs.  Maxwell and Trainor  resigned as officers and directors of ActiveCore Technologies Inc.
(3)   In March 2002, Messrs.  Maxwell and Trainor each received 500,000 shares of restricted common stock valued at $.05 per share, in lieu of cash compensation.
(4)   Mr. MacDonald  became Chief Executive  Officer on November 16, 2001. This excludes the issuance of 8,984,684  shares to Mr.  MacDonald in connection  with the acquisition of
      International Technology Marketing.

      ActiveCore Technology has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. During the calendar year ended December 31, 2002, all decisions concerning executive compensation were made by the Board of Directors.

EMPLOYMENT AGREEMENTS

      In August 2001, International Technology Marketing entered into employment agreements with Brian MacDonald and Peter J. Hamilton. Mr. MacDonald is employed as President and Treasurer and Mr. Hamilton is employed as Vice President, Sales. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Each of Mr. MacDonald and Mr. Hamilton has a salary of CAD $96,000 per year, plus 6% of sales revenue. As ITM is a dormant corporation following its acquisition by ActiveCore it has no sales revenue and therefore ActiveCore is not liable to pay any portion of its sales revenues to Mr. MacDonald or Mr. Hamilton. ActiveCore guarantees the payments under these employment contracts. Neither Mr. MacDonald nor Mr. Hamilton receives any further compensation for service as an officer or director of ActiveCore Technologies.

      In September 2001, International Technology Marketing entered into employment agreements with Geno Villella, Kevin Birch and Sherry Bullock. Mr. Villella is employed as Vice President Implementation, Mr. Birch is employed as Senior Vice President and Chief Technology Officer and Ms. Bullock was employed as Vice President Marketing. Ms. Bullock left the company as of July 10, 2002. Ms. Bullock received a payment of approximately $2,500 per month until June 30, 2003 as compensation under her termination agreement. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Mr. Villella is paid a base salary of $36,000 per year, Mr. Birch is paid a base salary of $60,000 per year and Ms. Bullock was paid a base salary of $30,000 per year. ActiveCore guarantees the payments under these employment contracts. Neither Mr. Villella nor Mr. Birch received any further compensation for services as an officer of ActiveCore. ActiveCore assumed these contracts effective April 1, 2002.

      ActiveCore has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. All decisions concerning executive compensation were made by the Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      ActiveCore Technologies' predecessor was Erebus Corporation, a non-active reporting entity that was controlled by TPG Capital Corporation. ActiveCore believes that James Cassidy controlled TPG Capital Corporation. Pursuant to Rule 405 promulgated under the Securities Act of 1933, Mr. Cassidy may be deemed to be a "promoter" of ActiveCore. Based on the public records, the Securities and Exchange Commission settled actions against Mr. Cassidy and TPG Capital Corporation for securities fraud and disclosure violations. The Commission alleged that, prior to selling certain "blank check" companies that they controlled, Mr. Cassidy and TPG Corporation made false and misleading statements in documents that were filed with the Commission and that they caused violations of certain books and records provisions of the Securities Exchange Act of 1934. The transactions related to an eligibility rule, issued by the NASD in January 1999, which required all companies that displayed their stock quotations on the NASD's over-the-counter bulletin board to file periodic reports, including financial statements, with the Commission by June 2000. Neither Mr. Cassidy nor TPG Capital Corporation admitted or denied the allegations. A description of the settlement is contained in SEC Litigation Release No. 17023, dated June 4, 2001. ActiveCore has no ongoing business relationship with Mr. Cassidy and he is not employed by ActiveCore in any manner.

      The Company settled all outstanding litigation with Danson Partners LLC in exchange for the issuance of 3,000,000 shares of common stock.

                             DESCRIPTION OF PROPERTY

      ActiveCore Technologies' principal executive office is located at 2275 Lakeshore Blvd. West Suite 401, Toronto Ontario M8V 3Y3 Canada, which are also the premises occupied by its wholly-owned Canadian subsidiary, ActiveCore Technologies Ltd. which pays CAD $9,195 per month for the 4.600 square-foot office space.

      ActiveCore's wholly-owned subsidiary, ActiveCore Technologies UK Limited, is in the process of locating suitable office space in London. ActiveCore also uses a Tampa address for its US MDI Solutions Group activities which is the home of its Vice President, US Operations.

                                LEGAL PROCEEDINGS

      ActiveCore Technologies, Inc. and its subsidiary ActiveCore Technologies Limited are presently a party to a non-material legal proceeding involving amounts claimed to be owed to Orchestral Corporation. ActiveCore disputes the amount as owing, although USD 226,000 has been recorded on the balance sheet as a debt. ActiveCore has filed a defense whereby it is claimed that the limits for claims have passed on the contract between Orchestral and ActiveCore.

                             PRINCIPAL STOCKHOLDERS

      The following table contains information about the beneficial ownership of our common stock as of October 15, 2003, for:

      (i) each person who beneficially owns more than five percent of the common stock;

      (ii)  each of our directors;

      (iii) the named executive officers; and

      (iv)  all directors and executive officers as a group.

                                                        COMMON STOCK
                                                     BENEFICIALLY OWNED
                                                     ------------------
  NAME/ADDRESS               TITLE OF CLASS      AMOUNT          PERCENTAGE (3)
  ------------               --------------      ------          --------------
  Brian MacDonald            Common Stock      23,179,449           7.8%
  Peter Hamilton             Common Stock      23,879,449           8.0%
  Kevin Birch                Common Stock      12,037,173           4.0%
  Graham Lowman              Common Stock         500,000              *
  Stephen Lewis              Common Stock       2,000,000 (1)          *
  Stephen Smith              Common Stock       2,000,000 (2)          *
  All Officers and
  Directors as a Group       Common Stock      63,596,071          21.3%

---------------
*     Less than one percent.
(1) Of that total 1,000,000 shares were issued on June 24, 2003 and 1,000,000 will vest on November 1, 2003.
(2) Of that total, 500,000 shares were issued on December 31, 2002, 500,000 on June 24, 2003 and 1,000,000 shares will vest on November 1, 2003.
(3) Applicable percentage of ownership is based on 297,921,703 shares of common stock outstanding as of October 15, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 20, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 1, 2002, ActiveCore acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. Springboard Technology Solutions Inc. was owned by Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, all of whom were officers or directors of ActiveCore Technology at the time of acquisition and has provided the physical infrastructure for ActiveCore Technology Inc., since January 1, 2002. Springboard has been in operation for three years. At the time of acquisition Springboard Technology had 10 full time employees and consultants. The acquisition was consummated for nominal consideration $260 of stock and therefore ActiveCore Technology did not believe the use of an independent negotiating committee was warranted.

      On June 1, 2002, Ignition Entertainment Limited entered into a consulting agreement with Montpelier Limited whereby Montpelier will provide business development and financial advice to Ignition. Under the terms of the agreement, Ignition is obligated to pay Montpelier (pound)179,850 ($262,970) yearly in equal monthly installments of $21,914. Additionally, Montpelier was entitled to receive a signing bonus of (pound)29,975 ($43,828) upon execution of the agreement. Montpelier Limited is owned by Vijay Chadha, Ajay Chadha and Martin Monnieckdam, all of whom are officers of Ignition Entertainment. This contract has subsequently been assumed by Ignition Entertainment's new owners.

      During the three months ended March 31, 2002, ActiveCore issued 1,000,000 shares each to Messrs. Smith, Sidrow and King for services as directors for the two-year period 2001-2003. The 3,000,000 shares are held in escrow. Subsequent to the quarter ended March 31, 2002, Messrs. Sidrow and King resigned from the Board of Directors for personal reasons and as a result their entitlement to shares terminated. The shares related to Mr. Sidrow and Mr. King have been rescinded.

      ActiveCore Technologies Inc.'s principal executive office is located at 2275 Lakeshore Blvd. West Suite 401, Toronto Ontario M8V 3Y3 Canada, which are also the premises occupied by ActiveCore Technologies Ltd. a wholly-owned subsidiary, formerly Springboard Technology Solutions, Inc., ActiveCore had an oral agreement which commenced January 1, 2002, with Springboard Technology
Solutions, Inc., a corporation owned by Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, whereby ActiveCore was obligated to pay Springboard approximately $30,000 per month for rent, utilities, network infrastructure, equipment leases and all office administrative services. Messrs. MacDonald and Hamilton are officers and directors of ActiveCore. Messrs. Birch and Villella are officers of ActiveCore. Ms. Bullock was an officer of ActiveCore until her resignation in July, 2002. On July 1, 2002 ActiveCore acquired Springboard Technology Solutions and the monthly administrative charge was rescinded.

      On  September  17,  2001,  ActiveCore  Technologies  entered  into a stock purchase agreement with International Technology Marketing, Inc. whereby ActiveCore Technologies is obligated to issue 50 million shares of common stock to the shareholders of International Technology Marketing, who include Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, the current and former members of our management team, in exchange for all of International Technology Marketing's common stock. In that transaction, ActiveCore Technologies, represented by its corporate counsel, Thomas Chown, the board members and executives in place at that time, none of which are part of current management or its board of directors, negotiated and entered into, on a arms length basis, an agreement with the five founders of International Technology Marketing Inc., a newly formed company, to gain the dedicated management services of the International Technology Marketing's founders for the benefit of ActiveCore Technologies. The founders of ITM were experienced finance, marketing, sales and information technologies. The method chosen for obtaining, in bulk, the services of the new management team was accomplished by the two companies entering into a stock purchase agreement whereby ActiveCore acquired the shares of ITM; however the shareholders of ITM were not to receive their shares until ActiveCore met certain revenue milestones. A resolution with regard to the acquisition of ITM and the obtaining of the services of the management team was included in a proxy statement sent to the registered shareholders of ActiveCore which was, at the properly constituted annual general meeting held on November 16, 2001, which was approved by a majority of shareholders.

      Concurrent with the approval of the acquisition of ITM, ActiveCore's shareholders voted to increase the number of authorized shares of ActiveCore which, in part, permitted the company to issue sufficient shares to pay out shares for the management services obtained through the stock purchase agreement between of ITM and ActiveCore, and, in part, to provide sufficient shares to acquire additional assets, entities and financing. The acquisition of ITM was satisfied by the issuance of 50,000,000 shares of ActiveCore to the five founding shareholders of ITM. These share issuances were given in exchange for ITM are subject to performance milestones. In the third quarter ended September 30, 2002 the founders of ITM became eligible to receive 20,000,000 shares for meeting the first two milestones and these shares were recorded as stock-based compensation and valued on a market price basis on the close of business on September 30, 2002, at a cost of $3,800,000. On December 31, 2002, an additional 10,000,000 shares qualified for release. These shares were valued for accounting purposes at $0.17 per share or an aggregate of $1,700,000. These disbursements of shares were non-cash items. The Company accelerated the issuance of the final 20,000,000 shares, which were released from escrow and recorded as stock-based compensation on June 30, 2003, and were valued at $.027 per share for an aggregate of $540,000.

      On March 25, 2002, we issued the 50 million shares of common stock to be held by ActiveCore Technologies until the escrow agreement is executed to hold the shares. These shares were to be held pending satisfaction of certain performance related goals. As these goals are achieved, the shares will be disbursed from the escrow to the former shareholders of International Technology Marketing. The former shareholders are entitled to vote the shares held in escrow pending satisfaction of the performance goals. In the quarter ended September 30, 2002 the former shareholders of ITM became eligible to receive the first two tranches related to the revenue milestones. The issuance of the shares was accounted for by the recording an expense under salaries for $3,800,000 or 20,000,000 times the $0.19 cent share price as at September 30, 2002. On December 31, 2002, an additional 10,000,000 shares qualified for release. These shares were valued for accounting purposes at $0.17 per share. These disbursements were non-cash items.

      The performance goals are as follows:

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $500,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $1,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $2,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $6,000,000.

      o     10,000,000   shares  will  be  disbursed  upon  aggregate  sales  of
            $16,200,000.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technology, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore Technologies to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore Technologies' stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement ActiveCore Technologies is obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore Technologies does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to nonreporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      Since becoming a reporting entity ActiveCore Technologies has filed and maintained its reporting obligations to the SEC.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      ActiveCore (IVP) Technologies' common stock is traded on the Over-the-Counter Bulletin Board under the symbol "TALL". The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock for the last two years, as well as the first three quarters of 2003.

                                                HIGH BID       LOW BID
                                                --------       -------
               2000
               Quarter Ended March 31, 2000         $3.69         $0.13
               Quarter Ended June 30, 2000           1.41          0.56
               Quarter Ended September 30, 2000      0.91          0.57
               Quarter Ended December 31, 2000       0.67          0.14

               2001
               Quarter Ended March 31, 2001         $0.22         $0.12
               Quarter Ended June 30, 2001           0.14          0.05
               Quarter Ended September 30, 2001      0.17          0.04
               Quarter Ended December 31, 2001       0.09          0.03

               2002
               Quarter Ended March 31, 2002         $0.11         $0.03
               Quarter Ended June 30, 2002           0.32          0.08
               Quarter Ended September 30, 2002      0.27          0.13
               Quarter Ended December 31, 2002       0.20          0.14

               2003
               Quarter Ended March 31, 2003         $0.19         $0.05
               Quarter Ended June 30, 2003           0.07          0.02
               Quarter Ended September 30, 2003      0.04          0.02

HOLDERS OF COMMON EQUITY

      As of May 1, 2003, there were 367 registered holders of record for our common stock. We believe that there are a large number of unregistered holders maintaining accounts at various brokerage houses as during the process to hold our annual general meeting on May 28, 2003 we were requested to supply 9, proxy statements by various brokerage houses.

DIVIDENDS

      ActiveCore has never paid any dividends on its capital stock. The Company currently expects that it will retain future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as the Board of Directors deems relevant.

RECENT SALES OF UNREGISTERED SECURITIES

      On October 14, 2003 the Company issued 3,000,000 shares to Danson Partners LLC in respect of sums owing to Wayne Danson for consulting fees during the period March 1, 2002 to February 28 2003. The shares have valued as at the date of issue.

      On September 30, 2003 the Company issued 10,200,000 shares with respect to an investment transaction for financing that has not yet closed. If the financing does not close the shares will be rescinded.

      On  September  30,  2003  the  Company  entered  into a  contract  with an independent advisor to consult with the company with regard to finance activities and general corporate development. The Company issued 1,000,000 shares. The shares were valued at $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 the Company issued shares with respect to the creation of a subsidiary in the United Kingdom. A total of 9,000,000 shares were issued and valued at $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003, the Company issued 6,472,942 shares in connection with the acquisition of the data integration assets of SCI Healthcare Group. The shares were valued at $.0309, representing the closing price on September 18th, being the contracted determination date.

      On September 30, 2003, the Company issued 300,000 shares to complete the purchase of the XML Connector source code from Karora Technologies Inc. The shares were valued at $.028 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003, the Company issued 150,000 shares as bonuses to employees for successful completion of certain technology. The shares were at $.028 per share, representing the closing bide price on the date of the board resolution.

      On August 5, 2003, the Company announced that it had acquired the rights to build a cell phone game based on the "Zorro" character and trademark from Zorro Productions Inc. of California. A license agreement was entered into whereby the Company shall pay no royalties on the first $50,000 of net sales and subsequently the Company and the licensor shall share equally a royalty of 50% on net sales. There shall be no minimum royalty. The Company also entered into an agreement with an unrelated company to source additional "name brand" properties for cell phone game production and issued this unrelated company 2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $0.025 per share, representing the closing bid price on the date of the board resolution.

      On July 31, 2003, the Company announced that its wholly owned subsidiary ActiveCore Technologies Limited had received the first installment of $500,000 of a planned $2,000,000 term loan offering. Under the terms of the agreement, the first installment will accrue a 12% interest rate per annum and is repayable over a five-year term with no payments required in the first 12 months - the payments will be amortized over the remaining 48 months of the term loan. The loan is convertible into common stock of the Company at the rate of 4.5 shares for every 1 dollar of the loan balance due, excluding interest, remaining at the time of conversion. As additional consideration for the loan advance by the lender, the Company issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes option pricing model using the following assumptions: no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

      On July 14, 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      On July 10, 2003, the Company entered into a Letter of Intent to acquire the source code for a software product known as XML/Connector for the health care vertical from an unrelated company which is a Colorado and Toronto based software development company. As part of the terms and conditions, the Company will pay (CAD) $120,000 in cash in the form of a note payable. On August 1, 2003, the Company issued 500,000 shares of common stock to the acquiree. These shares were valued at $.025 per share representing the closing bid price on the date of the board resolution.

      In July 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 150,000 shares of common stock to this consultant. These shares were valued at $.033 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, the Company entered into employment agreements with two contractors related to cell phone game development and health care services. On August 1, 2003, each contractor was issued 500,000 shares of common stock as compensation in addition to ongoing salary costs. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, the Company issued 1,562,700 restricted shares of common stock to an officer of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued expenses. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      During the six month period ended June 30, 2003, the Company issued 8,932,783 shares of common stock to the Investment Bankers for cash of $400,000 in connection with the Equity Line of Credit.

      On June 24, 2003, the Company issued 17,804,976 shares of common stock to the Chairman and CEO of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 17,804,976 shares of common stock to a the President and director of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 1,250,000 shares of common stock to four employees of the Company for payment of accrued compensation and bonuses. These shares were valued at $.025 per share, or an aggregate of $31,250 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 3,000,000 shares of common stock to certain directors of the Company for director services for the period from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $75,000 representing the market value on the date of grant. As of June 30,
2003,  the  Company  has  deferred  $75,000  included  in  total   stockholders'
deficiency  as  deferred  compensation  and  licensing  fee.

      On June 24, 2003, the Company issued 300,000 shares of common stock to an unrelated consultant having a value of $7,500 for consulting services. These shares were valued based upon the market value on the date of grant.

      On June 24, 2003, the Company issued 2,000,000 shares of common stock to an unrelated party in connection with an agreement to provide investor relations services. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant. As of June 30, 2003, the Company has deferred approximately $33,000 included in deferred consulting expense.

      On June 24, 2003, the Company issued 5,000,000 shares of common stock to an unrelated consultant as consideration for an agreement to provide consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000 on the date of grant.

      On June 24, 2003, the Company issued 50,000,000 shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,155. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See discussion under divestiture of Ignition Entertainment Limited).

      On June 24, 2003, the Company issued 5,180,000 shares of common stock to two unrelated parties to obtain financing for the Company. Financing costs included in interest expense for the six months ended June 30, 2003 totaled $129,500 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 500,000 shares of common stock that were released from escrow to an individual for services rendered from November 2002 to November 2003. The Board of Directors resolved that these shares are considered earned as of June 24, 2003. These shares were valued at $.025 per share, or an aggregate of $13,500 representing the market value on the date of grant.

      On February 18, 2003, the Company issued 168,889 shares of common stock to Cornell Capital Partners for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the Equity Line of Credit Agreement. These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

      On February 18, 2003, the Company issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued. These shares were valued at $0.13 per share representing the closing market value on the date of grant.

      On December 31, 2002, the former shareholders of ITM earned 10,000,000 contingent shares having a value of $1,700,000. These shares were released out of escrow.

      On December 31, 2002, J. Stephen Smith, our independent director, earned 500,000 shares having a value of 85,000. These shares were released out of escrow.

      On September 30, 2002, the former shareholders of ITM earned 20,000,000 contingent shares having a value of $3,800,000. These shares were released out of escrow.

      On July 1, 2002, ActiveCore Technologies acquired all the outstanding shares of Springboard Technologies Solutions, Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. The shares were valued at $260 corresponding to the date that the Company's Board of Directors approved the transaction.

      On June 28, 2002, ActiveCore Technologies issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement.

      On June 28, 2002, ActiveCore issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On May 28, 2002 ActiveCore acquired Ignition Entertainment Limited, a company incorporated in the United Kingdom. ActiveCore was to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to the principals of Ignition over a period of two years from the date of acquisition. Additionally, the management team of Ignition Entertainment Limited could earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals were met at specific time periods. The shares were held in escrow to be disbursed according to the terms of the agreement.

      As a consequence of Ignition not achieving its performance goals in the ensuing 10 months of operation, ActiveCore negotiated the sale of the company, and, effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders will return 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement.

      In May 2002, ActiveCore entered into an agreement with a consultant for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, ActiveCore Technologies issued 5,000,000 shares of common stock to Ms. Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $.05 per share, or an aggregate of $250,000, on the date of issuance.

      On May 1, 2002, ActiveCore agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to a factoring company. ActiveCore Technologies issued these shares on or about August 6, 2002.

      In April 2002, ActiveCore entered into an Equity Line of Credit Agreement with Cornell Capital Partners. ActiveCore Technologies paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. In addition, ActiveCore Technologies entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, ActiveCore paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. ActiveCore agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the Company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

      In April 2002, ActiveCore raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures were redeemed in February 2003.

      On April 26, 2002, ActiveCore issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On or about March 25, 2002, ActiveCore issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, Ms. Bullock left employment with ActiveCore Technologies and has accepted a partial payment of 800,000 shares and the remainder of her performance based shares will be reallocated to the remaining members of International Technologies Marketing. Subsequently, all of these shares have been released from escrow.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 2,375,600 shares of common stock valued at $.05 per share to a consultant for the conversion of $118,780 of debts owed by the corporation for services performed in 2001.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing ActiveCore Technologies to International Technologies Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. Sidrow's resignation from the board of directors.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. King's resignation from the board of directors.

      On February 16, 2002, ActiveCore completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, ActiveCore Technologies received written notice from the lender, DcD Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

      On or about August 17, 2001, ActiveCore issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

      On or about July 30, 2001, ActiveCore rescinded the issuance of 870,000 shares of common stock previously issued to consultants for services not performed.

      On or about April 26, 2001, ActiveCore issued 1,200,000 shares of common stock to a consultant for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

      On or about April 26, 2001, ActiveCore issued 1,000,000 shares of common stock to an individual for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technologies, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore's stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement ActiveCore was obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to non-reporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ActiveCore so as to make an informed investment decision. More specifically, ActiveCore had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ActiveCore's securities.

                            DESCRIPTION OF SECURITIES

GENERAL

      ActiveCore's authorized capital consists of 500,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. At October 20, 2003, there were 297,921,703 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to ActiveCore Technologies' capital stock contained in its Articles of Incorporation and By-Laws and under the Nevada Revised Statutes. The summary is qualified in its entirety by reference to ActiveCore Technologies' Articles of Incorporation and By-Laws and the Nevada law.

COMMON STOCK

      Each  outstanding  share  of  common  stock  has one  vote on all  matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is ActiveCore's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

      Currently there are no outstanding shares of preferred stock. The Board of Directors is authorized, within the limitations and restrictions prescribed by law or stated in the Articles of Incorporation, and by filing a certificate pursuant to applicable law of the State of Nevada, to provide for the issuance of preferred stock in series and (i) to establish from time to time the number of shares to be included in each series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing and alteration of the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock; and (iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

WARRANTS

      ActiveCore has outstanding warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. These warrants expire on the fifth anniversary of issuance and were issued in connection with the Equity Line of Credit.

      As additional consideration for the first tranche of the $2,000,000 term loan advance by a lender, the Company issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes option pricing model using the following assumptions: no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

TRANSFER AGENT

      The Transfer Agent for the common stock is Pacific Stock Transfer Company located at P.O. Box 93385, Las Vegas, Nevada 89193-3385.

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of ActiveCore to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of

ActiveCore. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technologies pursuant to the foregoing, or otherwise, ActiveCore Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of ActiveCore Technologies that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with ActiveCore Technologies' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

                                     EXPERTS

      The consolidated financial statements as of and for the years ended December 31, 2002 and 2001 included in the Prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding ActiveCore's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                          IVP TECHNOLOGIES CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES

                                    CONTENTS

PAGE     F-2           INDEPENDENT AUDITORS' REPORT

PAGE     F-3           CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2002 AND
                       2001

PAGE     F-4           CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                       DECEMBER 31, 2002 AND 2001

PAGE     F-5           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                       DEFICIENCY FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

PAGES    F-6 - F-7     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                       DECEMBER 31, 2002 AND 2001

PAGES    F-8 - F-28    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER
                       31, 2002 AND 2001

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and shareholders of:
     IVP Technology Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of IVP Technology Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the account principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 2 of the notes to the consolidated financial statements, an error resulting in an understatement of previously reported net loss for the year ended December 31, 2001 resulting from the accounting for the beneficial conversion feature and warrants attached to the issuance of a convertible promissory note was discovered by management of the Company during 2002. Accordingly, the consolidated balance sheet as of December 31, 2001 and the statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2001 have been restated to reflect the correction to the previously reported amounts.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IVP Technology Corporation and subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations, and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 17 to the consolidated financial statements, the Company has a net loss of $21,313,290, a negative cash flow from operations of $1,084,884, a working capital deficiency of $10,534,701 and a stockholders' deficiency of $14,419,766. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 17. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 31, 2003

                                         IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEETS
                                               AS OF DECEMBER 31, 2002 AND 2001

                                                            ASSETS
                                                            ------
                                                                                                                   2001
                                                                                                  2002         (As Restated)
                                                                                            ----------------   -------------
CURRENT ASSETS
 Cash                                                                                     $        277,085   $         232
 Accounts receivable, net of allowance for doubtful accounts of $43,970 at
   December 31, 2002                                                                               166,841            -
 Inventory                                                                                         383,738            -
 Prepaid expenses and other current assets                                                         134,098            -
                                                                                             ---------------    ------------
        Total Current Assets                                                                       961,762             232
                                                                                             ---------------    ------------
FIXED ASSETS
 Property and equipment, at cost                                                                   701,775            -
 Accumulated depreciation                                                                         (165,543)           -
                                                                                             ---------------    ------------
        Total Fixed Assets                                                                         536,232            -
                                                                                             ---------------    ------------
OTHER ASSETS
 License agreement - software, net of accumulated amortization of $356,806
  and $19,837 at December 31, 2002 and 2001, respectively                                          356,806       3,600,431
 Other assets                                                                                       71,816             872
                                                                                             ---------------    ------------
        Total Other Assets                                                                         428,622       3,601,303
                                                                                             ---------------    ------------
TOTAL ASSETS                                                                              $      1,926,616   $   3,601,535
------------                                                                                 ===============    ============

                                           LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                           ----------------------------------------

CURRENT LIABILITIES
 Accounts payable                                                                         $      1,839,825   $     479,571
 Accrued liabilities                                                                               410,512            -
 Due to factor                                                                                      94,746            -
 Taxes payable                                                                                     420,670            -
 Other current liabilities                                                                         134,088            -
 Accrued interest                                                                                   14,974          34,841
 Accounts payable - license agreement                                                                 -          3,620,268
 Notes payable, current portion                                                                    184,240         200,000
 Common stock to be issued                                                                       3,617,746            -
 Convertible preferred stock to be issued, short-term                                            4,779,662            -
                                                                                             ---------------    ------------
        Total Current Liabilities                                                               11,496,463       4,334,680
                                                                                             ---------------    ------------
LONG-TERM LIABILITIES
 Convertible debenture and notes payable                                                           150,000         129,020
 Leases payable                                                                                     25,570            -
 Convertible preferred stock to be issued, long-term                                             3,584,747            -
 Due to related parties                                                                          1,089,602            -
                                                                                             ---------------    ------------
        Total Long-Term Liabilities                                                              4,849,919         129,020
                                                                                             ---------------    ------------
TOTAL LIABILITIES                                                                               16,346,382       4,463,700
                                                                                             ---------------    ------------
STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.001 par value, 50,000,000 shares authorized, none
  issued and outstanding                                                                              -               -
 Common stock, $0.001 par value, 150,000,000 shares authorized, 99,449,261 and 48,753,348 shares issued and outstanding at December 31, 2002 and
  2001, respectively                                                                                99,449          48,753
 Common stock to be issued                                                                            -             50,000
 Additional paid-in capital                                                                     20,870,864      13,314,354
 Accumulated deficit                                                                           (35,248,562)    (13,935,272)
 Other comprehensive income - exchange gain                                                         80,795            -
 Less deferred equity line commitment fees                                                        (222,312)           -
 Less deferred compensation and licensing                                                             -           (340,000)
                                                                                             ---------------    ------------
        Total Stockholders' Deficiency                                                         (14,419,766)       (862,165)
                                                                                             ---------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                            $      1,926,616   $   3,601,535
----------------------------------------------                                               ===============    ============

                                 See accompanying notes to consolidated financial statements.

                                                             F-3

                                          IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                        FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                                  2001
                                                                                             2002             (As Restated)
                                                                                      ------------------     ----------------
REVENUES, NET                                                                      $         3,210,595    $         67,358
                                                                                      ------------------     ----------------
COST OF SALES
 Product costs                                                                               2,770,587                -
 Development costs                                                                             251,796                -
 Amortization of licensing agreements and other distribution costs                           1,640,742             259,837
                                                                                      ------------------     ----------------
    Total Cost of Sales                                                                      4,663,125             259,837
                                                                                      ------------------     ----------------
GROSS LOSS                                                                                  (1,452,530)           (192,479)
                                                                                      ------------------     ----------------
OPERATING EXPENSES
 Salaries and wages                                                                          1,176,084                -
 Stock-based compensation                                                                    5,500,000                -
 Consulting fees                                                                             1,000,876             420,694
 Legal and accounting                                                                          523,063             119,773
 Management fees                                                                               220,523              59,500
 General and administrative                                                                    819,894             358,561
 Financial advisory fees                                                                       166,275                -
 Research and development                                                                      110,112              37,800
 Amortization and depreciation                                                                  92,447                -
 Impairment of goodwill and intangible assets                                               11,086,863                -
                                                                                      ------------------     ----------------
     Total Operating Expenses                                                               20,696,137             996,328
                                                                                      ------------------     ----------------
LOSS FROM OPERATIONS                                                                       (22,148,667)         (1,188,807)
                                                                                      ------------------     ----------------
OTHER INCOME (EXPENSE)
 Gain on early extinguishment of debt                                                        1,021,238                -
 Interest income                                                                                 9,287                -
 Interest expense                                                                             (111,623)            (98,341)
 Foreign exchange loss                                                                         (83,525)                -
                                                                                      ------------------     ----------------
     Total Other Income (Expense)                                                              835,377             (98,341)
                                                                                      ------------------     ----------------
NET LOSS                                                                           $       (21,313,290)   $     (1,287,148)
--------                                                                              ==================     ================
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                      $             (0.32)   $          (0.03)
                                                                                      ==================     ================
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED                                     66,013,725          44,855,321
                                                                                      ==================     ================

                                 See accompanying notes to consolidated financial statements.

                                                             F-4

                                             IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                           FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                       Preferred Stock                   Common Stock                 Common Stock to be Issued
                                    Shares         Amount         Shares              Amount          Shares             Amount
                                  -----------    -----------  ----------------     -------------  ----------------    --------------
Balance, December 31, 2000             -       $      -           39,110,848    $       39,111         1,000,000    $      720,000
Stock issued for services              -              -            9,512,000             9,512              -                 -
Stock issued                           -              -            1,000,000             1,000        (1,000,000)         (720,000)
Stock rescission                       -              -             (870,000)             (870)             -                 -
Deferred cost recognized               -              -                 -                 -                 -                 -
Stock to be issued for services        -              -                 -                 -            1,000,000            50,000
Net loss, 2001                         -              -                 -                 -                 -                 -
                                  -----------    -----------  ----------------     -------------  ----------------    --------------
Balance, December 31, 2001 (as         -              -           48,752,848            48,753         1,000,000            50,000
    reported)
Prior period adjustment                -              -                 -                 -                 -                 -
                                  -----------    -----------  ----------------     -------------  ----------------    --------------
Balance, December 31, 2001 (as         -              -           48,752,848            48,753         1,000,000            50,000
    restated)
Stock issued for services and
    settlements                        -              -           11,151,497            11,151        (1,000,000)          (50,000)
Stock issued for commitment            -              -
    fees                                                           3,132,000             3,132              -                 -
Stock issued as management
    compensation                       -              -           30,000,000            30,000              -                 -
Stock issued for debt                  -              -            6,410,916             6,411              -                 -
Stock issued for Springboard
    Acquisition                        -              -                2,000                 2              -                 -
Warrants issued for commitment
    fees                               -              -                 -                 -                 -                 -
Deferred cost recognized               -              -                 -                 -                 -                 -
Beneficial conversion feature
    of convertible debt                -              -                 -                 -                 -                 -
Net loss for the period                -              -                 -                 -                 -                 -
Cumulative translation
    adjustment                         -              -                 -                 -                 -                 -
Comprehensive loss                     -              -                 -                 -                 -                 -
                                  -----------    -----------  ----------------     -------------  ----------------    --------------
BALANCE,                               -       $      -           99,449,261    $       99,449              -       $         -
    DECEMBER 31, 2002             ===========    ===========  ================     =============  ================    ==============

                                    See accompanying notes to consolidated financial statements.

                                                               F-5(A)

                                             IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                           FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                 Deferred
                                                                               Compensation
                                       Additional                                  and                Other
                                        Paid-In           Accumulated           Commitment        Comprehensive
                                        Capital             Deficit                Fees              Income              Total
                                    ---------------    -----------------     ----------------    ---------------    ----------------
Balance, December 31, 2000      $      12,151,156    $     (12,648,124)   $       (896,286)   $          -        $       (634,143)
Stock issued for services                 883,488                 -                   -                  -                 893,000
Stock issued                              719,000                 -                   -                  -                    -
Stock rescission                         (515,290)                -                   -                  -                (516,160)
Deferred cost recognized                     -                    -                556,286               -                 556,286
Stock to be issued for services              -                    -                   -                  -                  50,000
Net loss, 2001                               -              (1,211,148)               -                  -              (1,211,148)
                                    ---------------    -----------------    ----------------    ---------------     ----------------
Balance, December 31, 2001 (as         13,238,354          (13,859,272)           (340,000)              -                (862,165)
    reported)
Prior period adjustment                    76,000              (76,000)               -                  -                    -
                                    ---------------    -----------------    ----------------    ---------------     ----------------
Balance, December 31, 2001 (as         13,314,354          (13,935,272)           (340,000)              -                (862,165)
    restated)
Stock issued for services and
    settlements                           691,629                 -                   -                  -                 652,780
Stock issued for commitment
    fees                                  346,868                 -               (350,000)              -                    -
Stock issued as management
    compensation                        5,470,000                 -                   -                  -               5,500,000
Stock issued for debt                     977,361                 -                   -                  -                 983,772
Stock issued for Springboard
    Acquisition                               258                 -                   -                  -                     260
Warrants issued for commitment
    fees                                    6,107                 -                 (6,107)              -                    -
Deferred cost recognized                     -                    -                473,795               -                 473,795
Beneficial conversion feature
    of convertible debt                    64,287                 -                   -                  -                  64,287
Net loss for the period                      -             (21,313,290)               -                  -             (21,313,290)
Cumulative translation
    adjustment                               -                    -                   -                80,795               80,795
                                                                                                                    ----------------
Comprehensive loss                           -                    -                   -                  -             (21,232,495)
                                    ---------------    -----------------    ----------------    ---------------     ----------------
BALANCE,                        $      20,870,864    $     (35,248,562)   $       (222,312)   $        80,795     $    (14,419,766)
    DECEMBER 31, 2002               ===============    =================    ================    ===============     ================

                                    See accompanying notes to consolidated financial statements.

                                                               F-5(B)

                                         IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                                  2001
                                                                                              2002            (As Restated)
                                                                                        ----------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                            $     (21,313,290)   $     (1,287,148)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                                  92,447                -
  Amortization of licensing agreements and software kits                                     1,610,695              19,837
  Amortization of commitment fees                                                              131,250                -
  Interest expense on beneficial conversion                                                     64,286              76,000
  Gain on extinguishment of debts                                                           (1,021,238)               -
  Stock to be issued for settlement of licensing agreement                                      18,000                -
  Bad debts (recovery) expense                                                                  (3,000)             46,970
  Impairment of goodwill and intangible assets                                              11,086,863                -
  Warrants issued for commitment fees                                                            2,545                -
  Stock issued for compensation                                                              5,500,000                -
  Stock issued for services                                                                    667,780             983,126
 Changes in operating assets and liabilities, net of effects of acquisitions:
  Decrease (increase) in accounts receivable                                                   653,469             (39,646)
  Increase in inventory                                                                       (327,049)               -
  Decrease (increase) in prepaid expenses and other current assets                              45,552                (872)
  Decrease in other assets                                                                       3,620                -
  Increase in accounts payable                                                               1,045,653              49,181
  Increase in accrued liabilities                                                              246,927                -
  Increase in taxes payable                                                                    309,335                -
  Increase in other current liabilities                                                         97,365                -
  Increase in accrued interest                                                                   3,906              22,340
                                                                                        ----------------     ---------------
         Net Cash Used In Operating Activities                                              (1,084,884)           (130,212)
                                                                                        ----------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Net assets acquired from acquisitions                                                       1,168,628                -
 Cash paid for licensing agreement                                                            (713,612)               -
 Purchases of fixed assets                                                                    (187,899)               -
 Purchases of software development kits                                                        (45,367)               -
                                                                                        ----------------     ---------------
         Net Cash Provided By Investing Activities                                             221,750                -
                                                                                        ----------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayment of notes payable                                                                    (40,000)               -
 Proceeds from notes payable                                                                   941,235             129,020
 Proceeds from convertible debentures                                                          150,000                -
 Proceeds from related parties                                                                 238,363                -
 Repayment of loan to factors                                                                 (202,428)               -
 Payment on leases                                                                             (27,979)               -
                                                                                        ----------------     ---------------
         Net Cash Provided By Financing Activities                                           1,059,191             129,020
                                                                                        ----------------     ---------------

EFFECT OF FOREIGN EXCHANGE RATES                                                                80,796                -
                                                                                        ----------------     ---------------

NET INCREASE (DECREASE) IN CASH FOR THE YEAR                                                   276,853              (1,192)

CASH - BEGINNING OF YEAR                                                                           232               1,424
                                                                                        ----------------     ---------------

CASH - END OF YEAR                                                                   $         277,085    $            232
------------------                                                                      ================     ===============

                                 See accompanying notes to consolidated financial statements.

                                                             F-6

                                         IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                                               $          24,991    $           -
                                                                                        ================     ===============
Cash paid for taxes                                                                  $            -       $           -
                                                                                        ================     ===============


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Equipment purchased under capital leases                                             $           9,480    $           -
                                                                                        ================     ===============
Acquisition of license agreement for short-term payable                              $            -       $      3,620,268
                                                                                        ================     ===============
Acquisition of Ignition Entertainment Ltd. for common and preferred stock to
  be issued                                                                          $      11,949,155    $           -
                                                                                        ================     ===============
Acquisition of Springboard Technology Solutions, Inc. for common stock to be
  issued and debt assumed                                                            $         409,688    $           -
                                                                                        ================     ===============
Revaluation of the TIG licensing agreement                                           $       2,695,364    $           -
                                                                                        ================     ===============
Common stock issued for payment of commitment fees                                   $         350,000    $           -
                                                                                        ================     ===============
Stock issued for payment of debt and accrued interest thereon                        $         223,772    $           -
                                                                                        ================     ===============
Stock issued for payment of debt held with factors                                   $         760,000    $           -
                                                                                        ================     ===============

                                 See accompanying notes to consolidated financial statements.

                                                             F-7

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
-------------------------------------------------------------------

     (A)  ORGANIZATION
     -----------------

     The consolidated financial statements of IVP Technology Corporation (formally Mountain Chef, Inc.) and consolidated subsidiaries (the "Company") include the accounts of the parent, IVP Technology Corporation, incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: Ignition Entertainment Ltd. ("Ignition"), a United Kingdom ("UK") company; Springboard Technology Solutions, Inc. ("Springboard"), a Canadian company; and Erebus Corporation, an inactive company (See Note 1(B)). The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, the Company was involved with various unsuccessful activities relating to the sale of technology products before becoming inactive by the end of 1997. The Company began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising capital and negotiations and acquisition of software distribution licenses are more fully described herein (See Note 14). On January 1, 2002, the Company began operations and emerged from the development stage.

     The Company operates two divisions, enterprise and consumer. The enterprise division develops, markets, licenses, installs and services data solutions. The consumer division develops and publishes interactive software games designed for mobile phones, other handheld devices, web-sites, personal computers and video game consoles. The consumer division also distributes games, hardware and accessories developed or manufactured by third parties.

     (B) ACQUISITION AND RECAPITALIZATION
     ------------------------------------

     Effective March 2000, the Company acquired all the outstanding shares of common stock of Erebus Corporation, an inactive reporting shell company with no assets or liabilities, from the stockholders thereof in an exchange for an aggregate of 350,000 shares of the Company's common stock and paid $200,000 of consulting expenses in connection with the acquisition. The $200,000 was recorded as an expense in the 2000 financial statements. Pursuant to Rule 12-g-3 (a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Erebus Corporation for reporting purposes under the Securities Exchange Act of 1934. For financial reporting purposes, the acquisition was treated as a recapitalization of the Company with the par value of the common stock charged to additional-paid-in capital.

     (C) PRINCIPLES OF CONSOLIDATION
     -------------------------------

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Ignition, Springboard and Erebus Corporation. All significant inter-company transactions and balances have been eliminated in consolidation.

     (D) BASIS OF PRESENTATION
     -------------------------

     The consolidated financial statements are expressed in United States dollars and have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States.

     (E) RECLASSIFICATIONS
     ---------------------

     Certain reclassifications have been made to the previously reported statements to conform to the Company's current consolidated financial statement format.

     (F) FOREIGN CURRENCY TRANSACTIONS
     ---------------------------------

     Assets and liabilities of foreign subsidiaries, whose functional currency is the local currency, are translated at year-end exchange rates. Capital accounts are re-measured into U.S. dollars at the acquisition date rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustment resulting from translating the financial statements of such foreign subsidiaries is reflected as a separate component of stockholder's equity. Foreign currency transaction gains or losses are reported in results of operations.

     (G) COMPREHENSIVE INCOME (LOSS)
     -------------------------------

     Comprehensive income (loss) represents the change in net assets of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) of the Company includes net income adjusted for the change in foreign currency translation adjustments and the change in net unrealized gain (loss) from investments, if applicable.

     (H) USE OF ESTIMATES
     --------------------

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties and licencing, capitalized software development costs and other intangibles, inventories, realization of deferred income taxes and the adequacy of allowances for returns, and doubtful accounts. Actual amounts could differ significantly from these estimates.

     (I) CASH AND CASH EQUIVALENTS
     -----------------------------

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     (J) FAIR VALUE OF FINANCIAL INSTRUMENTS
     ---------------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, due to factor, taxes payable and other current laibilties approximate fair value because of their short maturities. The carrying amount of licensing agreements and investments approximate fair value based upon the recoverability of these assets. The carrying amount of the Company's lines of credit approximates fair value because the interest rates of the lines of credit are based on floating rates identified by reference to market rates. The carrying amounts of the Company's loans and notes payable and capital lease obligations approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations.

     (K) ADVERTISING
     ---------------

     The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2002 and 2001 amounted to $21,160 and $0, respectively.

     (L) ALLOWANCES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS
     ------------------------------------------------------

     The Company makes judgments as to the ability to collect outstanding receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, the Company analyzes historical collection experience and current economic trends. If the historical data used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected.

     The Company also records a provision for estimated sales returns and allowances on product and service related sales in the same period as the related revenues are recorded. These estimates are based on historical sales returns, analysis of credit memo data and other known factors. If the historical data used to calculate these estimates do not properly reflect future returns, then a change in the allowances would be made in the period in which such a determination is made and revenues in that period could be adversely affected.

     (M) INVENTORY
     -------------

     Inventories, which consist primarily of system components, parts and supplies and completed games and other video accessories, are stated at the lower of weighted average cost or market. The weighted average cost of inventories approximates the first-in, first-out ("FIFO") method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and non-salable inventories and records necessary provisions to reduce such inventories to net realizable value.

     (N) PROPERTY AND EQUIPMENT
     --------------------------

     Office equipment, furniture and fixtures and automobiles are depreciated using the straight-line method over their estimated lives ranging from five to seven years. Computer equipment and software are depreciated using the straight-line method over three years. Leasehold improvements are amortized over the lesser of the term of the related lease or estimated useful lives. The cost of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations in the periods incurred. When depreciable assets are retired or sold, the cost and related allowances for depreciation are removed from the accounts and the gain or loss is recognized. The carrying amounts of these assets are recorded at historical cost.

     (O) LONG-LIVED ASSETS
     ---------------------

     The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company compares the carrying amount of the asset to the estimated undiscounted future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company records an impairment charge for the difference between the carrying amount of the asset and its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the Company's incremental borrowing rate or fair value if available.

     (P) EXCESS OF COST OVER NET ASSETS ACQUIRED
     -------------------------------------------

     In accordance with SFAS No. 141, the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as "Excess of Cost Over Net Assets Acquired." The fair value assigned to intangible assets acquired is based on valuations prepared by independent third party appraisal firms using estimates and assumptions provided by management. In accordance with SFAS No. 142, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized but will be reviewed periodically for impairment. The Company has recognized an impairment of goodwill and intangible assets of $11,086,863 in the year ended December 31, 2002 (See
     Note 15). Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

     (Q) CAPITALIZED SOFTWARE DEVELOPMENT COSTS
     ------------------------------------------

     The Company capitalizes internal software development costs, as well as other content costs, subsequent to establishing technological feasibility of a title. Capitalized software development costs represent the costs associated with the internal development of the Company's publishing products. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. The Company continually evaluates the recoverability of capitalized software costs and will charge to cost of sales any amounts that are deemed unrecoverable or for projects that it will abandon. Development costs incurred prior to establishing technological feasibility are expensed in the period incurred and is included as a component of cost of sales in the accompayning consolidated statement of operations.

     (R) INCOME TAXES
     ----------------

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (S) CONCENTRATION OF CREDIT RISK
     --------------------------------

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     (T) STOCK-BASED COMPENSATION
     ----------------------------

     The Company accounts for employee stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, generally no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant. The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

     (U) LOSS PER COMMON SHARE
     -------------------------

     Basic loss per common share is based on net loss divided by the weighted average number of common shares outstanding. Common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive.

     (V) BUSINESS SEGMENTS
     ---------------------

     The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

     Management has determined that it is not practicable to provide geographic segment disclosures for revenues and long-lived assets because the Company sells its products to a large variety of locations in the Americas and Europe, and in many instances, these products are then resold through distributors.

     (W) REVENUE RECOGNITION
     -----------------------

     RISK AND UNCERTAINTIES
     ----------------------

     A significant portion of all of the Company's net sales are derived from software publishing and distribution activities, which are subject to increasing competition, rapid technological change and evolving consumer preferences, often resulting in the frequent introduction of new products and short product lifecycles. Accordingly, the Company's profitability and growth prospects depend upon its ability to continually acquire, develop and market new, commercially successful software products and obtain adequate financing. If the Company is unable to continue to acquire, develop and market commercially successful software products, its operating results and financial condition could be materially adversely affected in the near future.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties, capitalized software development costs and other intangibles, realization of deferred income taxes, valuation of inventories and the adequacy of allowances for returns, price protection and doubtful accounts. Actual amounts could differ significantly from these estimates.

     REVENUE RECOGNITION
     -------------------

     Publishing revenue is derived from the sale of internally developed interactive software titles or from the sale of titles licensed from third-party developers. Publishing revenue amounted to $2,896,532 for the year ended December 31, 2002. The Company had no publishing revenues during the year ended December 31, 2001.

     Distribution revenue is derived from the sale of third-party interactive software titles, accessories and hardware. Distribution revenue amounted to $196,949 for the year ended December 31, 2002. The Company had no distribution revenues during the year ended December 31, 2001.

     Revenues from services and commercial software sold under licenses were $117,114 and $67,358 for the years ended December 31, 2002 and 2001 respectively.

     The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions." SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The
     Company's consumer software transactions generally include only one element, the interactive software game or commercial software under license. The Company recognizes revenue when the price is fixed and determinable; there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company's payment arrangements with its customers provide primarily 60 day terms and to a limited extent with certain customers 30 or 90 day terms. The Company does not have any multi-element arrangements that would require it to establish VSOE for each element, nor does the Company have any sales activity that requires the contract method of accounting.

     The Company's distribution arrangements with customers generally do not give customers the right to return products; however, the Company at its discretion may accept product returns for stock balancing or defective products. In addition, the Company sometimes negotiates accommodations to customers, including price discounts, credits and product returns, when demand for specific products falls below expectations. The Company's publishing arrangements generally do not require the Company to accept product returns and provide price protection. The Company establishes a reserve for future returns and other allowances based primarily on its return policies, price protection policies and historical return rates. The Company may not have a reliable basis to estimate returns and price protection for certain customers or it may be unable to determine that collection of the receivable is probable. In such circumstances, the Company defers the revenues at the time of the sale and recognizes them when collection of the related receivable becomes probable or cash is received.

     Revenue from product sales is recognized when title passes to the customer, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectability is deemed probable. The Company provides for estimated product returns at the time of the product shipment, if necessary. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and is effective beginning with the fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB 101 for all periods presented.

     (X) CONSIDERATION GIVEN TO CUSTOMERS OR RESELLERS
     -------------------------------------------------

     In November 2001, the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force (EITF) reached a consensus on EITF Issue 01-09, Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products, which is a codification of EITF 00-14, 00-22 and 00-25. This EITF presumes that consideration from a vendor to a customer or reseller of the vendor's products to be a reduction of the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement and could lead to negative revenue under certain circumstances. Revenue reduction is required unless consideration relates to a separate identifiable benefit and the benefit's fair value can be established. The

     Company has adopted EITF 01-09 effective January 1, 2002. The adoption of the new standard did not have a material impact on the consolidated condensed financial statements. There was no effect on prior period financial statements as a result of adopting this statement.

     (Y) RECENT ACCOUNTING PRONOUNCEMENTS
     ------------------------------------

     Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supercede SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and portions of Accounting Principles Board
     (APB) Opinion No 30, "Reporting the Results of Operations". SFAF No. 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for sale. Classification as held-for sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value or carrying amount. SFAS No. 144 also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required.

     In April 2002, the FASB issued SFAS No 145, "Rescission of FASB Statements No. 4, 44 and 62, Amendment of FASB No 13, and Technical Corrections", which is generally applicable to financial statements for fiscal years beginning after May 15, 2002; however, early adoption is encouraged. SFAS 145 eliminates the requirement under FASB No. 4, "Reporting Gains and Losses from Extinguishment of Debt" to report gains and losses from extinguishments of debt as extraordinary items in the income statement.

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure
     - an amendment of FASB Statement No. 123," ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

     The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

NOTE 2  PRIOR PERIOD ADJUSTMENT
-------------------------------

     The Company entered into a convertible promissory note (the "Note") with a lender for a principal sum of $200,000. The Company borrowed the money to meet certain operating expenses. The Note bore interest at 10% per annum and was due May 14, 2001. The debt and accrued interest is convertible to common stock at a conversion price equal to 80% of the average closing bid price per common share during the ten trading days immediately prior to any such conversion. On July 16, 2001, the Company received notice from lender of their intent to convert the Note and accrued interest to common stock. The note was converted and the shares were issued on June 28 2002.

     In connection with the Note, the Company issued warrants to purchase up to 100,000 shares of common stock at an exercise price equal to 80% of the average closing bid price per share of common stock during the ten trading days immediately prior to any such per exercise share at any time to and through May 15, 2001. Using the Black-Scholes model, the warrants have an estimated value of $30,000, using the following assumptions: no annual dividend, volatility of 53.1%, risk-free interest rate of 6.33% and a term of one year.

     The Company did not account for the value of the beneficial conversion feature and warrants upon issuance of the Note in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and APB 14 "Accounting for Convertible Debt and Debt Issue with Stock Purchase Warrants". The Company believed that the effect of EITF 98-5 and APB 14 does not affect the trend in earnings or the results of the Company's operations and will restate the comparative prior periods presented in the December 31, 2002 and 2001 condensed consolidated statements of operations to reflect additional interest expense for the full value of the warrants and beneficial conversion feature. The value ascribed to the beneficial conversion feature totaled approximately $46,000, which was based upon 80% of the average closing bid price per common share during the ten trading days prior to January 1, 2001. The total effect of the restatement was to increase interest expense and additional paid-in capital by approximately $76,000 for the year ended December 31, 2001, increasing the net loss to $1,287,148. The interest expense and additional paid-in capital accounts in the comparative prior periods balance sheet, statement of operations, statement of changes in stockholders' equity and statement of cash flows have been restated for the effects of the adjustments resulting from the correction of an error. Earning per share did not change from previously reported amounts due to this adjustment.

NOTE 3  ACQUISITION OF IGNITION ENTERTAINMENT LIMITED
-----------------------------------------------------

     On May 28, 2002, the Company acquired 100% of the stock of Ignition, a UK corporation, which specializes in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. The Company accounted for this acquisition using the purchase method of accounting in accordance with the provisions of SFAS 141. This acquisition is the Company's first step in expanding the Company's business from soley an enterprise software distributor to a developer, publisher and licensor of consumer software entertainment and video games. This acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of unregistered common stock and 3,500,000 of unregistered preferred stock convertible into 35,000,000 shares of common stock, collectively valued at $0.23898 per share for a total purchase price of $11,949,155. Based upon the provisions of SFAS 141, the purchase price was determined by using the weighted average share price of the Company's common stock for the three trading days before and after the day the Company entered into the terms of the acquisition agreement. These shares will be held in escrow until disbursed in accordance with the terms of the escrow agreement. IVP has also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition (the "Incentive Stock"). A factoring company (the "Factor") will receive 5,000,000 shares of the Company's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition (see Note 10). The Ignition management team will also have the opportunity to earn an additional 1,500,000 shares of convertible preferred shares over three years, which are also convertible into 15,000,000 shares of the Company's common stock, for key employees and shareholders depending upon the attainment of certain levels of gross revenues and net income. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. The
     Company acquired net tangible assets of $1,291,060. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $10,658,095. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. The non-incentive common and preferred stock that the Company is obligated to issue for the purchase of Ignition's net assets is recorded in the liability section of the balance sheet. The liability associated with any Incentive Stock issuable in conjunction with this acquisition based on the achievement of certain revenue and net income results over a two-year period will be recorded as additional goodwill as payout thresholds are achieved.

     The purchase price allocation recorded for the acquisition of the assets and liabilities of Ignition, approximate the following:

     Cash                                                    $        1,132,039
     Accounts receivables, net                                          775,457
     Inventory                                                           56,689
     Fixed assets, net                                                  350,461
     Prepaid expenses and other assets                                  173,769
                                                               -----------------
     Total Assets                                                     2,488,415
                                                               -----------------

     Liabilities assumed:

     Accounts payable and accrued expenses                              384,152
     Income taxes payable                                                83,002
     Other liabilities                                                  730,202
                                                               -----------------
     Total Liabilities Assumed                                        1,197,356
                                                               -----------------

     Excess of assets acquired over liabilities assumed               1,291,059
     Purchase price                                                  11,949,155
                                                               -----------------

     Goodwill                                                $       10,658,096
                                                               =================

     The 3,500,000 Convertible Preferred Shares, which are convertible into 35,000,000 shares of common stock is issuable to the Ignition shareholders as follows; 1,000,000 convertible preferred shares to be issued on or before May 28, 2003, with additional issuances on or before November 28, 2003 (1,000,000 shares), May 28, 2004 (1,000,000 shares) and May 29, 2004
     (500,000 shares). Because the convertibility of the preferred stock into 35 million common shares is contingent on the Company's shareholders ratifying the approval of an increase in the amount of common stock that the Company is authorized to issue, the Company has recorded the future issuance of the convertible preferred stock as a current and long-term liability on its balance sheet and not as a component of stockholders equity. The beneficial conversion feature of the Convertible Preferred Stock will also result in the Company incurring interest expense at the time that the shares are converted into common stock.

     The 15,000,000 shares of common stock that the Company has agreed to issue as part of the consideration for the acquisition have not yet been issued. The escrow agreement states that these shares are issuable 91 to 180 days after the acquisition. As of the date of this report, the shares have not been issued. The Company has recorded the future issuance of this common stock as a current liability on its balance sheet.

     The following unaudited pro forma consolidated results of operations are presented as if the acquisition of Ignition had been made at the beginning of the periods presented:

                                                               Fiscal Year Ended
                                            Fiscal Year Ended  December 31, 2001
                                            December 31, 2002    (As Restated)
                                            -----------------  -----------------

     Net sales                               $   (4,231,084)          67,358
     Net loss                                   (22,196,395)      (1,287,148)
     Basic and diluted loss per common share           (.34)            (.03)

     The following unaudited pro forma consolidated balance sheet is presented as if the acquisition of Ignition had been made at the beginning of the calendar year ended December 31, 2001:

     CONSOLIDATED BALANCE SHEET DATA
     -------------------------------

     Assets:

     Cash                                                  $          1,132,271
     Accounts receivable, net                                           775,457
     Inventory                                                           56,689
                                                                ----------------
     Current Assets                                                   1,964,417
                                                                ----------------

     Fixed assets, net                                                  350,462
     Prepaid expenses and other assets                                  174,641
     Deferred licensing fee, net                                      3,600,431
     Excess of cost over net assets acquired                         10,658,095
                                                                ----------------

     Total Assets                                          $         16,748,046
                                                                ================

     Liabilities:

     Accounts payable and accrued expenses                 $            863,723
     License agreement                                                3,620,268
     Note and interest payable                                          234,841
     Common stock to be issued                                        3,584,747
     Convertible preferred stock to be issued, short-term             4,779,662
                                                                ----------------
     Current Liabilities                                             13,083,241
                                                                ----------------

     Other Liabilities                                                  942,224
     Convertible preferred stock to be issued, long-term              3,584,747
                                                                ----------------

     Total Liabilities                                               17,610,212

     Stockholders' deficiency                                          (862,166)
                                                                ----------------

     Total Liabilities and Stockholders' Deficiency        $         16,748,046
                                                                ================

     The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the purchase been made at the beginning of the periods presented or the future results of the combined operations.

NOTE 4  ACQUISITIONS OF SPRINGBOARD TECHNOLOGY SOLUTIONS, INC.
--------------------------------------------------------------

     On July 1, 2002, the Company acquired all the outstanding shares of Springboard for consideration of 2,000 common shares on the basis of a one for one exchange. The value of the common stock issued was $260 or $.13 per share based on the value of the Company's common stock on the date that the Board approved the transaction. Springboard was owned by some of the Company's officers and directors at the time of acquisition. Springboard is a data solutions company that provides network solutions, web and software development and data interface services, which has been in operation for three years. At the time of acquisition, Springboard had 10 full time employees and consultants. The acquisition will enable the Company to expand its enterprise software business and complements its existing enterprise software products. It also provides the Company with additional employees dedicated to the marketing and selling of the enterprise line of software products. This acquisition has been accounted for by the purchase method of accounting in accordance with the provisions of SFAS 141 and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. As a result of the Springboard acquisition, the Company recorded goodwill in the amount of approximately $410,000. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142. As of the balance sheet date, management has determined that the goodwill associated with this acquisition is not impaired.

         The Company's acquisition of Springboard is not considered a "significant" or material event because Springboard's net assets and results of operations are less than 10% of the Company's consolidated balance sheet and results of operations.

NOTE 5  ACCOUNTS RECEIVABLE
---------------------------

     The components of accounts receivable are as follows:

                                                2002                  2001
                                           ---------------      ----------------

     Unrestricted trade receivables   $           61,135   $              -
     Restricted trade receivables                149,676                  -
     Allowance for doubtful accounts             (43,970)                 -
                                           ---------------      ----------------

     Accounts receivable, net         $          166,841   $              -
                                           ===============      ================

     Restricted trade receivables are collateral for the Factor's secured borrowing facility that Ignition entered into in April 2002. Unrestricted trade receivables consists primary of vendor receivables for enterprise software and information technology services sold by the Company and its Springboard subsidiary.

NOTE 6  PREPAID EXPENSES AND OTHER CURRENT ASSETS
-------------------------------------------------

     Prepaid expenses and other current assets as of December 31, 2002 and 2001 consist of:

                                                       2002            2001
                                                  --------------   -------------

     Prepaid expenses                            $       56,820   $        -
     VAT receivable                                      30,090            -
     GST receivable                                      18,002            -
     Miscellaneous receivable, unrelated parties         27,341
     Other                                                1,845            -
                                                   --------------   ------------

     Total                                       $      134,098   $        -
                                                   ==============   ============

NOTE 7  FIXED ASSETS
--------------------

     As of December 31, 2002 and 2001, fixed assets consist of:

                                                   2002               2001
                                              ---------------     --------------

     Computer equipment                    $        291,505   $           -
     Office equipment and furniture                  19,698               -
     Computer software                               74,565               -
     Software development kits                       45,367               -
     Automobiles                                     26,777               -
     Leasehold improvements                         243,863               -
                                              ---------------     --------------
                                                    701,775               -
     Less accumulated depreciation
       and amortization                            (165,543)              -
                                              ---------------     --------------

                                           $        536,232   $           -
                                              ===============     ==============

     Depreciation expense for the years ended December 31, 2002 and 2001 amounted to $92,447 and $0, respectively.

NOTE 8  TAXES PAYABLE
---------------------

     Taxes payable as of December 31, 2002 and 2001 consist of:

                                                    2002              2001
                                               --------------     --------------

     Employment and payroll related taxes   $       405,503    $          -
     Sales taxes payable                             15,167               -
                                               --------------     --------------

     Total                                  $       420,670    $          -
                                               ==============     ==============

     As of December 31, 2002, Ignition had not paid and remitted the employer and employee payroll taxes from July 2002 through December 31, 2002. Total amount due to the UK taxing authorities was approximately $338,520 as of December 31, 2002. Ignition negotiated a payment plan from the UK taxing authorities to repay delinquent payroll taxes in monthly installments of approximately $32,000, until the total amount due has been settled. The Company has classified taxes payable as a currently liability on the accompanying consolidated balance sheet as of December 31, 2002.

     As of December 31, 2002, Springboard had not paid employer and employee related taxes for employees originally classified as consultants by the Company. However, as a result of an on-going audit by the Canadian taxing authorities, the Company has estimated its exposure to be approximately $51,780 as of December 31, 2002, which is included in payroll related taxes payable.

NOTE 9  DUE TO RELATED PARTIES
------------------------------

     The Company's officers and directors have loaned various amounts to the Company and its subsidiaries to meet operating cash flow requirements. The amounts due to related parties are non-interest bearing and have no specific repayment terms. The Company has classified amounts due to related parties as a long-term liability because it is more likely than not that amounts will not be repaid during 2003 and related parties will not demand repayment. The balances due them were $1,089,602 and $0 as of December 31, 2002 and 2001, respectively.

NOTE 10  NOTES PAYABLE
----------------------

     (A) NOTES PAYABLE - SHORT-TERM
     ------------------------------

     The Company had a convertible note payable with a lender for $200,000, which was outstanding at March 31, 2002 and December 31, 2001. The note bore interest at 10% per annum and was due May 2001. As of March 31, 2002, accrued interest on the note amounted to $37,561. The debt and accrued interest was convertible to common stock at a conversion price equal to 80% of the average closing bid price per share during the ten trading days immediately prior to any such conversion. On July 16, 2001, the Company received notice from this lender of their intent to convert the note and accrued interest to common stock. On June 28, 2002, the Company converted the note plus accrued interest into 2,410,916 shares of restricted common stock in full satisfaction of the outstanding obligation and accrued interest.

     On July 30, 2001, the Company entered into a two-year note with another unrelated lender to borrow up to $187,500 at 6% interest. As of December 31, 2002 and 2001, the balance due on this note was $89,020 and $129,020, respectively. The note is collateralized by 2,500,000 shares of common stock, held in the name of an unrelated party. Accrued interest of $9,234 is due to this lender as of December 31, 2002.

     FACTORING AGREEMENT
     -------------------

     On April 9, 2002, Ignition Entertainment Limited entered into a one-year factoring agreement with the Factor, wherein Ignition has agreed to borrow and the Factor has agreed to loan, on a fully secured basis, up to (pound)500,000 ($802,200 as of December 31, 2002) to Ignition based on 75% of its eligible accounts receivables. Interest charged on amounts borrowed is equal to 3% above the UK Base Bank rate. Under the terms of the factoring loan agreement, the Factor is obligated to remit, from time to time, excess collections to Ignition to the extent that collections on secured receivables exceed the sum of (i) advances made by the Factor, (ii) interest and service charges on funds advanced, (iii) monthly services fees and (iv) customer discounts. Ignition has granted the Factor a first lien and security interest in all of Ignition's assets, including its accounts receivable, inventories and intangible assets. In accordance with the provisions of SFAS 140, the Company has treated this Factoring Facility as a secured borrowing by Ignition and not as a sale of accounts receivable because the Company maintains effective control over the receivables transferred. As of December 31, 2002, Ignition is indebted $94,746 to the Factor, which is reported as a currently liability in the December 31, 2002 balance sheet as " Due to Factors."

     In addition to the factoring agreement, Ignition has also entered into a short-term loan agreement with the Factor in the amount of $80,220. This balance is reported as a current liability in the December 31, 2002 balance sheet as a "note payable, current portion."

     NOTE PAYABLE - INVESTMENT BANKER
     --------------------------------

     On December 1, 2002, the Company entered into a 6-month note with an investment banking group (the "Investment Banker") to borrow $15,000 at 8% interest per annum. As of December 31, 2002, the unpaid principal balance and accrued interest due on this note was $15,000 and $100, respectively. During February 2003, the Company repaid this note and accrued interest thereon in connection with the Equity Line of Credit Agreement (See Notes 14 (F) and 18).

     LINE OF CREDIT FACILITY
     -----------------------

     On April 10, 2002 Ignition entered into a (pound)1,000,000 ($1,604,400 as of December 31, 2002) revolving credit facility with an unrelated investor for the purpose of allowing Ignition to purchase goods and services from third party vendors. Under the terms of the revolving credit facility, the investor will advance up to 60% of the purchase price of goods and services purchased by Ignition for its business. Ignition is obligated to pay this investor interest on each advance at a rate equal to 3% over the UK Bank Base rate, a 2% commission of total disbursements made on behalf of Ignition and a facility fee. Ignition's obligation to repay an advance is guaranteed by the Factor. As of December 31, 2002, the Company has not borrowed any funds under the revolving credit facility.

     (B) NOTES PAYABLE - LONG-TERM
     -----------------------------

     5% CONVERTIBLE DEBENTURE
     ------------------------

     In April 2002, the Company raised $150,000 of gross proceeds from the issuance of convertible debentures to the Investment Banker. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of
     (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. The Company has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, the Company will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

     The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

     Accrued interest at December 31, 2002 was $5,487.

     Future maturities of short and long-term notes payable as of December 31, 2002 are as follows:

               Year                                     Amount
               --------------------------------     ---------------

               2003                             $         184,240
               2004                                       150,000
                                                    ---------------

               Total                            $         334,240
                                                    ===============

NOTE 11  STOCKHOLDERS' DEFICIENCY
---------------------------------

     During the three months ended March 31, 2002, the Company issued 50,000,000 shares of its restricted common stock to various officers and directors of the Company in accordance with the stock purchase agreement with International Technology Marketing ("ITM") (see Note 14(E)). All shares are held in safekeeping pending completion of the escrow agreement. On September 30, 2002 and December 31, 2002, the former shareholders of ITM earned 20,000,000 and 10,000,000 contingent shares having a value of $3,800,000 and $1,700,000 respectively. These shares are to be released out of escrow (See Note 14(E)). The shares were valued at $.19 per share based on the closing price of the Company's stock as of September 30, 2002 and $.17 per share based on the Company's stock price as of December 31, 2002, the dates that the shares were earned. The Company recorded $5,500,000 as stock-based compensation expense for the year ended December 31, 2002.

     On or about March 25, 2002, the Company issued 500,000 shares of common stock to an individual in lieu of compensation for services performed in 2001 as President of the Company. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of grant.

     On or about March 25, 2002, the Company issued 500,000 shares of common stock to an individual in lieu of compensation for services performed in 2001 as Secretary of the Company. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of grant.

     On or about March 25, 2002, the Company issued 2,375,600 shares of common stock valued at $.05 per share to an independent consultant for the conversion of $118,780 of debts owed by the corporation for services performed in 2001.

     On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing the Company to ITM. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of grant.

     On or about March 25, 2002, the Company issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 and 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of grant.

     On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. As of December 31, 2002, 500,000 shares were deemed earned at the December 31, 2002 closing price of $.17 per share to account for the director's fee of $85,000.

     On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of his resignation from the board of directors.

     On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to an individual to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of his resignation from the board of directors.

     On April 26, 2002, the Company issued 62,027 shares of common stock to an unrelated consultant having a value of $5,000 for consulting services rendered.

     On April 26, 2002 and June 28, 2002, the Company issued 3,032,000 shares of restricted common stock to the Investment Banker, having a value of $330,000 as a one-time commitment fee (See Note 14(F)).

     On April 26, 2002 and June 28, 2002, the Company issued 1,040,000 shares of restricted common stock to an unrelated consultant, having a value of $125,000 for financial consulting services rendered (See Note 14 (F)).

     On May 28,  2002,  the Company  acquired  Ignition.  The Company will issue
     15,000,000 shares of common stock and 3,500,000 shares of convertible preferred stock as payment to Ignition over a period of two years from the date of the acquisition. Additionally, the management team of Ignition may earn up to 1,500,000 shares of convertible preferred stock if certain revenue and net income goals are met at specific time periods. These shares will be held in escrow and disbursed by the escrow agent according to the escrow agreement. As of the date of this report, the shares discussed in this paragraph have not been issued. (See Note 3)

     In May 2002, the Company issued 5,000,000 shares of common stock in relation to an agreement entered into with an unrelated consultant for marketing and advisory services connected with product marketing in the European Economic Community and North America. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $.05 per share, or an aggregate of $250,000, on the date that the Company entered into the agreement (See Note 14 (D)).

     On May 1, 2002, the Company agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to the Factor. The Company issued these shares on or about August 6, 2002.

     On June 28, 2002, the Company issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement (See Note 10(A)).

     On June 28, 2002, the Company issued 23,370 shares of common stock to an independent consultant having a value of $5,000 for consulting services rendered. The Company has also accrued $15,000 (83,038 shares) of common stock to be issued for consulting services rendered which has been included the shareholders equity and operating expenses portions of the accompanying consolidated balance sheet as of December 31, 2002.

     On June 28, 2002, the Company issued 100,000 shares of restricted common stock to an unrelated broker-dealer having a value of $20,000 for placement agent fees (See Note 14(F)).

     On August 6, 2002, the Company issued 2,000 shares of restricted common stock to certain officers and directors having a total value of $260, for the acquisition of Springboard (See Note 4).

NOTE 12  PREFERRED STOCK
------------------------

     The Company has authorized 50,000,000 shares of its Series A Preferred Stock, with a par value of $0.001, as of December 31, 2002 and 2001. As of December 31, 2002 and 2001, there were no shares of the Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock at the option of the holder. The Series A Preferred Stock votes on equal per share basis with the Common Stock, and is eligible to receive equivalent dividends to the shares of Common Stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference over the holders of the Company's common stock.

NOTE 13  STOCK BASED COMPENSATION
---------------------------------

     (A) STOCK OPTIONS AND WARRANTS
     ------------------------------

     As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee option plans. Under APB 25, compensation expenses are recognized at the time of option grant if the exercise price of the Company's employee stock option is below the fair market value of the underlying common stock on the date of the grant.

     The Company's Board of Directors has granted non-qualified stock options and warrants to investors of the Company. The following is a summary of activity under these stock option plans for the years ended December 31, 2002 and 2001.

                                                Non-Employee        Weighted
                                Employee         Options and         Average
                                 Options          Warrants        Exercise Price
                             ----------------  ---------------   ---------------

     Options outstanding at
       December 31, 2000               -                -      $           -
         Granted                       -             100,000   $            .74
         Exercised                     -                -      $            -
         Cancelled                     -                -      $           -
                             ----------------  ---------------   ---------------

     Options outstanding at
       December 31, 2001               -             100,000   $            .74
         Granted                       -             265,000   $            .12
         Exercised                     -                -      $            -
         Cancelled                     -                -      $            -
                             ----------------  ---------------   ---------------

     Options outstanding at
       December 31, 2002               -             365,000   $            .29
                             ================  ===============   ===============

     For all warrants granted during 2002, the weighted average fair value of the grants at market was $.02. The fair value of the 265,000 warrants issued above and below market was calculated to be $6,107 (See Note 14(F)). For the warrants granted during 2001, the weighted average fair value of the grant at market was $.29. The fair value of the 100,000 warrants issued below market was calculated to be $30,000 (See Note 2).

     The weighted average remaining life of all warrants as of December 31, 2002, was approximately 3.9 years. As of December 31, 2002, all warrants were fully vested and exercisable.

     (B) PRO FORMA STOCK-BASED COMPENSATION DISCLOSURES
     --------------------------------------------------

     The Company applies APB Opinion 25 and related interpretations in accounting for its stock options granted to employees. The Company has not granted any options to employees during the year ended December 31, 2002, thus no pro forma amounts are presented.

NOTE 14  AGREEMENTS
-------------------

     (A) SOFTWARE DISTRIBUTION AGREEMENT
     -----------------------------------

     On March 30, 1999, the Company entered into a software distributing agreement with an unrelated company (the "Licensor"), granting the Company an exclusive right to distribute a software product known as "Power Audit" throughout the United States of America. (See below for subsequent amendments and extensions.) The significant terms and conditions governing the agreement are as follows:

     o    Payment by the Company of $50,000 in development funds.

     o Issuance of 500,000 in common shares of the Company to the owners and developers of the software upon its delivery, which was in October 1999.

     o Royalty payments of 20% on the first $500,000 of sales, 12.5% on sales between $500,000 and $1,000,000 and 5% on sales over $1,000,000.

     The agreement has a term of fourteen (14) months and could be terminated on six-month notice by either party. It can be extended on a year-to-year basis, provided the gross annual sales exceed $1,000,000 and all other terms are observed by the parties.

     In September 1999, for a consideration of the Company's issuance of an additional 1,000,000 common shares, the agreement was amended to include the European Economic Community in its distribution territory and payment of $4,200 per month for software support and services. The 1,500,000 common shares were issued in 1999 and were valued on the dates of the agreement and amendment based on the quoted trading prices. The resulting $220,000 value was presented as license fees, net of $106,000 accumulated amortization, as of December 31, 1999. During the year ended December 31, 2000, the remaining license fees of $114,000 were charged to operations as amortization expense.

     In May 2000, the parties agreed to amend and extend the software agreement for three years to May 31, 2003. The amended agreement expanded the territory to include the Country of Switzerland, required the Company to issue an additional 1,000,000 common shares and complete a financing of a minimum of $2,000,000 with a portion of the proceeds to be used to contract services of or to develop its own technical support and internal marketing group. In addition, the Company was required to complete a minimum of twelve sales or licensing agreements of the software product prior to the expiration of the twelve-month period ending June 1, 2002. In the event that the minimum sales requirement is not met, the Company is required to compensate the Software Owner for unpaid royalties at the rate of $3,750 per sale shortfall up to the maximum of twelve, or $45,000, and issue an additional 100,000 common shares. Lastly, the royalty fee for sales over $1,000,000 was changed from 5% to 7.5%.

     On June 13, 2002, the Company notified the Licensor that it was canceling its license agreement effective immediately. Subsequently, the Licensor filed a claim against the Company for breach of contract. During fiscal 2003, the claim has been settled, and there is no litigation presently outstanding with respect to this claim. The terms of the settlement are that the Company will pay to the Licensor the sum of $226,824 in nine monthly installments; the Company will deliver a replacement share certificate to replace the one million previously issued, non-registered, shares of its common stock to freely tradable shares; and will issue to the Licensor an additional 100,000 freely tradable common shares or an equivalent payment in cash based on a calculation of 100,000 shares multiplied by .18 per share, or $18,000. The value of the shares were determined based upon the closing price of the Company's common stock on November 7, 2002. The Company will also return to the Licensor all confidential information and property in their possession.

     At December 31, 2002, the Company has recorded the future issuance of the 100,000 shares of its common stock as common stock to be issued in the current liabilities section of the balance sheet. Also, the $226,824 payable in cash has been recorded in accounts payable in the current liabilities section of the balance sheet at December 31, 2002.

     In fiscal 2003, the Company executed a promissory note in the sum of $226,824 for the cash portion of the settlement with the Licensor. The principal sum of this promissory note will be paid by the Company in nine equal installments of $25,203. There is no interest being charged in connection with this debt.

     Amortization expense related to this licensing agreement for the years ended December 31, 2002 and 2001 were $340,000 and $240,000, respectively, and is included in cost of goods sold.

     (B) CONSULTING AGREEMENTS
     -------------------------

     On March 17, 2000, the Company entered into a consulting agreement with the former stockholder of the acquired inactive reporting shell company (See
     Note 1(B)). The consulting agreement states that one year after the execution of the agreement ("reset date"), the 350,000 common shares issued by the Company to the former stockholder shall be increased or decreased based upon the average closing price of the Company's stock 30 days prior to the reset date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 per share. The Company is obligated to issue an additional 3,012,475 common shares to the consultant as an additional fee. The Company is currently contesting the issuance of the additional shares. The Company has not accrued an estimated loss for this contingency because, in accordance with the provisions of SFAS 5, it is not probable at the time that the financial statements were issued that a liability had been incurred and that the amount of loss can be reasonably estimated.

     (C) LICENSING AGREEMENT
     -----------------------

     On December 28, 2001, the Company entered into a two-year licensing agreement to distribute software used primarily by the insurance industry, which agreement includes a non-exclusive right to sell such software to clients in the United States, Mexico, Canada, and their overseas territories. The Company is the only reseller in North America. The cost of such agreement was (pound)2,500,000 (US $3,620,268 at December 31, 2001) and is being amortized over the two-year period of the agreement. Through

     September 30, 2002, the Company paid $713,612 in connection with the license. On September 30, 2002, the Company renegotiated the terms of the license agreement whereby the licensor agreed to extinguish the remaining amount due under the agreement, or $2,906,656 in exchange for the return of the license and distribution rights to the Classifier(TM) software product to the financial services sector while retaining the rights to distribute the product to other sectors. The Company was also granted a non-exclusive distributorship for the I-Bos(TM) software product. For financial statements purposes, the Company recorded a gain on the early extinguishment of debt in the amount of $924,904. This gain is reported as Other Income in the Consolidated Statement of Operations.

     Amortization expense related to this licensing agreement for the years ended December 31, 2002 and 2001 was $1,261,873 and $18,837, respectively, and is included in cost of goods sold. Deferred licensing fees, net of amortization is included as an Other asset - license agreement, on the accompanying consolidated balance sheets.

     (D) MARKETING AGREEMENT
     -----------------------

     On January 18, 2002, the Company entered into a one-year marketing agreement with an unrelated consultant to provide product marketing and advisory services to the Company in the European Economic Community and North America territories. The Company issued 5,000,000 shares to the consultant on March 25, 2002 which were registered in a Form S-8 filed on May 3, 2002. The shares were valued at $.05 per share corresponding to the date that the Company entered into the agreement with the consultant. The Company accounted for the cost of the marketing agreement by recording an expense for the entire cost in the amount of $250,000 in accordance with the provisions of SFAS 123 "Accounting for Stock-Based Compensation". The expense is included in Consulting Fees in the Consolidated Statement of Operations.

     (E) STOCK PURCHASE/MANAGEMENT AGREEMENT
     ---------------------------------------

     On September 17, 2001, the Company entered into a stock purchase agreement to acquire 100% of the outstanding stock of ITM (see Note 11). In connection with the agreement, the Company is to issue 50,000,000 shares to the former shareholders, which will be held in escrow subject to the Company reaching certain sales milestones. The agreement calls for the Company to compensate the former shareholders of ITM in their efforts to meet the sales milestones.

     The revenue milestones to be reached after the closing are as follows:

     o Upon achieving revenues of $500,000 the escrow agent will release 10,000,000 shares.

     o Upon achieving an additional $500,000 of revenues the escrow agent will release another 10,000,000 shares.

     o Upon achieving $2,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

     o Upon achieving $6,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

     o Upon reaching $16,200,000 in cumulative revenues the final 10,000,000 shares will be released.

     Pending execution of the escrow agreement, the Company is holding these shares for the benefit of the former shareholders of ITM. The former shareholders of ITM include the Company's current management group. The Company has not recorded any amounts associated with the acquisition of ITM, which had minimal assets and/or liabilities on the date of acquisition. For accounting purposes, the Company has not treated the acquisition as an acquisition under the principles of APB 16, but has instead treated the acquisition as an assumption of contingent management contracts for services to be rendered by the former ITM shareholders to the Company. The contingent shares will be issued and released out of escrow to the former principal owners of ITM upon the attainment of certain performance goals as described above. In return, the former principal owners will perform management and marketing services to the Company. Upon attainment of each performance milestone, the Company will record the issuance of stock as compensation expense in the period earned based on current market prices as of the date of grant.

     During the quarters  ended  September  30, 2002 and December 31, 2002,  the former ITM shareholders became eligible to receive 20,000,000 and 10,000,000 shares, respectively, out of escrow. The Company recorded stock-based compensation expense of $5,500,000 for the year ended December 31, 2002 and credited shareholders equity for the value of the contingent stock earned. The Company valued the shares at $.19 and $.17 per share based on the closing price of the stock at September 30, 2002 and December 31, 2002, respectively, the dates that the shares are deemed earned.

     (F) INVESTMENT BANKER EQUITY LINE OF CREDIT AGREEMENT
     -----------------------------------------------------

     In April 2002, the Company entered into an Equity Line of Credit Agreement with the Investment Banker (see Note 18). Under this agreement, the Company may issue and sell to the Investment Banker common stock for a total purchase price of up to $10 million. Subject to certain conditions, the Company will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter (See Note 18). The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate monthly maximum advance amount of $425,000 in any thirty-day period. In no event shall the number of shares issuable to the Investment Banker, which causes them to own in excess of 9.9% of the then outstanding shares of the Company's common stock. The Company paid the Investment Banker a one-time fee equal to $330,000, payable in 3,032,000 shares of common stock. The Investment Banker is entitled to retain 3.0% of each advance. In addition, the Company entered into a placement agent agreement with a placement agent firm, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.20 per share, or an aggregate of $20,000, on the date of issuance. The Company agreed to pay an unrelated consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

     The termination date of this agreement is the earliest of: (1) the Investment Banker makes payment of Advances of $10,000,000, (2) any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days or (3) the Company shall at any time fail materially to comply with the requirements of the agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investment Banker or (4) the date occurring twenty-four
     (24) months after the Effective Date. Pursuant to the terms of the Equity Line of Credit Agreement, the Company is required to file with the SEC a registration statement covering the shares to be acquired by the Investment Banker. The 24-month term commences the effective date of the registration statement. During February 2003, the Company completed its registration statement in connection with the Equity Line of Credit Agreement.

     To induce the Investment Banker to execute and deliver the Equity Line of Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws. During the commitment period, the Company shall not, without the prior written consent of the Investment Banker, issue or sell (i) any Common Stock without consideration or for a consideration per share less than the Bid price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance, provided, however, that the Investment Banker is given ten (10) days prior written notice and nothing in this section shall prohibit the issuance of shares of Common Stock pursuant to existing contracts or commitments, upon exercise of currently outstanding options or convertible securities, or in connection with any acquisition. On the date hereof, the Company shall obtain from each officer and director a lock-up agreement, as defined below, in the form annexed hereto as Schedule 2.6 (b) agreeing to only sell in compliance with the volume limitation of Rule 144.

     On each advance date in the Company shall pay to the Investment Banker, directly from the gross proceeds held in escrow, an amount equal to three percent (3%) of the amount of each advance as a commitment fee. The Company has paid the Investment Banker a one-time commitment fee in the amount of 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock of which a warrant to purchase 15,000 shares has an exercise price of $0.50 per share and a warrant to purchase 250,000 shares has an exercise price of $0.099 per share. These warrants vest immediately upon issuance. The value of the one-time commitment fee related to the issuance of common stock totaled approximately $350,000, which was computed based upon the market prices of the Company's common stock on the applicable issuance dates. The warrants issued in connection with the Equity Line of Credit Agreement for commitment fees were valued on the date of grant using the Black-Scholes option-pricing model which computed a value of $6,107.

     The commitment fees will be expensed ratably over the life of the Equity Line of Credit agreement and are included in stockholders' deficiency in the accompanying consolidated balance sheet as of December 31, 2002. The Company has recognized commitment fees of approximately $133,795, which has been included in general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2002.

     (G) CONSULTING AGREEMENT
     ------------------------

     On June 1, 2002, Ignition entered into a consulting agreement with an unrelated consultant whereby the consultant will provide business development and financial advice to Ignition. Under the terms of the agreement, Ignition is obligated to pay the consultant annually (pound)179,850 ($262,970) in equal monthly installments. Additionally, the consultant was entitled to receive a signing bonus of (pound)29,975 ($43,828) upon execution of the agreement. The cost of this agreement will be borne by Ignition and the consultant will be paid out of Ignition's operating cash flow.

     (H) OPERATING LEASE AGREEMENT
     -----------------------------

     The Company leases its UK office spaces under a five-year operating lease, which commenced on December 2001 and expire in 2007. The Company leases its corporate office space on a month-to-month basis.

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess on 1 year as of December 31, 2002 for each of the next 5 years are as follows:

               Years Ending
               ------------
               2003                                  $        138,479
               2004                                           120,330
               2005                                           120,330
               2006                                           120,330
               2007                                           120,330
                                                         --------------
                                                     $        619,799
                                                         ==============

     Rent expense for the years ended December 31, 2002 and 2001 totaled approximately $101,890 and $7,800, respectively.

NOTE 15  INTANGIBLE ASSETS
--------------------------

     As a result of the adoption of SFAS 142, the Company discontinued the amortization of goodwill effective January 1, 2002. Identifiable intangible assets are amortized under the straight-line method over the period of expected benefit ranging from three to ten years, except for intellectual property, which is amortized based on the shorter of the useful life or expected revenue stream. Intangible assets consist of trademarks, intellectual property, acquired technology and the excess purchase price paid over identified intangible and tangible net assets of acquired companies (goodwill).

     The Company has evaluated goodwill for impairment as of December 31, 2002. As a result of this review, the Company has determined its goodwill is fully impaired and wrote-off $10,658,096 and $409,688 related to the acquisitions of Ignition and Springboard, respectively. In connection with the review of intangible assets, the Company recorded an additional impairment charge to acquired intellectual property in the amount of $19,079. The charges were included in operating expenses on the accompanying consolidated financial statements for the year ended December 31, 2002. The Company's assessment of its goodwill is based on undiscounted future cash flows and the uncertainty of obtaining financing to fund the conversion of acquired intellectual property into saleable products.

NOTE 16  INCOME TAXES
---------------------

     No provision for Federal and state income taxes has been recorded as the Company has net operating loss carryforwards to offset any net income for the year ended December 31, 2002. As of December 31, 2002, the Company had approximately $23,400,000 of net operating loss carryforwards for Federal income tax reporting purposes available to offset future taxable income. Such carryforwards begin to expire in 2018. Under the Tax Reform Act of

     1986, the amounts of and benefits from net operating losses and capital losses carried forward may be impaired or limited in certain circumstances. Events, which may cause limitations in the amount of net operating losses that the Company may utilize in any one year, include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period.

     Deferred tax assets as of December 31, 2002 and 2001 consisting primarily of the tax effect of net operating loss carryforwards and amortization of intangibles, amounted to approximately $11,790,649 and $4,446,475, respectively. Other deferred tax assets and liabilities are not significant. The Company has provided a full valuation allowance on the deferred tax assets as of December 31, 2002 and 2001 to reduce such deferred income tax assets to zero, as it is management's belief that realization of such amounts is not considered more likely than not.

NOTE 17  GOING CONCERN
----------------------

     The accompanying consolidated financial statements have been prepared in conformity with principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has a net loss of $21,313,290, a negative cash flow from operations of $1,084,884, a working capital deficiency of $10,534,701 and a stockholders' deficiency of $14,419,766, which raises substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan to continue operations is to raise additional debt or equity capital until such time as the Company is able to generate sufficient operating revenues through its newly acquired subsidiaries.

     In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE 18  SUBSEQUENT EVENTS
--------------------------

     During February 2003, upon the Company's SB-2 Registration becoming effective, the Company received $970,000 proceeds from the issuance of a $1 million promissory note to the Investment Bankers, net of a 3% cash fee of $30,000, which yields an effective interest rate of approximately 12% per annum. The promissory note is non-interest bearing and is to be paid in full within 95 calendar days. The Company has the discretion to repay the note either through cash received from the issuance of stock under the Equity Line of Credit Agreement or by cash. In connection with the note, the Company has agreed to escrow 10 requests for advances under the Equity Line of Credit Agreement in the amount not less than $100,000 (see Note 14(F)). The request will be held in escrow by an independent law firm, who will release such requests to the Investment Banker every 7 calendar days commencing on March 3, 2003. If this note is not fully paid when due, the outstanding principal balance owed will be payable in full together with interest at the rate of 24% per annum or the highest rate permitted by law, if lower. See below for partial repayment of this note.

     Proceeds received from the issuance of this note were used to repay the convertible debenture and note payable to the Investment Bankers. As of December 31, 2002, total outstanding principal and accrued interest payable on the convertible debenture and note payable was $155,487 and $15,000, respectively.

     On February 18, 2003, the Company issued 168,889 shares of common stock to the Investment Banker for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the Equity Line of Credit Agreement (See Note 14(F)). These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

     On February 18, 2003, the Company issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued included in currently liabilities in the accompanying consolidated balance sheet as of December 31, 2002. These share were valued at $0.13 per share representing the closing market value on the date of grant.

     On February 10, 2003, fhe Company signed a development and distribution agreement with a distribution company for distribution of the Company's games and other applications for mobile phones and other handheld devices to the distribution company's mobile operator channels on a worldwide basis. Under the terms of the agreement, which sets forth an initial publication schedule consisting of 14 products. The Company may also sublicense and provide games and applications created by other developers to the distribution company for distribution to their mobile operators. Under the terms of the agreement, the Company will receive royalty payments as the developer for each sale of the Company's games and other applications.

     During March 2003, the Company issued 2,155,964 shares of common stock to the Investment Bankers for cash of $150,000 or $.07 per share, in connection with the Equity Line of Credit (See Note 14 (F)). The cash was applied against the $1 million promissory note payable to the Investment Bankers issued in February 2003. As of March 31, 2003, the remaining balance of the note payable to the Investment Banker totaled $850,000.

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2003

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                    CONTENTS
                                    --------

PAGE      F-31            CONDENSED  CONSOLIDATED  BALANCE SHEETS AS OF JUNE 30,
                          2003 (UNAUDITED) AND DECEMBER 31, 2002

PAGE      F-32            CONDENSED  CONSOLIDATED  STATEMENTS OF OPERATIONS  FOR
                          THE THREE AND SIX MONTHS  ENDED JUNE 30, 2003 AND 2002
                          (UNAUDITED)

PAGES     F-33 - F-34     CONDENSED  CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'
                          DEFICIENCY  FOR THE SIX  MONTHS  ENDED  JUNE 30,  2003
                          (UNAUDITED)

PAGES     F-36            CONDENSED  CONSOLIDATED  STATEMENTS  OF CASH FLOWS FOR
                          THE  SIX  MONTHS   ENDED   JUNE  30,   2003  AND  2002
                          (UNAUDITED)

PAGES     F-37 - F-48     NOTES TO CONDENSED  CONSOLIDATED  FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2003 (UNAUDITED)

                                             IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                                CONDENSED CONSOLIDATED BALANCE SHEETS


                                                           June 30 2003    December
                         ASSETS                             (Unaudited)    31, 2002
                         ------                             -----------   -----------

CURRENT ASSETS
  Cash                                                   $        754  $     63,162
  Accounts receivable, less allowance for doubtful
   accounts of $43,970 as of June 30, 2003 and December
   31, 2002                                                    44,073        17,165
  Inventory                                                      -             -
  Prepaid expenses and other current assets                   146,843        34,610
                                                            -----------   -----------
   Total Current Assets                                       191,670       114,937
                                                            -----------   -----------

FIXED ASSETS
  Plant, property and equipment                               195,016       173,246
  Accumulated depreciation                                   (117,422)      (79,688)
                                                            -----------   -----------
  Total Fixed Assets                                           77,594        93,558
                                                            -----------   -----------

OTHER ASSETS
  License agreement - software, net of accumulated
   amortization of $535,209 and $356,806 as of June 30,
   2003 and December 31, 2002, respectively                   178,404       356,806
  Deferred consulting                                         149,177          -
  Other assets                                                   -           71,816
                                                            -----------   -----------
   Total Other Assets                                         327,581       428,622
                                                            -----------   -----------

TOTAL ASSETS                                             $    596,845  $    637,117
------------                                                ===========   ===========

        LIABILITIES AND STOCKHOLDERS' DEFICIENCY
        ----------------------------------------
CURRENT LIABILITIES
  Accounts payable                                       $    680,872   $   657,402
  Accrued liabilities                                          91,371       169,679
  Taxes payable                                               155,371        32,150
  Other current liabilities                                     2,856       134,088
  Accrued interest                                             11,909        14,974
  Due to factor                                                  -             -
  Leases payable, current portion                              20,154          -
  Net liabilities of discontinued operations                     -        1,417,619
  Note payable, current portion                               689,020       104,020
  Common stock to be issued                                    18,000     3,617,746
  Convertible preferred stock to be issued, short-term           -        4,779,662
  Due to related parties                                       76,427       369,226
                                                            -----------   -----------
   Total Current Liabilities                                1,745,980     11,296,566
                                                            -----------   -----------

LONG-TERM LIABILITIES
  Convertible debentures                                         -          150,000
  Lease payable, long-term                                     15,855        25,570
  Convertible preferred stock to be issued, long-term            -        3,584,747
                                                            -----------   -----------
   Total Long-Term Liabilities                                 15,855     3,760,317
                                                            -----------   -----------

TOTAL LIABILITIES                                           1,761,835     15,056,883
-----------------                                           -----------   -----------

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $0.001 par value, 50,000,000 shares
   authorized, none issued and outstanding                       -             -
  Common stock, $0.001 par value, 500,000,000 and
   150,000,000 shares authorized, 234,996,914 and
   99,449,261 shares issued and outstanding as of June
   30, 2003 and December 31, 2002, respectively               234,997        99,449
  Additional paid in capital                                35,114,270    20,870,864
  Accumulated deficit                                       (35,430,951)  (35,248,562)
  Less: treasury stock (11,000,000 shares)                   (770,000)         -
  Other comprehensive income - exchange gain                 (103,494)       80,795
  Less deferred equity line commitment fees                  (134,812)     (222,312)
  Less deferred compensation and licensing fee                (75,000)         -
                                                            -----------   -----------
   Total Stockholders' Deficiency                           (1,164,990)   (14,419,766)
                                                            -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY           $    596,845   $   637,117
----------------------------------------------              ===========   ===========


                                See accompanying notes to condensed consolidated financial statements

                                            IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          -----------------------------------------------
                                                            (UNAUDITED)

                                                         For The Three        For The Three       For The Six         For The Six
                                                         Months Ended         Months Ended        Months Ended        Months Ended
                                                         June 30, 2003        June 30, 2002       June 30, 2003       June  30, 2002
                                                        ---------------       -------------      ---------------     --------------
NET SALES                                             $         82,300      $       90,000     $       231,009     $       90,000
                                                         ---------------       -------------      --------------      -------------
COST OF SALES
  Product costs                                                   -                   -                100,931               -
  Development costs                                               -                  1,030                -                 1,030
  Distribution and other costs including
    amortization                                                93,207             549,579             186,189          1,002,113
                                                         ---------------       -------------      --------------      -------------
    Total Cost of Sales                                         93,207             550,609             287,120          1,003,143
                                                         ---------------       -------------      --------------      -------------

GROSS PROFIT (LOSS)                                            (10,907)           (460,609)            (56,111)          (913,143)
                                                         ---------------       -------------      --------------      -------------

OPERATING EXPENSES
  Salaries and wages                                           157,573                -                235,974               -
  Stock-based compensation                                     656,922                -                656,922               -
  Consulting fees                                               45,256             330,980              93,930            349,980
  Legal and accounting                                          57,996             165,877             153,874            211,974
  Management fees                                                 -                 52,452                -                89,408
  General and administrative expenses                          198,470             150,100             392,367            281,886
  Financial advisory fees                                         -                150,000              30,708            150,000
  Research and development                                        -                   -                    108               -
  Amortization and depreciation                                 10,353               6,935              18,722             66,935
                                                         ---------------       -------------      --------------      -------------
    Total Operating Expenses                                 1,126,570             856,344           1,582,605          1,150,183
                                                         ---------------       -------------      --------------      -------------

LOSS FROM OPERATIONS                                        (1,137,477)         (1,316,953)         (1,638,716)        (2,063,326)
                                                         ---------------       -------------      --------------      -------------

OTHER INCOME (EXPENSE)
  Gain on early extinguishment of debt                            -                 96,334                -                96,334
  Interest income                                                1,354                  42               6,497                 42
  Interest expense                                            (148,778)            (54,218)           (227,130)           (66,145)
  Foreign exchange gain (loss)                                   1,006             (11,272)             14,074            (11,272)
                                                         ---------------       -------------      --------------      -------------
    Total Other Income (Expense)                              (146,418)             30,886            (206,559)            18,959
                                                         ---------------       -------------      --------------      -------------

LOSS FROM CONTINUING OPERATIONS                             (1,283,895)         (1,286,067)         (1,845,275)        (2,044,367)

DISCONTINUED OPERATIONS (SEE NOTE 2):
  Loss from discontinued operations                               -               (211,959)           (733,123)          (211,959)
  Gain on sale of discontinued operations                    2,396,009                -              2,396,009               -
                                                         ---------------       -------------      --------------      -------------
    Total Discontinued Operations                            2,396,009            (211,959)          1,662,886           (211,959)
                                                         ---------------       -------------      --------------      -------------

NET INCOME (LOSS)                                     $      1,112,114      $   (1,498,026)    $      (182,389)    $   (2,256,326)
                                                         ===============       =============      ==============      =============

(LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS
  - BASIC AND DILUTED                                 $          (0.01)     $        (0.01)    $         (0.02)    $        (0.02)
                                                         ===============       =============      ==============      =============

GAIN (LOSS) PER COMMON SHARE FROM DISCONTINUED
  OPERATIONS - BASIC                                  $           0.02      $        (0.00)    $          0.02     $        (0.00)
                                                         ===============       =============      ==============      =============

GAIN (LOSS) PER COMMON SHARE FROM DISCONTINUED
  OPERATIONS -DILUTED                                 $           0.02      $        (0.00)    $          0.01     $        (0.00)
                                                         ===============       =============      ==============      =============

NET INCOME (LOSS) PER COMMON SHARE - BASIC            $           0.01      $        (0.01)    $         (0.00)    $        (0.03)
                                                         ===============       =============      ==============      =============

NET INCOME (LOSS) PER COMMON SHARE - DILUTED          $           0.01      $        (0.01)    $         (0.00)    $        (0.03)
                                                         ===============       =============      ==============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING  -  BASIC                                    115,200,027         113,191,285         107,531,237         83,421,414
                                                         ===============       =============      ==============      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING - DILUTED                                    133,678,287         113,191,285         114,394,419         83,421,414
                                                         ===============       =============      ==============      =============



                                See accompanying notes to condensed consolidated financial statements

                                             IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                               FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                               --------------------------------------
                                                             (UNAUDITED)


                                                                                                Additional
                                          Preferred Stock                Common Stock             Paid-In       Accumulated
                                        Shares        Amount         Shares         Amount        Capital         Deficit
                                     -----------    ----------    ------------    ----------    -----------    ------------

Balance, December 31, 2002                 -      $      -         99,449,261   $    99,449   $  20,870,864  $  (35,248,562)

Stock issued for services and
  settlements                              -             -         73,123,249        73,123      1,831,675            -

Stock issued for cash                      -             -         12,424,404        12,425        512,575            -

Stock issued to former
  shareholders of
  Ignition Entertainment, Ltd.        3,500,000         3,500      15,000,000        15,000      11,930,656           -

Conversion of preferred stock to
  common stock                        (3,500,000)      (3,500)     35,000,000        35,000        (31,500)           -

Stock to be received from the
  sale of
  Ignition Entertainment, Ltd.             -             -               -             -              -               -

Deferred cost recognized                   -             -               -             -              -               -

Net loss for the period                    -             -               -             -              -           (182,389)

Cumulative translation adjustment          -             -               -             -              -               -

Comprehensive loss                         -             -               -             -              -               -
                                      -----------    ----------    ------------    ----------    -----------    ------------

BALANCE, JUNE 30, 2003                     -      $      -         234,996,914  $   234,997   $  35,114,270  $  (35,430,951)
----------------------                ===========    ==========    ============    ==========    ===========    ============


                                See accompanying notes to condensed consolidated financial statements


                                            IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                               FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                               --------------------------------------
                                                             (UNAUDITED)


                                                          Deferred           Deferred
                                                        Compensation       Equity Line          Other
                                         Treasury      and Licensing        Commitment       Comprehensive
                                          Stock             Fees               Fees             Income            Total
                                        -----------    ---------------     -------------     -------------     -------------

Balance, December 31, 2002                   -      $           -       $     (222,312)   $       80,795    $  (14,419,766)

Stock issued for services and
  settlements                                -               (75,000)             -                 -            1,829,798

Stock issued for cash                        -                  -                 -                 -              525,000

Stock issued to former owners of
  Ignition Entertainment, Ltd.               -                  -                 -                 -           11,949,156

Conversion of preferred stock to
  common stock                               -                  -                 -                 -                 -

Stock received from the sale of
  Ignition Entertainment, Ltd.           (770,000)              -                 -                 -             (770,000)

Deferred cost recognized                     -                  -               87,500              -               87,500

Net loss for the period                      -                  -                 -                 -             (182,389)

Cumulative translation adjustment            -                  -                 -             (184,289)         (184,289)
                                                                                                               -------------

Comprehensive loss                           -                  -                 -                 -             (366,678)
                                        -----------    ---------------     -------------     -------------     -------------

BALANCE, JUNE 30, 2003                   (770,000)  $        (75,000)   $     (134,812)   $     (103,494)   $   (1,164,990)
----------------------                  ===========    ===============     =============     =============     =============


                                See accompanying notes to condensed consolidated financial statements

                                             IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           -----------------------------------------------
                                                             (UNAUDITED)

                                                                                          For The Six         For The Six
                                                                                         Months Ended         Months Ended
                                                                                         June 30, 2003       June 30, 2002
                                                                                        ----------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                           $        (182,389)   $     (2,256,326)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Gain on sale of discontinued operations                                                 (2,396,009)               -
    Amortization and depreciation                                                               18,722              66,935
    Amortization of licensing agreements                                                       178,402             905,067
    Amortization of consulting agreements and commitment fees                                  113,323             123,001
    Interest expense on beneficial conversion                                                     -                 64,286
    Gain on early extinguishment of debt                                                          -                (96,334)
    Decrease in deferred tax asset                                                              71,816                -
    Stock issued for commitment fees and penalties                                              22,800                -
    Stock issued for compensation                                                              618,880                -
    Stock issued for financing costs                                                           129,500                -
    Stock issued for services                                                                   12,500             517,782
  Changes in operating assets and liabilities, net of effects of discontinued operations:
    Decrease (increase) in accounts receivable                                                 (89,973)            159,702
    Decrease in inventory                                                                      304,783               3,529
    Increase in prepaid expenses and other current assets                                     (125,789)           (136,678)
    Increase in other assets                                                                      -                (26,218)
    Increase (decrease) in accounts payable                                                    (83,409)             73,511
    Decrease in accrued liabilities                                                           (162,333)               -
    Increase in taxes payable                                                                  171,214              56,448
    Decrease in other current liabilities                                                      (69,430)               -
    Decrease in accrued interest                                                                (3,065)            (26,956)
                                                                                        ----------------     ---------------
      Net Cash Used In Operating Activities                                                 (1,470,457)           (572,251)
                                                                                        ----------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received from acquisition                                                                  -              1,132,039
  Cash paid from sale of discontinued operations                                                  (160)               -
  Cash paid for licensing agreement                                                               -               (713,610)
  Purchases of fixed assets                                                                    (10,906)            (77,779)
                                                                                        ----------------     ---------------
      Net Cash (Used In) Provided By Investing Activities                                      (11,066)            340,650
                                                                                        ----------------     ---------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable                                                                  (690,000)               -
  Proceeds from notes payable                                                                1,174,146             979,801
  Proceeds from convertible debentures                                                            -                150,000
  Proceeds from related parties                                                                174,221             238,363
  Proceeds from factors                                                                        116,503              12,037
  Proceeds from issuance of common stock                                                       525,000                -
  Payment on leases                                                                             (4,179)               -
                                                                                        ----------------     ---------------
      Net Cash Provided By Financing Activities                                              1,295,691           1,380,201
                                                                                        ----------------     ---------------

EFFECT OF FOREIGN EXCHANGE RATES                                                               (90,499)             27,863
                                                                                        ----------------     ---------------

NET INCREASE IN CASH FOR THE PERIOD                                                           (276,331)          1,176,463

CASH - BEGINNING OF PERIOD                                                                     277,085                 232
                                                                                        ----------------     ---------------

CASH - END OF PERIOD                                                                 $             754    $      1,176,695
--------------------                                                                    ================     ===============

                                See accompanying notes to condensed consolidated financial statements

                                           IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           -----------------------------------------------
                                                             (UNAUDITED)

                                                                                          For The Six         For The Six
                                                                                         Months Ended         Months Ended
                                                                                         June 30, 2003       June 30, 2002
                                                                                       ----------------     ---------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------
Cash paid for interest                                                               $          36,945    $           -
                                                                                        ================     ===============
Cash paid for taxes                                                                  $            -       $           -
                                                                                        ================     ===============

                                                                                        ================     ===============
SUPPLEMENTAL DISCLOSURE
-----------------------
  OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  -----------------------------------------------

Equipment purchased under capital leases                                             $          33,095    $           -
                                                                                        ================     ===============
Acquisition of Ignition Entertainment Ltd.                                           $            -       $      1,132,039
                                                                                        ================     ===============
Common and preferred stock issued to satisfy common and preferred stock to be
  issued for the acquisition of Ignition                                             $      11,949,156    $           -
                                                                                        ================     ===============
Common stock issued for deferred consulting expenses                                 $         250,000    $           -
                                                                                        ================     ===============
Common stock issued for payment of accrued bonuses                                   $          31,250    $           -
                                                                                        ================     ===============
Common stock issued for payment of commitment fees                                   $            -       $        350,000
                                                                                        ================     ===============
Common stock issued for payment of debt and accrued interest thereon                 $            -       $        223,773
                                                                                        ================     ===============
Common stock issued for payment of amounts due to related parties                    $         824,869    $           -
                                                                                        ================     ===============
Common stock issued for payment of common stock to be issued for services            $          15,000    $         50,000
                                                                                        ================     ===============



                           See accompanying notes to condensed consolidated financial statements


                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2003
                               -------------------
                                   (UNAUDITED)

NOTE 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
-----------------------------------------------------------------------------

(A) ORGANIZATION
----------------

The consolidated financial statements of IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc. (formally Mountain Chef, Inc.) and consolidated subsidiaries (the "Company") include the accounts of the parent, IVP Technology Corporation, incorporated in the State of Nevada on February 11, 1994, and its subsidiaries: Springboard Technology Solutions, Inc. d.b.a. ActiveCore Technologies, Ltd. ("Springboard"), a Canadian company; and Erebus Corporation, an inactive company. The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, the Company was involved with various unsuccessful activities relating to the sale of technology products before becoming inactive by the end of 1997. The Company began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising capital and negotiations and acquisition of software distribution licenses. On January 1, 2002, the Company began operations and emerged from the development stage.

The Company operates two units, enterprise and consumer. The enterprise unit develops, markets, licenses, installs and services data solutions. The consumer unit develops and publishes interactive software games designed for mobile phones, other handheld devices, web-sites, personal computers and video game consoles. The consumer unit also distributes games, hardware and accessories developed or manufactured by third parties.

(B) BASIS OF PRESENTATION
-------------------------

The condensed consolidated financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2002 audited consolidated financial statements and the accompanying notes thereto included in the Company's 10-KSB. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

The management of the Company believes that the accompanying unaudited condensed consolidated financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented. The consolidated results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year. All material inter-company accounts have been eliminated in consolidation.

(C) OPERATIONS OF THE COMPANY - GOING CONCERN
---------------------------------------------

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has a net loss of $182,389 and a negative cash flow from operations of $1,470,457 for the six months ended June 30, 2003. The Company also has a working capital deficiency of $1,554,310 and a stockholders' deficiency of $1,164,990. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan to continue in operation is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying condensed consolidated financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

(D) RECLASSIFICATIONS
---------------------

Certain reclassifications have been made to the previously reported statements to conform to the Company's current condensed consolidated financial statement format.

(E) BUSINESS SEGMENTS
---------------------

The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information".

However, management has determined that it is not practicable to provide geographic and product segment disclosures for revenues and long-lived assets because the Company sells its products to a large variety of locations in the Americas and Europe, and in many instances, these products are then resold through distributors.

(F) USE OF ESTIMATES
--------------------

The preparation of financial statements in conformity with accounting principles generaly accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties and licencing, capitalized software development costs and other intangibles and the adequacy of allowances for returns, and doubtful accounts. Actual amounts could differ significantly from these estimates.

(G) FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, taxes payable and other current laibilties approximate fair value because of their short maturities. The carrying amount of licensing agreements and investments approximate fair value based upon the recoverability of these assets. The carrying amount of the Company's lines of credit approximates fair value because the interest rates of the lines of credit are based on floating rates identified by reference to market rates. The carrying amounts of the Company's loans and notes payable and capital lease obligations approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations.

(H) EARNINGS (LOSS) PER SHARE
-----------------------------

Basic earnings (loss) per common share is based on net loss divided by the weighted average number of common shares outstanding. For the three and six months ended June 30, 2002, common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive.

(I) REVENUE RECOGNITION
-----------------------

RISK AND UNCERTAINTIES
----------------------

A significant portion of all of the Company's net sales are derived from software publishing and distribution activities, which are subject to increasing competition, rapid technological change and evolving consumer preferences, often resulting in the frequent introduction of new products and short product lifecycles. Accordingly, the Company's profitability and growth prospects depend upon its ability to continually acquire, develop and market new, commercially successful software products and obtain adequate financing. If the Company is unable to continue to acquire, develop and market commercially successful software products, its operating results and financial condition could be materially adversely affected in the near future.

REVENUE RECOGNITION
-------------------

Publishing revenue is derived from the sale of internally developed interactive software titles or from the sale of titles licensed from third-party developers. Publishing revenue amounted to $1,087,906 and $407,326 for the six months ended June 30, 2003 and 2002, respectively. Publishing revenues have been reclassified to gain (loss) from discontinued operations on the accompanying condensed consolidated statement of operations in connection with the sale of Ignition Entertainment, Ltd. (See Note 2).

Distribution revenue is derived from the sale of third-party interactive software titles, accessories and hardware. Distribution revenue amounted to $103,051 and $90,000 for the six months ended June 30, 2003 and 2002, respectively.

Revenues from Services and Commercial Software sold under licenses were $127,958 and $0 in the six months ended June 30, 2003 and 2002, respectively. The Company had no Services or Commercial Software sales in the corresponding period of 2002, because it had not yet acquired Springboard Technology Solutions, a Services and Commercial Software producing subsidiary.

The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2 Software Revenue Recognition with respect to Certain Transactions." SOP 97-2 provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence ("VSOE") of fair value in multiple element arrangements, such as maintenance agreements sold in conjunction with software packages. The Company's consumer software transactions generally include only one element, the interactive software game or commercial software under license. The Company recognizes revenue when the price is fixed and determinable; there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement and determination that collection is probable. Accordingly, revenue is recognized when title and all risks of loss are transferred to the customer, which is generally upon receipt by customer. The Company's payment arrangements with its customers provide primarily 60 day terms and to a limited extent with certain customers 30 or 90 day terms. The Company does not have any multi-element arrangements that would require it to establish VSOE for each element, nor does the Company have any sales activity that requires the contract method of accounting.

The Company's distribution arrangements with customers generally do not give customers the right to return products; however, the Company at its discretion may accept product returns for stock balancing or defective products. In addition, the Company sometimes negotiates accommodations to customers, including price discounts, credits and product returns, when demand for specific products falls below expectations. The Company's publishing arrangements generally do not require the Company to accept product returns and provide price protection. The Company establishes a reserve for future returns and other allowances based primarily on its return policies, price protection policies and historical return rates. The Company may not have a reliable basis to estimate returns and price protection for certain customers or it may be unable to determine that collection of the receivable is probable. In such circumstances, the Company defers the revenues at the time of the sale and recognizes them when collection of the related receivable becomes probable or cash is received.

Revenue from product sales is recognized when title passes to the customer, provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectability is deemed probable. The Company provides for estimated product returns at the time of the product shipment, if necessary. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and is effective beginning with the fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB 101 for all periods presented.

(J) RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------

In November 2002, the EITF reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and /or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered items is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus will be applicable to agreements entered into in fiscal periods beginning after June 15, 2003 with early adoption permitted.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123," ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

The Company believes that the adoption of the above pronouncements will, not have a material effect on the Company's condensed consolidated financial position or results of operations.

NOTE 2            DISCONTINUED OPERATIONS
-----------------------------------------

Effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

Upon execution of the sale agreement in June 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders will return 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement (See Note
10).

In connection with the sale agreement, the Company will retain rights to certain intellectual property and receive a source code licensing agreement for certain interactive software games developed by Ignition Entertainment Ltd. In addition to the source code licensing agreement, the Company will also receive a distribution agreement to distribute the interactive software games on a worldwide basis for a period of three years, renewable annually thereafter. The Company will pay Ignition Entertainment Ltd. a royalty fee of 30% of all gross revenues, less direct costs, from the sale, distribution or marketing of those game titles. As of June 30, 2003, the Company did not assign any value to the acquired intellectual property due to the uncertainty of obtaining financing to fund the conversion of acquired intellectual property into saleable products.

Following is a summary of net liabilities and results of operations of Ignition Entertainment Ltd. as of April 1, 2003 and December 31, 2002 and for the period from January 1, 2003 through April 1, 2003 and for the three and six months ended June 30, 2002:

                                                                       As of
                                                     As of         December 31,
                                                 April 1, 2003         2002
                                                 --------------    -------------

Cash                                           $          160    $      213,923
Accounts receivable, net                              212,741           149,676
Inventory                                              78,955           383,738
Prepaid expenses                                      113,044            99,488
Property, plant and equipment, net                    417,727           442,674
Other assets                                           24,963              -
                                                 --------------    -------------
  Total Assets                                 $      847,590    $    1,289,499
                                                 --------------    -------------

Accounts payable                                    1,044,294         1,182,423
Accrued liabilities                                   134,058           240,833
Due to factor                                         211,249            94,746
Taxes payable                                         436,513           388,520
Translation adjustment                                 93,790              -
Notes payable                                         129,366            80,220
Due to related parties                                424,329           720,376
                                                 --------------    -------------
  Total Liabilities                                 2,473,599         2,707,118
                                                 --------------    -------------

  Net Liabilities of Discontinued Operations   $    1,626,009    $    1,417,619
                                                 ==============    =============


                                                    For the           For the
                                                  Period From        Three and
                                                  January 1,        Six Months
                                                 2003 Through          Ended
                                                 April 1, 2003     June 30, 2002
                                                 --------------    -------------

Revenues, net                                  $    1,087,906    $      407,326
Cost of sales                                         960,501           382,716
                                                 --------------    -------------
  Gross profit                                        127,405            24,610
  Operating expenses                                  815,985           228,741
                                                 --------------    -------------
  Loss from discontinued operations                  (688,580)         (204,131)
                                                 --------------    -------------
  Other income (expense)                              (44,543)           (7,828)
                                                 --------------    -------------

   Net loss from discontinued operations       $     (733,123)   $     (211,959)
                                                 ==============    =============

The results of operation for the three and six months ended June 30, 2002 are identical because Ignition Entertainment Ltd. was acquired in May 2002.

NOTE 3            ACCOUNTS RECEIVABLE
-------------------------------------

The components of accounts receivable are as follows:

                                            June 30, 2003
                                             (Unaudited)      December 31, 2002
                                           ----------------   ---------------

Unrestricted trade receivables           $         88,043   $        61,135
Restricted trade receivables                         -                 -
Allowance for doubtful accounts                   (43,970)          (43,970)
                                           ----------------   ---------------

Accounts receivable, net                 $         44,073   $        17,165
                                           ================   ===============

Restricted trade receivables of $149,676 are collateral for the Company's secured borrowing facility that Ignition entered into in April 2002, which is included in net liabilities of discontinued operations as of December 31, 2002 (See Note 2). Unrestricted trade receivables consists primary of vendor receivables for enterprise software and information technology services sold by the Company and its Springboard subsidiary.

NOTE 4            PREPAID EXPENSES AND OTHER CURRENT ASSETS
-----------------------------------------------------------

Prepaid expenses and other current assets as of June 30, 2003 and December 31, 2002 consist of:

                                                June 30, 2003      December 31,
                                                 (Unaudited)           2002
                                               ----------------   --------------
                                               ----------------   --------------

Prepaid expenses                             $         20,897   $        14,763
GST receivable                                         20,258            18,002
Miscellaneous receivable,
  unrelated parties                                   105,417              -
Other                                                     271             1,845
                                               ----------------   --------------

Total                                        $        146,843   $        34,610
                                               ================   ==============

NOTE 5            FIXED ASSETS
------------------------------

As of June 30, 2003 and December 31, 2002, fixed assets consist of:

                                                June 30, 2003      December 31,
                                                 (Unaudited)           2002
                                               ----------------   --------------

Computer equipment                           $        118,802   $        91,505
Office equipment and furniture                         20,631            19,698
Computer software                                       6,577            13,546
Software development kits                              45,367            45,367
Leasehold improvements                                  3,639             3,130
                                               ----------------   --------------
                                                      195,016           173,246
Less accumulated depreciation and
  amortization                                       (117,422)          (79,688)
                                               ----------------   --------------

                                             $         77,594   $        93,558
                                               ================   ==============

Depreciation expense from continuing operations for the three and six months ended June 30, 2003 amounted to $10,353 and $18,722, respectively. Depreciation expense from continuing operations for the three and six months ended June 30, 2002 amounted to $6,935 and $66,935, respectively.

NOTE 6            NOTES PAYABLE
-------------------------------

During February 2003, upon the Company's SB-2 Registration becoming effective, the Company received $970,000 proceeds from the issuance of a $1 million promissory note to an investment banking company (the "Investment Banker"), net of a 3% cash fee of $30,000, which yields an effective interest rate of approximately 12% per annum. The promissory note is non-interest bearing and is to be paid in full within 95 calendar days. The Company has the discretion to repay the note either with the cash received from the issuance of stock under the Equity Line of Credit Agreement or with cash received from operations or other financing sources. If this note is not fully paid when due, the outstanding principal balance owed will be payable in full together with interest at the rate of 24% per annum or the highest rate permitted by law, if lower. See Note 7 below for partial repayment of this note.

Proceeds received from the issuance of this note were used to repay the convertible debenture and note payable to the Investment Bankers. As of December 31, 2002, total outstanding principal and accrued interest payable on the convertible debenture and note payable was $155,487 and $15,000, respectively.

NOTE 7            STOCKHOLDERS' DEFICIENCY
------------------------------------------

On February 18, 2003, the Company issued 168,889 shares of common stock to the Investment Banker for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the registration rights agreement entered into in connection with the Equity Line of Credit Agreement. These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

On February 18, 2003, the Company issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued included in currently liabilities in the accompanying consolidated balance sheet as of December 31, 2002 and $5,000 of consulting services for January and February of 2003. These shares were valued at $0.13 per share representing the closing market value on the date of grant.

During the six month period ended June 30, 2003, the Company issued 8,932,783 shares of common stock to the Investment Bankers for cash of $400,000 in connection with the Equity Line of Credit (See Note 6). The cash was applied against the $1 million promissory note payable to the Investment Bankers issued in February 2003. As of June 30, 2003, the remaining balance of the note payable to the Investment Banker totaled $600,000.

On April 23, 2003, the Company issued 3,491,620 shares of common stock to the Investment Bankers for cash of $125,000 or $.036 per share.

On May 28, 2003, the Company amended the Articles of Incorporation to increase the total number of authorized common and preferred stock to 500,000,000 and 50,000,000 shares, respectively.

On June 24, 2003, the Company issued 17,804,976 shares of common stock to the President of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

On June 24, 2003, the Company issued 17,804,976 shares of common stock to a director of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

On June 24, 2003, the Company issued 1,250,000 shares of common stock to four employees of the Company for payment of accrued compensation and bonuses. These shares were valued at $.025 per share, or an aggregate of $31,250 representing the market value on the date of grant.

On June 24, 2003, the Company issued 3,000,000 shares of common stock to certain directors of the Company for director services for the period from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $75,000 representing the market value on the date of grant. As of June 30, 2003, the Company has deferred $75,000 included in total stockholders' deficiency as deferred compensation and licensing fee on the accompanying condensed consolidated balance sheets.

On June 24, 2003, the Company issued 300,000 shares of common stock to an unrelated consultant having a value of $7,500 for consulting services. These shares were valued based upon the market value on the date of grant.

On June 24, 2003, the Company issued 2,000,000 shares of common stock to an unrelated party in connection with an agreement to provide investor relations services. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant. As of June 30, 2003, the Company has deferred approximately $33,000 included in deferred consulting expense on the accompanying condensed consolidated balance sheet.

On June 24, 2003, the Company issued 5,000,000 shares of common stock to an unrelated consultant as consideration for an agreement to provide consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000 on the date of grant.

On June 24, 2003, the Company issued 50,000,000 shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,155. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See
Note 2, Discontinued Operations for details on the acceleration of the issuance of these shares and the sale agreement of Ignition Entertainment Ltd.)

On June 24, 2003, the Company issued 5,180,000 shares of common stock to two unrelated parties to obtain financing for the Company. Financing costs included in interest expense for the six months ended June 30, 2003 totaled $129,500 representing the market value on the date of grant.

On June 24, 2003, the Company issued 500,000 shares of common stock that were released from escrow to an individual for services rendered from November 2002 to November 2003. The Board of Directors resolved that these shares are considered earned as of June 24, 2003. These shares were valued at $.025 per share, or an aggregate of $13,500 representing the market value on the date of grant.

In 2002, the Company issued 50,000,000 shares of common stock to various officers and directors of the Company in accordance with the stock purchase agreement with International Technology Marketing ("ITM"). All shares were held in safekeeping pending the completion of an escrow agreement. As of December 31, 2002, 30,000,000 shares were earned and were released from escrow. The Company has accelerated the issuance of the final 20,000,000 shares from escrow. These 20,000,000 shares were released from escrow as stock-based compensation on June 30, 2003 and were valued at $.027, or an aggregate of $540,000 on the date of sale.

NOTE 8            BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
-------------------------------------------------------------

Basic and diluted earnings (loss) per share for the three and six months ended June 30, 2003 and 2002 are computed as follows:


                                 For the Three Months          For the Six Months
                                    Ended June 30,               Ended June 30,
                                  2003          2002           2003          2002
                               -----------   ------------   ------------   ----------
BASIC:
CONTINUING OPERATIONS-
  Loss from continuing
   operations                $ (1,283,895) $ (1,286,067)  $ (1,845,275)  $ (2,044,367)
                               ===========   ============   ============   ==========

  Weighted average shares
   outstanding                 115,200,027   113,191,285    107,531,237    83,421,414
                               ===========   ============   ============   ==========
  Basic (loss) per share
   from continuing
   operations                      (0.01)         (0.01)         (0.02)       (0.02)
                               ===========   ============   ============   ==========


                                      F-44

                                 For the Three Months          For the Six Months
                                    Ended June 30,               Ended June 30,
                                  2003          2002           2003          2002
                               -----------   ------------   ------------   ----------

BASIC:
DISCONTINUED OPERATIONS-
  Loss from discontinued
   operations                $      -      $   (211,959)  $   (733,123)  $ (211,959)
  Gain on sale of
   discontinued operations     2,396,009           -         2,396,009         -
                               -----------   ------------   ------------   ----------
                               2,396,009       (211,959)     1,662,886     (211,959)
                               ===========   ============   ============   ==========

  Weighted average shares
   outstanding                 115,200,027   113,191,285    107,531,237    83,421,414
                               ===========   ============   ============   ==========

  Basic gain (loss) per
   share from discontinued
   operations                       0.02          (0.00)          0.02        (0.00)
                               ===========   ============   ============   ==========

DILUTED COMPUTATION:
CONTINUING OPERATIONS-
  Loss from continuing
   operations                $ (1,283,895) $ (1,286,067)  $ (1,845,275)  $ (2,044,367)
                               -----------   ------------   ------------   ----------

DISCONTINUED OPERATIONS-
  Loss from discontinued
   operations                $      -      $   (211,959)  $   (733,123)  $ (211,959)
  Gain on sale of
   discontinued operations   $ 2,396,009           -         2,396,009         -
                               -----------   ------------   ------------   ----------
                               2,396,009       (211,959)     1,662,886     (211,959)
                               -----------   ------------   ------------   ----------

  Adjusted net income
   (loss) for earnings per
   share                     $ 1,112,114   $ (1,498,026)  $   (182,389)  $ (2,256,326)
                               ===========   ============   ============   ==========

  Weighted average shares
   outstanding                 115,200,027   113,191,285    107,531,237    83,421,414
  Plus:
  Conversion of Cornell
   notes payable as of the
   beginning of each quarter   18,478,260          -         6,863,182         -
                               -----------   ------------   ------------   ----------

  Diluted weighted average
   common shares               133,678,287   113,191,285    114,394,419    83,421,414
                               ===========   ============   ============   ==========

DILUTIVE PER SHARE AMOUNTS:
  Loss from continuing
   operations                $     (0.01)  $      (0.01)  $      (0.02)  $    (0.02)
                               ===========   ============   ============   ==========
  Gain (loss) per share
   from discontinued
   operations                $      0.02   $      (0.00)  $       0.01   $    (0.00)
                               ===========   ============   ============   ==========
  Net gain (loss) per share  $      0.01   $      (0.01)  $      (0.00)  $    (0.03)
                               ===========   ============   ============   ==========


NOTE 9            EMPLOYEE STOCK OPTIONS
----------------------------------------

Effective  January 1, 2003, the Company  adopted the disclosure  requirements of
SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide transition methods for a voluntary change to measuring compensation cost in connection with employee options using a fair value based method. The Statement also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures about the method of accounting for compensation cost associated with employee options, as well as the effect of the method used on reported results. The Company adopted the disclosure requirements of SFAS No. 148 and has not changed its method for measuring the compensation cost of share options.

The Company continues to use the intrinsic value based method and does not recognize compensation expense for the issuance of employee options with an exercise price equal to or greater than the market price at the time of grant. The Company has not granted any options to employees during the six months ended June 30, 2003 and 2002. As a result, the adoption of SFAS No. 148 had no impact on the Company's results of operations or financial position and no pro forma information will be disclosed for the three and six months ended June 30, 2003 and 2002.

NOTE 10           TREASURY STOCK
--------------------------------

Treasury stock is shown at cost and consists of 11,000,000 shares of common stock held in trust with an independent third party as of June 30, 2003. The value of the 11,000,000 shares received in connection with the sale of Ignition Entertainment, Ltd. was $770,000, representing the closing market value on the effective date of the sale.

NOTE 11           AGREEMENTS
----------------------------

(A) INVESTMENT BANKER EQUITY LINE OF CREDIT AGREEMENT
-----------------------------------------------------

In April 2002, the Company entered into an Equity Line of Credit Agreement with the Investment Banker. Under this agreement, the Company may issue and sell to the Investment Banker common stock for a total purchase price of up to $10 million. Subject to certain conditions, the Company will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate monthly maximum advance amount of $425,000 in any thirty-day period. In no event shall the number of shares issuable to the Investment Banker, which causes them to own in excess of 9.9% of the then outstanding shares of the Company's common stock. The Company paid the Investment Banker a one-time fee equal to $330,000, payable in 3,032,000 shares of common stock. The Investment Banker is entitled to retain 3.0% of each advance. In addition, the Company entered into a placement agent agreement with a placement agent firm, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.20 per share, or an aggregate of $20,000, on the date of issuance. The Company agreed to pay an unrelated consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

The termination date of this agreement is the earliest of: (1) the Investment Banker makes payment of Advances of $10,000,000, (2) any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days or (3) the Company shall at any time fail materially to comply with the requirements of the agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investment Banker or (4) the date occurring twenty-four (24) months after the Effective Date. Pursuant to the terms of the Equity Line of Credit Agreement, the Company was required to file with the SEC a registration statement covering the shares to be acquired by the Investment Banker. The 24-month term commences the effective date of the registration statement. During February 2003, the Company completed its registration statement in connection with the Equity Line of Credit Agreement.

To induce the Investment Banker to execute and deliver the Equity Line of Credit Agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws. During the commitment period, the Company shall not, without the prior written consent of the Investment Banker, issue or sell (i) any Common Stock without consideration or for a consideration per share less than the Bid price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance, provided, however, that the Investment Banker is given ten (10) days prior written notice and nothing in this section shall prohibit the issuance of shares of Common Stock pursuant to existing contracts or commitments, upon exercise of currently outstanding options or convertible securities, or in connection with any acquisition.

On each advance date in the Company shall pay to the Investment Banker, directly from the gross proceeds held in escrow, an amount equal to three percent (3%) of the amount of each advance as a commitment fee. The Company has paid the Investment Banker a one-time commitment fee in the amount of 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock of which a warrant to purchase 15,000 shares has an exercise price of $0.50 per share and a warrant to purchase 250,000 shares has an exercise price of $0.099 per share. These warrants vest immediately upon issuance. The value of the one-time commitment fee related to the issuance of common stock totaled approximately $350,000, which was computed based upon the market prices of the Company's common stock on the applicable issuance dates. The warrants issued in connection with the Equity Line of Credit Agreement for commitment fees were valued on the date of grant using the Black-Scholes option-pricing model, which computed a value of $6,107. The Company estimates the fair value of the warrants at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for this grant; no dividend yield for all years; expected volatility of 24.3%; risk-free interest rate of 4.74% and an expected life of five years. The commitment fees will be expensed ratably over the life of the Equity Line of Credit agreement and are included in stockholders' deficiency in the accompanying consolidated balance sheet as of June 30, 2003 and December 31, 2002. The Company has recognized commitment fees of approximately $87,500 and $133,795, which has been included in general and administrative expenses on the condensed consolidated statement of operations for the six months and year ended June 30, 2003 and December 31, 2002, respectively.

(B) DEVELOPMENT AND DISTRIBUTION AGREEMENT
------------------------------------------

On February 10, 2003, the Company signed a development and distribution agreement with a distribution company for distribution of the Company's games and other applications for mobile phones and other handheld devices to the distribution company's mobile operator channels on a worldwide basis. Under the terms of the agreement, which sets forth an initial publication schedule consisting of 14 products. The Company may also sublicense and provide games and applications created by other developers to the distribution company for distribution to their mobile operators. Under the terms of the agreement, the Company will receive royalty payments as the developer for each sale of the Company's games and other applications.

(C) HOSPITAL SERVICE AGREEMENT
------------------------------

On March 11, 2003, the Company has entered into a one-year data integration agreement with a large hospital (the "Customer") in the Toronto area. The Company will make an interfacing resource available to the Customer for a fixed number of days per week to provide general interfacing services as requested by the Customer. This agreement will automatically be renewed for one-year terms unless terminated by either party in accordance with the terms set forth in this agreement.

(D) LETTER OF INTENT
--------------------

On June 24, 2003, the Company entered into a Letter of Intent to acquire a minimum of 5% of the issued share capital of an unrelated company for the equivalent of $300,000 Canadian dollars ("CAD"). As part of the terms and conditions of this proposed purchase, the Company will issue 10,000,000 shares of unregistered common stock in the name of the potential acquiree. The Company will seek to register the 10,000,000 shares at its next available registration opportunity. Per the terms of the Letter of Intent, the shares will be sold in the open market to generate the funds (CAD $300,000) needed to acquire a 5% equity interest. If the sales of these shares does not satisfy the amount of funds required, the Company will pay from other sources, if available. If the sales of the shares exceed the minimum required amount, the Company may increase its interest in the acquiree or have any remaining unsold shares returned for cancellation or rescission. As of August 2003, the Company has not finalized this transaction.

NOTE 12           SUBSEQUENT EVENTS
-----------------------------------

On July 10, 2003, the Company entered into a Letter of Intent to acquire the source code for a software product known as XML/Connector for the health care vertical from an unrelated company which is a Colorado and Toronto based software development company. As part of the terms and conditions, the Company will pay (CAD) $120,000 in cash in the form of a note payable. On August 1, 2003, the Company issued 500,000 shares of common stock to the acquiree. These shares were valued at $.033 per share representing the closing market value on the date of grant.

In late July 2003, the Company and an unrelated U.S. based healthcare software distribution and integration company reached agreement to sell to the Company the personnel and assets of the data management services division of the U.S. company for an undisclosed amount of cash and shares. As of August 2003, this transaction has not been finalized.

On July 31, 2003, the company announced that its wholly owned subsidiary ActiveCore Technologies Limited had received the first installment of $500,000 of a planned $2,000,000 term loan offering. Under the terms of the agreement, the first installment will accrue a 12% interest rate per annum and is repayable over a five-year term with no payments required in the first 12 months - the payments will be amortized over the remaining 48 months of the term loan. The loan is convertible into common stock of the Company at the rate of 4.5 shares for every 1 dollar of the loan balance due, excluding interest, remaining at the time of conversion. As additional consideration for the loan advance by the lender, the Company issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes pricing model. The Company estimates the fair value of the warrant at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for this grant; no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

On August 5, 2003, the Company announced that it had acquired the rights to build a cell phone game based on the "Zorro" character and trademark from Zorro Productions Inc. of California. A license agreement was entered into whereby the Company shall pay no royalties on the first $50,000 of net sales and subsequently the Company and the licensor shall share equally a royalty of 50% on net sales. There shall be no minimum royalty. The Company also entered into an agreement with an unrelated company to source additional "name brand" properties for cell phone game production and issued this unrelated company

2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $.033 per share, representing the closing market value on the date of grant.

In July 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 150,000 shares of common stock to this consultant. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

On July 14, 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

In July 2003, the Company entered into employment agreements with two contractors related to cell phone game development and health care services. On August 1, 2003, each contractor was issued 500,000 shares of common stock as compensation in addition to ongoing salary costs. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

In July 2003, the Company issued 1,562,700 unregistered shares of common stock to an officer of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued expenses. These shares were valued at $.033 per share, representing the closing market value on the date of grant.

On August 6, 2003, the Company announced that it had signed a letter of intent to invest in E-communities UK Limited, a manager of 124 city portals in the UK. The Company also announced that it intends to purchase a 15% interest by September 30, 2003, subject to due diligence and Board approval. The purchase price is expected to be equal to 225,000 pounds sterling payable by issuance of the Company's common stock. As of August 2003, the Company has not finalized this agreement.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT IVP TECHNOLOGIES CORPORATION EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an            ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                            PROSPECTUS

  [ ] except the common stock offered by          ---------------------
      this prospectus;

  [ ] in any jurisdiction in which the
      offer or solicitation is not          131,886,552 SHARES OF COMMON STOCK
      authorized;

  [ ] in any jurisdiction where the
      dealer or other salesperson is not       IVP TECHNOLOGIES CORPORATION
      qualified to make the offer or
      solicitation;

  [ ] to any person to whom it is
      unlawful to make the offer or
      solicitation; or
                                                   ______________, 2003
  [ ] to any person who is not a United
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this prospectus or any
accompanying sale does not imply that:

  [ ] there have been no changes in the
      affairs of IVP Technologies
      Corporation after the date of this
      prospectus; or

  [ ] the information contained in this
      prospectus is correct after the
      date of this prospectus.

         -----------------------

Until _________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of ActiveCore Technologies to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of IVP Technologies. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technologies pursuant to the foregoing, or otherwise, IVP Technologies has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. IVP Technologies will pay all expenses in connection with this offering.

             Securities and Exchange Commission             $      331
             Registration Fee
             Printing and Engraving Expenses                $    2,500
             Accounting Fees and Expenses                   $   15,000
             Legal Fees and Expenses                        $   15,000
             Miscellaneous                                  $   17,169

             TOTAL                                          $   50,000

RECENT SALES OF UNREGISTERED SECURITIES

      On October 14, 2003 the Company issued 3,000,000 shares to Danson Partners LLC in respect of sums owing to Wayne Danson for consulting fees during the period March 1, 2002 to February 28 2003. The shares have valued as at the date of issue.

      On September 30, 2003 the Company issued 10,200,000 shares with respect to an investment transaction financing that has not yet closed. If the financing does not close, the shares will be rescinded.

      On  September  30,  2003  the  Company  entered  into a  contract  with an independent advisor to consult with the company with regard to finance activities and general corporate development. The Company issued 1,000,000 shares. The shares were valued at $.029 cents per share, representing the closing bid price on the date o f the board resolution.

      On September 30, 2003 the Company issued shares with respect to the creation of a subsidiary in the United Kingdom. A total of 9,000,000 shares were issued and valued a $.029 per share, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 the Company issued 6,472,492 shares in connection with the acquisition of the data integration assets of SCI Healthcare Group. The shares were valued at $.0309, representing the closing price on September 18th, being the contracted determination date.

      On September 30, 2003 the Company issued 300,000 shares to complete the purchase of the XML Connector source code from Karora Technologies Inc. The shares were valued as $.028, representing the closing bid price on the date of the board resolution.

      On September 30, 2003 the Company issued 150,000 shares as bonuses to employees for successful completion of certain Technologies. The shares were valued at $.028, representing the closing bid price on the date of the board resolution.

      On August 5, 2003, the Company announced that it had acquired the rights to build a cell phone game based on the "Zorro" character and trademark from Zorro Productions Inc. of California. A license agreement was entered into whereby the Company shall pay no royalties on the first $50,000 of net sales and subsequently the Company and the licensor shall share equally a royalty of 50% on net sales. There shall be no minimum royalty. The Company also entered into an agreement with an unrelated company to source additional "name brand" properties for cell phone game production and issued this unrelated company 2,000,000 shares of common stock as a consulting fee. These shares were issued on August 1, 2003 and were valued at $0.025 per share, representing the closing bid price on the date of the board resolution.

      On July 31, 2003, the Company announced that its wholly owned subsidiary ActiveCore Technologies Limited had received the first installment of $500,000 of a planned $2,000,000 term loan offering. Under the terms of the agreement, the first installment will accrue a 12% interest rate per annum and is repayable over a five-year term with no payments required in the first 12 months - the payments will be amortized over the remaining 48 months of the term loan. The loan is convertible into common stock of the Company at the rate of 4.5 shares for every 1 dollar of the loan balance due, excluding interest, remaining at the time of conversion. As additional consideration for the loan advance by the lender, the Company issued 500,000 warrants on July 30, 2003 to the lender for the purchase of 500,000 shares of common stock at a purchase price of $0.0312 per share. The fair value assigned to the warrant amounted to $0 and was determined using the Black-Scholes option pricing model using the following assumptions: no dividend yield for all years; expected volatility of 9.3%; risk-free interest rate of 1.12%, and an expected life of 1 year. The warrants expire July 31, 2004.

      On July 14, 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 4,000,000 shares of common stock to this consultant as compensation for services to be rendered. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      On July 10, 2003, the Company entered into a Letter of Intent to acquire the source code for a software product known as XML/Connector for the health care vertical from an unrelated company which is a Colorado and Toronto based software development company. As part of the terms and conditions, the Company will pay (CAD) $120,000 in cash in the form of a note payable. On August 1, 2003, the Company issued 500,000 shares of common stock to the acquiree. These shares were valued at $0.025 per share representing the closing bid price on the date of the board resolution.

      In July 2003, the Company entered into a consulting agreement with an unrelated individual to provide services through June 2004. On August 1, 2003, the Company issued 150,000 shares of common stock to this consultant. These shares were valued at $.025 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, the Company entered into employment agreements with two contractors related to cell phone game development and health care services. On August 1, 2003, each contractor was issued 500,000 shares of common stock as compensation in addition to ongoing salary costs. These shares were valued at $.033 per share, representing the closing bid price on the date of the board resolution.

      In July 2003, the Company issued 1,562,700 restricted shares of common stock to an officer of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued expenses. These shares were valued at $0.025 per share, representing the closing bid price on the date of the board resolution.

      During the six month period ended June 30, 2003, the Company issued 8,932,783 shares of common stock to Cornell Capital Partners for cash of $400,000 in connection with the Equity Line of Credit.

      On June 24, 2003, the Company issued 17,804,976 shares of common stock to the Chairman and CEO of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 17,804,976 shares of common stock to a the President and director of the Company in lieu of cash in order to satisfy shareholder loans, expenses paid on behalf of the Company and accrued salaries included in the amounts due to related parties on the accompanying condensed consolidated balance sheets. These shares were valued at $.025 per share, or an aggregate of $445,124 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 1,250,000 shares of common stock to four employees of the Company for payment of accrued compensation and bonuses. These shares were valued at $.025 per share, or an aggregate of $31,250 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 3,000,000 shares of common stock to certain directors of the Company for director services for the period from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $75,000 representing the market value on the date of grant. As of June 30,
2003,  the  Company  has  deferred  $75,000  included  in  total   stockholders'
deficiency  as  deferred  compensation  and  licensing  fee.

      On June 24, 2003, the Company issued 300,000 shares of common stock to an unrelated consultant having a value of $7,500 for consulting services. These shares were valued based upon the market value on the date of grant.

      On June 24, 2003, the Company issued 2,000,000 shares of common stock to an unrelated party in connection with an agreement to provide investor relations services. These shares were valued at $.025 per share, or an aggregate of $50,000 representing the market value on the date of grant. As of June 30, 2003, the Company has deferred approximately $33,000 included in deferred consulting expense.

      On June 24, 2003, the Company issued 5,000,000 shares of common stock to an unrelated consultant as consideration for an agreement to provide consulting services from June 2003 to June 2004. These shares were valued at $.025 per share, or an aggregate of $125,000 on the date of grant.

      On June 24, 2003, the Company issued 50,000,000 shares of common stock to the former shareholders of Ignition Entertainment, Ltd. in accordance with the original May 28, 2002 purchase agreement. The acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock convertible into 35,000,000 shares of common stock; collectively valued at $0.23898 per share for a total purchase price of $11,949,155. The issuance of these 50,000,000 shares of common stock relieved $11,949,155 in preferred and common stock to be issued as of April 1, 2003. (See discussion under divestiture of Ignition Entertainment Limited).

      On June 24, 2003, the Company issued 5,180,000 shares of common stock to two unrelated parties to obtain financing for the Company. Financing costs included in interest expense for the six months ended June 30, 2003 totaled $129,500 representing the market value on the date of grant.

      On June 24, 2003, the Company issued 500,000 shares of common stock that were released from escrow to an individual for services rendered from November 2002 to November 2003. The Board of Directors resolved that these shares are considered earned as of June 24, 2003. These shares were valued at $.025 per share, or an aggregate of $13,500 representing the market value on the date of grant.

      On February 18, 2003, the Company issued 168,889 shares of common stock to the Investment Banker for payment of penalties for not completing the SB-2 filing by the due date of July 2, 2002 per the terms of the Equity Line of Credit Agreement. These shares were valued at $0.13 per share or an aggregate of $21,956, representing the closing market value on the date of grant.

      On February 18, 2003, the Company issued 114,408 share of common stock to a consultant for payment of $15,000 of consulting services accrued at December 31, 2002 as common stock to be issued. These shares were valued at $0.13 per share representing the closing market value on the date of grant.

      On December 31, 2002, the former shareholders of ITM earned 10,000,000 contingent shares having a value of $1,700,000. These shares were released out of escrow.

      On December 31, 2002, J. Stephen Smith, our independent director, earned 500,000 shares having a value of 85,000. These shares were released out of escrow.

      On September 30, 2002, the former shareholders of ITM earned 20,000,000 contingent shares having a value of $3,800,000. These shares were released out of escrow.

      On July 1, 2002, ActiveCore Technologies acquired all the outstanding shares of Springboard Technologies Solutions, Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. The shares were valued at $260 corresponding to the date that the Company's Board of Directors approved the transaction.

      On June 28, 2002, ActiveCore Technologies issued 2,410,916 shares of common stock to an unrelated investor pursuant to the terms of our March 17, 2000 debt conversion agreement.

      On June 28, 2002, ActiveCore issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On May 28, 2002 ActiveCore acquired Ignition Entertainment Limited, a company incorporated in the United Kingdom. ActiveCore was to issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to the principals of Ignition over a period of two years from the date of acquisition. Additionally, the management team of Ignition Entertainment Limited could earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals were met at specific time periods. The shares were held in escrow to be disbursed according to the terms of the agreement.

      As a consequence of Ignition not achieving its performance goals in the ensuing 10 months of operation, ActiveCore negotiated the sale of the company, and, effective April 1, 2003, the Company sold 100% of the issued shares and all assets and liabilities of Ignition Entertainment, Ltd. for the return of 11,000,000 shares of the Company's common stock. The transaction resulted in a gain of $2,396,009, which has been included in the condensed consolidated statements of operations for the three and six months ended June 30, 2003, as a gain on sale of discontinued operations.

      Upon execution of the sale agreement in June 2003, the Company issued 50,000,000 shares of its common stock to the former shareholders of Ignition Entertainment Ltd. in accordance with the original May 28, 2002 purchase agreement. Based upon the terms of the sale agreement, the Company converted all of the 3,500,000 shares of preferred stock to be issued, into 35,000,000 shares of common stock and accelerated the issuance of 15,000,000 shares of common stock to be issued. The issuance of the 50,000,000 shares of common stock in June 2003 relieved the Company's obligation as of April 1, 2003, to issue $11,949,156 in preferred and common stock under the original May 28, 2003 purchase agreement. The 50,000,000 shares were delivered, in trust, to an independent third party upon the execution of the sale agreement and will be distributed to the former owners. Immediately following the issuance of the 50,000,000 shares of the Company's common stock, the former shareholders will return 11,000,000 shares of common stock to the Company as proceeds for the sale of Ignition Entertainment Ltd. The 11,000,000 shares were valued at $770,000 based upon the fair market value of the stock on April 1, 2003, the effective date of the sale agreement.

      In May 2002, ActiveCore entered into an agreement with a consultant for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, ActiveCore Technologies issued 5,000,000 shares of common stock to Ms. Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $.05 per share, or an aggregate of $250,000, on the date of issuance.

      On May 1, 2002, ActiveCore agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to a factoring company. ActiveCore Technologies issued these shares on or about August 6, 2002.

      In April 2002, ActiveCore entered into an Equity Line of Credit Agreement with Cornell Capital Partners. In addition, ActiveCore Technologies entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, ActiveCore Technologies paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. ActiveCore Technologies agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the Company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

      In April 2002, ActiveCore raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures were redeemed in February 2003.

      On April 26, 2002, ActiveCore issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

      On or about March 25, 2002, ActiveCore issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technologies Marketing. Subsequently, Ms. Bullock left employment with ActiveCore Technologies and has accepted a partial payment of 800,000 shares and the remainder of her performance based shares will be reallocated to the remaining members of International Technologies Marketing.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of ActiveCore. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 2,375,600 shares of common stock valued at $.05 per share to a consultant for the conversion of $118,780 of debts owed by the corporation for services performed in 2001.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to an unrelated investor as conversion of a fee of $50,000 earned for introducing ActiveCore Technologies to International Technologies Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 50,000 shares of common stock to one of its external legal counsel for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. Sidrow's resignation from the board of directors.

      On or about March 25, 2002, ActiveCore issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. In June 2002, these shares were rescinded as a result of Mr. King's resignation from the board of directors.

      On February 16, 2002, ActiveCore completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, ActiveCore Technologies received written notice from the lender, DcD Limited that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

      On or about August 17, 2001, ActiveCore issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

      On or about July 30, 2001, ActiveCore rescinded the issuance of 870,000 shares of common stock previously issued to consultants for services not performed.

      On or about April 26, 2001, ActiveCore issued 1,200,000 shares of common stock to a consultant for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

      On or about April 26, 2001, ActiveCore issued 1,000,000 shares of common stock to an individual for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

      In March 2000, ActiveCore, through an agreement with TPG Capital Corporation, which was operated by James Cassidy, a lawyer in Washington D.C., acquired Erebus Corporation for $200,000 in cash and 350,000 shares of ActiveCore valued at $500,000, the market value of ActiveCore's stock at the time of acquisition. This consideration was paid as a fee to TPG Capital, the sole shareholder of Erebus Corporation. The Erebus transaction was undertaken between Erebus, a non-active reporting entity, and ActiveCore Technologies, in order for ActiveCore could become a reporting issuer with the SEC and thereby maintain its status as a listed company on the OTCBB. From an accounting standpoint the Erebus transaction was treated as a recapitalization (stock for stock transaction and no goodwill was recorded).

      TPG Capital was the sole shareholder of Erebus Inc., an inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date") the 350,000 common shares issued by ActiveCore Technologies to the former stockholder shall be increased or decreased based upon the average closing price of ActiveCore's stock 30 days prior to the reset date, so the value of the 350,000 shares was equal $500,000. The average closing price of the stock was $0.1487 per share. Based on the consulting agreement ActiveCore was obligated to issue an additional 3,028,378 common shares to the consultant as an additional fee. ActiveCore does not believe that it will be legally obligated to issue the shares based on the reset date as the SEC had previously reached a settlement agreement with Mr. Cassidy and TPG Capital with regard certain practices related to vending reporting shells to non-reporting entities in order for the later to retain listing status on the OTC BB. See SEC Litigation release no. 17023/June 4, 2001.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ActiveCore so as to make an informed investment decision. More specifically, ActiveCore had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ActiveCore's securities.

EXHIBITS

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------  -----------                            --------

2.1      Agreement and Plan of Reorganization   Incorporated by reference to
         dated March 21, 2000 between IVP       Exhibit 4.1 to IVP Technology's
         Technologies Corporation and Erebus    Form 8-K12G3 filed on April 19,
         Corporation                            2000

3.1      Certificate of Amendment of Articles   Incorporated by reference to
         of Incorporation                       Exhibit 3.1 to IVP Technology's
                                                Form 10-KSB filed on April 15,
                                                2002

3.2      Certificate of Amendment of Articles   Provided herewith
         of Incorporation

3.3      Bylaws                                 Incorporated by reference to
                                                Exhibit 3.2 to Amendment No. 2
                                                to the Form SB-2 filed on
                                                November 14, 2002

4.4      Description of Securities              Incorporated by reference to
                                                Exhibit 4.4 to IVP Technology's
                                                Form S-8 filed on July 23, 2001

5.1      Opinion of Kirkpatrick & Lockhart LLP  Provided herewith
         re:  Legality

10.4     Second Amending Agreement to Software  Incorporated by reference to
         Distribution Agreement dated as of     Exhibit 10.4 to IVP
         May 31, 2000 between the Registrant    Technology's Form 10-QSB filed
         and Orchestral Corporation             on September 24, 2000

10.5     Service Bureau Arrangement Agreement   Incorporated by reference to
         dated September 28, 2000 between the   Exhibit 10.5 to IVP
         Registrant and E-RESPONSES.COM         Technology's Form 10-QSB filed
                                                on November 14, 2000

10.6     Stock Purchase Agreement dated         Incorporated by reference to
         September 17, 2001 among the           Exhibit 10.6 to IVP
         Registrant, International              Technology's Form 10-KSB filed
         Technologies Marketing, Inc., Brian    on April 15, 2002
         MacDonald, Peter Hamilton, Kevin
         Birch, Sherry Bullock, and Geno
         Villella

10.7     Agreement dated May 15, 2000 between   Incorporated by reference to
         the Registrant and Rainbow             Exhibit 10.7 to IVP
         Investments International Limited      Technology's Form 10-KSB filed
                                                on April 15, 2002

10.8     Employment Agreement dated August 30,  Incorporated by reference to
         2001 between International             Exhibit 10.8 to IVP
         Technologies Marketing, Inc. and       Technology's Form 10-KSB filed
         Brian J. MacDonald                     on April 15, 2002

10.9     Agreement dated February 12, 2002      Incorporated by reference to
         between the Registrant and SmartFocus  Exhibit 10.9 to IVP
         Limited                                Technology's Form 10-KSB filed
                                                on April 15, 2002

10.10    Warrant Agreement dated May 15, 2000   Incorporated by reference to
         between the Registrant and Rainbow     Exhibit 10.10 to IVP
         Investments International Limited      Technology's Form 10-KSB filed
                                                on April 15, 2002

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------  -----------                            --------

10.11    Convertible Promissory Note dated May  Incorporated by reference to
         2000 between the Registrant and        Exhibit 10.11 to IVP
         Rainbow Investments International      Technology's Form 10-KSB filed
         Limited                                on April 15, 2002

10.12    Software Distribution Agreement dated  Incorporated by reference to
         December 28, 2001 between the          Exhibit 10.12 to IVP
         Registrant and TIG Acquisition         Technology's Form 10-KSB filed
         Corporation                            on April 15, 2002

10.13    Loan Agreement dated January 16, 2002  Incorporated by reference to
         between the Registrant and DcD         Exhibit 10.13 to IVP
         Holdings Limited                       Technology's Form 10-KSB filed
                                                on April 15, 2002

10.14    Agreement for the Provision of         Incorporated by reference to
         Marketing Services dated May 3, 2002   Exhibit 10.1 to IVP
         between the Registrant and Vanessa     Technology's Form S-8 filed
         Land                                   with the SEC on May 3, 2002

10.15    Employment Agreement dated August 30,  Incorporated by reference to
         2001 between International             Exhibit 10.16 to IVP
         Technologies Marketing, Inc. and Geno  Technology's Form 10-KSB filed
         Villella                               on April 15, 2002

10.16    Employment Agreement dated August 30,  Incorporated by reference to
         2001 between International             Exhibit 10.17 to IVP
         Technologies Marketing, Inc. and       Technology's Form 10-KSB filed
         Kevin Birch                            on April 15, 2002

10.17    Employment Agreement dated August 30,  Incorporated by reference to
         2001 between International             Exhibit 10.18 to IVP
         Technologies Marketing, Inc. and       Technology's Form 10-KSB filed
         Peter J. Hamilton                      on April 15, 2002

10.18    Employment Agreement dated August 30,  Incorporated by reference to
         2001 between International             Exhibit 10.19 to IVP
         Technologies Marketing, Inc. and       Technology's Form 10-KSB filed
         Sherry Bullock                         on April 15, 2002

10.19    Loan and Security Agreement dated      Incorporated by reference to
         July 30, 2001 among the Registrant,    Exhibit 10.20 to IVP
         Clarino Investments International      Technology's Form 10-KSB filed
         Ltd., and Berra Holdings Ltd.          on April 15, 2002

10.20    Consulting and Advisory Extension      Incorporated by reference to
         Agreement dated February 14, 2001      the Exhibit to IVP Technology's
         between the Registrant and Barry       Form 10-QSB filed on May 21,
         Gross D/B/A Gross Capital Associates   2001

10.21    Letter Agreement dated June 28, 2001,  Incorporated by reference to
         between the Registrant and Andris      Exhibit 4.1 to IVP Technology's
         Gravitis                               Form S-8 filed on July 23, 2001

10.22    Letter Agreement dated June 28, 2001,  Incorporated by reference to
         between the Registrant and Thomas      Exhibit 4.2 to IVP Technology's
         Chown.                                 Form S-8 filed on July 23, 2001

10.23    Letter Agreement dated May 30, 2001,   Incorporated by reference to
         between the Registrant and Ruffa &     Exhibit 4.3 to IVP Technology's
         Ruffa, P.C. for Modification of        Form S-8 filed on July 23, 2001
         Retainer Agreement

10.26    Consulting Agreement dated September   Incorporated by reference to
         1, 2000 between the Registrant and     Exhibit 13.1 to IVP
         Barry Gross d/b/a Gross Capital        Technology's Form 10-KSB filed
         Associates                             on July 5, 2001

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------  -----------                            --------

10.27    Consulting and Advisory Agreement      Incorporated by reference to
         dated September 25, 2000 between the   Exhibit 13.2 to IVP
         Registrant and Koplan Consulting       Technology's Form 10-KSB filed
         Corporation                            on July 5, 2001

10.28    Warrant Agreement dated April 3, 2002  Incorporated by reference to
         between the Registrant and Cornell     Exhibit 10.27 to IVP
         Capital Partners LP                    Technology's Form 10-KSB filed
                                                on April 15, 2002

10.29    Equity Line of Credit Agreement dated  Incorporated by reference to
         April 3, 2002 between the Registrant   Exhibit 10.28 to IVP
         and Cornell Capital Partners LP        Technology's Form 10-KSB filed
                                                on April 15, 2002

10.30    Registration Rights Agreement dated    Incorporated by reference to
         April 3, 2002 between the Registrant   Exhibit 10.29 to IVP
         and Cornell Capital Partners, LP       Technology's Form 10-KSB filed
                                                on April 15, 2002

10.31    Escrow Agreement dated April 3, 2002   Incorporated by reference to
         among the Registrant, Cornell Capital  Exhibit 10.30 to IVP
         Partners, LP, Butler Gonzalez, and     Technology's Form 10-KSB filed
         First Union National Bank              on April 15, 2002

10.32    Securities Purchase Agreement dated    Incorporated by reference to
         April 3, 2002 among the Registrant     Exhibit 10.31 to IVP
         and the Buyers                         Technology's Form 10-KSB filed
                                                on April 15, 2002

10.33    Escrow Agreement dated April 3, 2002   Incorporated by reference to
         among the Registrant, the Buyers, and  Exhibit 10.32 to IVP
         First Union National Bank              Technology's Form 10-KSB filed
                                                on April 15, 2002

10.34    Debenture Agreement Dated April 3,     Incorporated by reference to
         2002 between the Registrant and        Exhibit 10.33 to IVP
         Cornell Capital Partners LP            Technology's Form 10-KSB filed
                                                on April 15, 2002

10.35    Investor Registration Rights           Incorporated by reference to
         Agreement dated April 3, 2002 between  Exhibit 10.34 to IVP
         the Registrant and the Investors       Technology's Form 10-KSB filed
                                                on April 15, 2002

10.36    Placement Agent Agreement dated April  Incorporated by reference to
         3, 2002 among the Registrant,          Exhibit 10.35 to IVP
         Westrock Advisors, Inc. and Cornell    Technology's Form 10-KSB filed
         Capital Partners LP                    on April 15, 2002

10.37    Letter Agreement dated February 20,    Incorporated by reference to
         2002 between the Registrant and        Exhibit 10.36 to IVP
         Buford Industries Inc.                 Technology's Form 10-KSB filed
                                                on April 15, 2002

10.38    Letter Confirmation Agreement dated    Incorporated by reference to
         July 21, 2001 between the Registrant   Exhibit 10.37 to IVP
         and Buford Industries Inc.             Technology's Form 10-KSB filed
                                                on April 15, 2002

10.39    Consulting Agreement dated March 1,    Incorporated by reference to
         2002 between the Registrant and        Exhibit 10.38 to IVP
         Danson Partners LLC                    Technology's Form 10-KSB filed
                                                on April 15, 2002

10.40    Term Sheet between the Registrant and  Incorporated by reference to
         Cornell Capital Partners, LP           Exhibit 10.39 to IVP
         Increasing the Commitment under the    Technology's Form SB-2 filed on
         Equity Line of Credit to $10 million   May 15, 2002

EXHIBIT
NO.      DESCRIPTION                            LOCATION
-------  -----------                            --------

10.41    Escrow Agreement dated as of May 15,   Incorporated by reference to
         2002 among the Registrant, Brian       Exhibit 10.41 to IVP
         MacDonald, Peter Hamilton, Kevin       Technology's Form SB-2 filed on
         Birch, Sherry Bullock, and Gino        May 15, 2002
         Villella

10.42    Termination letter dated June 13,      Incorporated by reference to
         2002 between the Registrant and        Exhibit 10.42 to IVP
         Orchestral Corporation                 Technology's Form 10-QSB filed
                                                on August 19, 2002

10.43    Amendment to Equity Line of Credit     Incorporated by reference to
         Agreement dated May 2002 between IVP   Exhibit 10.45 to Amendment No.
         Technologies and Cornell Capital       2 to the Form SB-2 filed on
         Partners.                              November 14, 2002

10.44    Letter of Credit Facility dated as of  Incorporated by reference to
         April 10, 2002 between Revelate        Exhibit 10.46 to Amendment No.
         Limited and Ignition Entertainment     2 to the Form SB-2 filed on
         Limited                                November 14, 2002

10.45    Debenture dated as of June 14, 2002    Incorporated by reference to
         between Revelate Limited and Ignition  Exhibit 10.47 to Amendment No.
         Entertainment Limited                  2 to the Form SB-2 filed on
                                                November 14, 2002

10.46    Standard Conditions for Purchase of    Incorporated by reference to
         Debts dated May 23, 2002 between DcD   Exhibit 10.48 to Amendment No.
         Factors PLC and Ignition               2 to the Form SB-2 filed on
         Entertainment Limited                  November 14, 2002

10.47    All Assets Debenture dated as of May   Incorporated by reference to
         23, 2002 between DcD Factors PLC and   Exhibit 10.49 to Amendment No.
         Ignition Entertainment Limited         2 to the Form SB-2 filed on
                                                November 14, 2002

10.48    Memorandum of Agreement dated as of    Incorporated by reference to
         July 1, 2002 between Springboard       Exhibit 10.50 to Amendment No.
         Technologies Solutions Inc. and IVP    2 to the Form SB-2 filed on
         Technologies                           November 14, 2002

10.49    Heads of Agreement dated as of         Incorporated by reference to
         December 28, 2001 and amended on       Exhibit 10.51 to Amendment No.
         September 30, 2002 between TiG         2 to the Form SB-2 filed on
         Acquisition Corporation and IVP        November 14, 2002
         Technologies

10.50    Agreement dated as of March 17, 2000   Incorporated by reference to
         between IVP Technologies and TPG       Exhibit 10.59 to Amendment No.
         Capital Corporation                    3 to the Form SB-2 filed on
                                                January 9, 2003

10.51    Purchase Agreement dated as of         Provided herewith
         September 19, 2003 between
         ActiveCore, SCI Healthcare Group and
         shareholders of SCI Healthcare Group

23.1     Consent of Kirkpatrick & Lockhart LLP  Incorporated by reference to
                                                Exhibit 5.1 to this Form SB-2

23.2     Consent of Weinberg & Company, P.A.    Provided herewith

UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 28, 2003.

                                          IVP TECHNOLOGIES CORPORATION

                                          By:   /S/ BRIAN MACDONALD
                                          -------------------------
                                          Name:  Brian MacDonald
                                          Title: Chief Executive Officer
                                                 and Chairman of the Board of
                                                 Directors


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                                 DATE
---------                -----                                 ----


/S/ BRIAN MACDONALD
--------------------
Brian MacDonald          Chief Executive Officer (Principal    October 28, 2003
                         Accounting Officer), Chairman of
                         the Board of
                         Directors



/S/ GRAHAM LOWMAN
--------------------     Chief Financial Officer               October 28, 2003
Graham Lowman            (Principal Accounting Officer)



/S/ J. STEPHEN SMITH
--------------------
J. Stephen Smith         Director                              October 28, 2003



/S/ STEPHEN LEWIS        Director                              October 28, 2003
--------------------
Stephen Lewis


/S/ PETER HAMILTON       President
--------------------     Director                              October 28, 2003
Peter Hamilton